PROSPECTUS SUPPLEMENT
(To Prospectus dated November 5, 2007)

                                  $705,092,100
                                  (Approximate)

                                IndyMac MBS, Inc.
                                    Depositor

                           [LOGO] imb IndymacBank(TM)
                          Sponsor, Seller and Servicer

                    IndyMac INDA Mortgage Loan Trust 2007-AR8
                                 Issuing Entity

                Distributions are payable monthly on the 25th day
                   of each month, beginning December 26, 2007

                                   ----------

      The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

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                 Initial Class                               Initial Class
                  Certificate     Pass-Through                Certificate    Pass-Through
   Class          Balance (1)       Rate (2)       Class      Balance (1)      Rate (2)
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Class A-1        $518,092,000       Floating     Class A-R    $       100      Variable
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Class 1-A-2      $ 75,940,000       Variable     Class B-1    $14,660,000      Variable
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Class 2-A-2      $ 29,073,000       Variable     Class B-2    $ 8,223,000      Variable
-----------------------------------------------------------------------------------------
Class 3-A-2      $ 56,243,000       Variable     Class B-3    $ 2,861,000      Variable
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(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rates are calculated as described in this prospectus supplement under "Summary--Description of the Certificates."

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      Consider carefully the risk factors beginning on page S-19 in this prospectus supplement and on page 5 in the prospectus.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B., or any of their affiliates.

      This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
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      This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

      The assets of the issuing entity will consist primarily of a pool consisting of three loan groups of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties.

      Credit enhancement for the offered certificates will consist of subordination. The credit enhancement for each class of certificates varies. The credit enhancement for the certificates is described in more detail in the prospectus supplement.

      The Class A-1 Certificates also will have the benefit of an interest rate swap contract with Deutsche Bank AG New York Branch, as swap counterparty, as described in this prospectus supplement under "Description of the Certificates--The Swap Contract."

      The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

      Deutsche Bank Securities Inc. will offer the Class A-1 and Class A-R Certificates, to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these certificates are expected to be approximately 101.724% of the aggregate class certificate balance of these certificates plus accrued interest, before deducting expenses. The Class 1-A-2, Class 2-A-2, Class 3-A-2, Class B-1, Class B-2 and Class B-3 Certificates will not be purchased by Deutsche Bank Securities Inc. but will be transferred to the seller or one of its affiliates on the closing date. See "Method of Distribution" in this prospectus supplement. The offered certificates (other than the Class A-R Certificates) will be available for delivery to investors on or about November 29, 2007 in book-entry form through the facilities of The Depository Trust Company and, upon request, through Clearstream, Luxembourg or the Euroclear System.

                            Deutsche Bank Securities

                                November 29, 2007

                                Table of Contents

Prospectus Supplement                                                       Page
---------------------                                                       ----

Summary ................................................................     S-5
   Issuing Entity ......................................................     S-5
   Depositor ...........................................................     S-5
   Sponsor, Seller and Servicer ........................................     S-5
   Trustee and Supplemental Interest Trustee ...........................     S-5
   Swap Counterparty ...................................................     S-5
   Pooling and Servicing Agreement .....................................     S-5
   Cut-off Date ........................................................     S-5
   Closing Date ........................................................     S-5
   The Mortgage Loans ..................................................     S-5
   Description of the Certificates .....................................     S-8
   Designations ........................................................    S-10
   Record Date .........................................................    S-10
   Denominations .......................................................    S-10
   Registration of Certificates ........................................    S-10
   Distribution Dates ..................................................    S-10
   Interest Distributions ..............................................    S-10
   Allocation of Net Interest Shortfalls ...............................    S-11
   The Swap Contract ...................................................    S-11
   Amounts Available for Distributions on the Certificates .............    S-12
   Servicing Compensation ..............................................    S-13
   Priority of Distributions ...........................................    S-13
   Required Repurchases, Substitutions or Purchases of Mortgage Loans ..    S-14
   Credit Enhancement ..................................................    S-15
   Advances ............................................................    S-16
   Optional Termination ................................................    S-16
   Tax Status ..........................................................    S-16
   ERISA Considerations ................................................    S-16
   Legal Investment ....................................................    S-17
Risk Factors ...........................................................    S-19
The Mortgage Pool ......................................................    S-31
   General .............................................................    S-31
   Assignment of the Mortgage Loans ....................................    S-69
The Seller .............................................................    S-70
   Origination Process .................................................    S-70
   Underwriting Process ................................................    S-71
   Representations by Seller; Repurchases, etc .........................    S-73
Servicing of the Mortgage Loans ........................................    S-74
   The Servicer ........................................................    S-74
   Servicing Compensation and Payment of Expenses ......................    S-74
   Adjustment to Servicing Compensation in Connection
     with Certain Prepaid Mortgage Loans ...............................    S-75
   Advances ............................................................    S-75
   Certain Modifications and Refinancings ..............................    S-76
   Prepayment Charges ..................................................    S-76
   Default Management Services .........................................    S-77
The Sponsor ............................................................    S-77
Static Pool Data .......................................................    S-77
The Depositor ..........................................................    S-78
The Issuing Entity .....................................................    S-78
The Trustee ............................................................    S-78
The Swap Counterparty ..................................................    S-80
Description of the Certificates ........................................    S-81
   General .............................................................    S-81
   Component Class .....................................................    S-83
   Book-Entry Certificates .............................................    S-84
   Determination of LIBOR ..............................................    S-88
   Payments on Mortgage Loans; Accounts ................................    S-88
   The Supplemental Interest Trust .....................................    S-89
   Investments of Amounts Held in Accounts .............................    S-89
   Fees and Expenses ...................................................    S-90
   Distributions .......................................................    S-92
   Priority of Distributions Among Certificates ........................    S-92
   Interest ............................................................    S-93
   The Swap Contract ...................................................    S-96
   Principal ...........................................................    S-98
   Cross-Collateralization .............................................   S-102
   Allocation of Losses ................................................   S-104
   Structuring Assumptions .............................................   S-105
   Reports to Certificateholders .......................................   S-109
   Voting Rights .......................................................   S-109
   Termination of the Issuing Entity; Optional Termination .............   S-109
   Certain Matters Regarding the Servicer, the Depositor
     and the Seller ....................................................   S-110
   Restrictions on Transfer of the Class A-R Certificates ..............   S-110
   Restrictions on Investment, Suitability Requirements ................   S-111
Yield, Prepayment and Maturity Considerations ..........................   S-111
   General .............................................................   S-111
   Prepayment Considerations and Risks .................................   S-111
   Weighted Average Lives of the Certificates ..........................   S-113
   Decrement Tables ....................................................   S-114
   Final Scheduled Distribution Date ...................................   S-118
   The Subordinated Certificates .......................................   S-118
Credit Enhancement .....................................................   S-119
   Subordination .......................................................   S-119
Legal Proceedings ......................................................   S-119
Material Federal Income Tax Consequences ...............................   S-119
   Taxation of the Regular Certificates ................................   S-120
   Taxation of the Regular Interest Component
      of the Libor Certificates ........................................   S-120
   Status of the Regular Certificates ..................................   S-121
   The Basis Risk Contract Component ...................................   S-121
   Additional Tax Considerations .......................................   S-122
   Taxation of the Residual Certificates ...............................   S-122
ERISA Considerations ...................................................   S-122
Method of Distribution .................................................   S-125
Use of Proceeds ........................................................   S-126
Legal Matters ..........................................................   S-126
Ratings ................................................................   S-126
Index of Defined Terms .................................................   S-127

                                Table of Contents

Prospectus                                                                  Page
----------                                                                  ----

Important Notice About Information in This Prospectus and Each
      Accompanying Prospectus Supplement .................................     4
Risk Factors .............................................................     5
      Limited Source of Payments -- No Recourse to Sellers,
        Depositor or Servicer ............................................     5
      Credit Enhancement May Not Be Sufficient to Protect
        You from Losses ..................................................     6
      Losses on Balloon Payment Mortgages Are Borne by You ...............     6
      Multifamily Lending ................................................     6
      Junior Liens .......................................................     7
      Partially Unsecured Loans ..........................................     8
      Home Equity Lines of Credit ........................................     8
      Nature of Mortgages ................................................     9
      Your Risk of Loss May Be Higher Than You Expect If Your
        Securities Are Backed by Partially Unsecured
        Home Equity Loans ................................................    13
      Impact of World Events .............................................    13
      You Could Be Adversely Affected by Violations of
        Environmental Laws ...............................................    14
      Ratings of the Securities Do Not Assure Their Payment ..............    14
      Book-Entry Registration ............................................    16
      Pre-Funding Accounts Will Not Be Used to Cover Losses
        on the Loans .....................................................    16
      Unused Amounts on Deposit in Any Pre-Funding Account
        Will Be Paid as Principal to Securityholders .....................    16
      Secondary Market for the Securities May Not Exist ..................    16
      Bankruptcy or Insolvency May Affect the Timing and Amount
        of Distributions on the Securities ...............................    17
      Holders of Original Issue Discount Securities Are Required
        to Include Original Issue Discount in Ordinary Gross
        Income as It Accrues .............................................    18
      The Principal Amount of Securities May Exceed the Market
        Value of the Issuing Entity Assets ...............................    18
The Issuing Entity .......................................................    19
      The Mortgage Loans--General ........................................    20
      Agency Securities ..................................................    25
      Private Mortgage-Backed Securities .................................    30
      Substitution of Issuing Entity Assets ..............................    32
      Available Information ..............................................    32
      Incorporation of Certain Documents by Reference;
        Reports Filed with the SEC .......................................    32
      Reports to Securityholders .........................................    33
Use of Proceeds ..........................................................    34
The Depositor ............................................................    34
Mortgage Loan Program ....................................................    35
      Underwriting Standards .............................................    35
      Underwriting Process ...............................................    35
      Qualifications of Sellers ..........................................    36
      Representations by Sellers; Repurchases ............................    36
Static Pool Data .........................................................    37
Description of the Securities ............................................    38
      General ............................................................    39
      Distributions on Securities ........................................    41
      Advances ...........................................................    42
      Mandatory Auction ..................................................    43
      Categories of Classes of Securities ................................    43
      Indices Applicable to Floating Rate and Inverse
        Floating Rate Classes ............................................    45
      Book-Entry Securities ..............................................    49
      Global Clearance, Settlement And Tax Documentation Procedures ......    52
      Exchangeable Securities ............................................    56
Credit Enhancement .......................................................    58
      General ............................................................    58
      Subordination ......................................................    58
      Letter of Credit ...................................................    59
      Mortgage Pool Insurance Policies ...................................    59
      Special Hazard Insurance Policies ..................................    60
      Bankruptcy Bonds ...................................................    61
      Reserve Fund .......................................................    61
      Cross Support ......................................................    62
      Insurance Policies, Surety Bonds and Guaranties ....................    62
      Over-Collateralization .............................................    62
      Financial Instruments ..............................................    63
      Deposit Agreements .................................................    63
Yield and Prepayment Considerations ......................................    63
      Prepayment Standards or Models .....................................    66
      Yield ..............................................................    66
The Agreements ...........................................................    66
      Assignment of Issuing Entity Assets ................................    66
      Payments on Issuing Entity Assets; Deposits to Security Account ....    69
      Pre-Funding Account ................................................    71
      Collection Procedures ..............................................    72
      The Surety Provider ................................................    73
      Hazard Insurance ...................................................    73
      Realization upon Defaulted Mortgage Loans ..........................    74
      Servicing and Other Compensation and Payment of Expenses ...........    78
      Evidence as to Compliance ..........................................    78
      List of Securityholders ............................................    79

      Certain Matters Regarding the Servicer and the Depositor ...........    79
      Events of Default ..................................................    80
      Amendment ..........................................................    82
      Termination; Optional Termination ..................................    83
      The Trustee ........................................................    84
Certain Legal Aspects of the Mortgage Loans ..............................    84
      General ............................................................    84
      Foreclosure and Repossession .......................................    85
      Rights of Redemption ...............................................    87
      Anti-Deficiency Legislation and Other Limitations on Lenders .......    88
      Environmental Risks ................................................    88
      Due-on-sale Clauses ................................................    90
      Prepayment Charges .................................................    90
      Applicability of Usury Laws ........................................    90
      Servicemembers Civil Relief Act ....................................    90
Material Federal Income Tax Consequences .................................    91
      General ............................................................    91
      Taxation of Debt Securities ........................................    91
      REMIC Securities ...................................................    99
      Tax Status as a Grantor Trust ......................................   108
      Final Trust Reporting Regulations ..................................   116
      Tax Characterization of the Issuing Entity as a Partnership ........   116
      Tax Consequences to Holders of the Notes ...........................   117
      Tax Consequences to Holders of the Certificates ....................   118
      Tax Return Disclosure and Investor List Requirements ...............   122
State Tax Considerations .................................................   123
ERISA Considerations .....................................................   123
      Exemptions Available to Debt Instruments ...........................   123
      Underwriter Exemption ..............................................   124
Legal Investment .........................................................   127
Method of Distribution ...................................................   127
Legal Matters ............................................................   129
Financial Information ....................................................   129
Rating ...................................................................   129
Index of Principal Terms .................................................   130

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                                     Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this prospectus supplement and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDA Mortgage Loan Trust 2007-AR8, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in this prospectus supplement and the prospectus.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at Deutsche Bank National Trust Company c/o DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07D8, and its telephone number is (714) 247-6000. Each of the trustee and supplemental interest trustee is an affiliate of Deutsche Bank Securities Inc. (the underwriter) and Deutsche Bank AG New York Branch (the swap counterparty).

Swap Counterparty

Deutsche Bank AG New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany. The principal executive office of the swap counterparty is located at 60 Wall Street, New York, New York 10005. The swap counterparty is an affiliate of Deutsche Bank National Trust Company and Deutsche Bank Securities Inc.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of November 1, 2007 among the seller, the servicer, the depositor, the trustee and the supplemental interest trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of November 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about November 29, 2007.

The Mortgage Loans

The mortgage pool will consist of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties. The mortgage loans will be divided into three groups. Each group of mortgage loans is referred to as a "loan group."

The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the

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mortgage rate is adjustable, based on a specified index. The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

    Loan                        Aggregate                       Fixed Rate
    Group                 Principal Balance ($)               Period (months)
    -----                 ---------------------               ---------------
      1                        336,766,830                          60
      2                        128,922,644                          84
      3                        249,413,861                          120

See "The Mortgage Pool" in this prospectus supplement.

The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance                                 $336,766,830

Geographic Concentrations in excess of 10%:

California                                                               52.280%

Weighted Average Original LTV Ratio                                      72.070%

Weighted Average Mortgage Rate                                            6.671%

Range of Mortgage Rates                                        4.750% to 10.875%

Average Current Principal Balance                                       $732,102

Range of Current Principal Balances                       $416,773 to $4,865,000

Weighted Average Remaining Term to Maturity                           357 months

Weighted Average FICO Credit Score                                           742

Weighted Average Gross Margin                                             2.638%

Weighted Average Maximum Mortgage Rate                                   11.781%

Weighted Average Minimum Mortgage Rate                                    2.638%

Range of Months to Initial Rate Adjustment Date                         47 to 61

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As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                                 $128,922,644

Geographic Concentrations in excess of 10%:

California                                                               45.140%

Weighted Average Original LTV Ratio                                      72.550%

Weighted Average Mortgage Rate                                            6.852%

Range of Mortgage Rates                                         4.875% to 8.750%

Average Current Principal Balance                                       $781,349

Range of Current Principal Balances                       $419,450 to $4,355,000

Weighted Average Remaining Term to Maturity                           358 months

Weighted Average FICO Credit Score                                           742

Weighted Average Gross Margin                                             2.705%

Weighted Average Maximum Mortgage Rate                                   11.900%

Weighted Average Minimum Mortgage Rate                                    2.705%

Range of Months to Initial Rate Adjustment Date                         77 to 85

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As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance                                 $249,413,861

Geographic Concentrations in excess of 10%:

California                                                               59.410%

New York                                                                 12.650%

Weighted Average Original LTV Ratio                                      72.120%

Weighted Average Mortgage Rate                                            6.738%

Range of Mortgage Rates                                         5.500% to 8.125%

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Average Current Principal Balance                                       $772,179

Range of Current Principal Balances                       $418,000 to $2,450,000

Weighted Average Remaining Term to Maturity                           358 months

Weighted Average FICO Credit Score                                           742

Weighted Average Gross Margin                                             2.683%

Weighted Average Maximum Mortgage Rate                                   11.789%

Weighted Average Minimum Mortgage Rate                                    2.683%

Range of Months to Initial Rate Adjustment Date                       111 to 120

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As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance                                 $715,103,335

Geographic Concentrations in excess of 10%:

California                                                               53.480%

Weighted Average Original LTV Ratio                                      72.180%

Weighted Average Mortgage Rate                                            6.727%

Range of Mortgage Rates                                        4.750% to 10.875%

Average Current Principal Balance                                       $754,328

Range of Current Principal Balances                       $416,773 to $4,865,000

Weighted Average Remaining Term to Maturity                           358 months

Weighted Average FICO Credit Score                                           742

Weighted Average Gross Margin                                             2.666%

Weighted Average Maximum Mortgage Rate                                   11.805%

Weighted Average Minimum Mortgage Rate                                    2.666%

Range of Months to Initial Rate Adjustment Date                        47 to 120

See "The Mortgage Pool" in this prospectus supplement.

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Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                        Initial
                         Related         Class                                 Final Scheduled     Modeled Final
                           Loan       Certificate                               Distribution        Distribution     Initial Rating
       Class              Group       Balance (1)              Type               Date (2)            Date (3)       (Fitch/S&P) (4)
--------------------    ----------   ------------    ------------------------  ----------------   -----------------  ---------------
Offered Certificates
A-1..............       1, 2 and 3   $518,092,000          Senior/Super        January 25, 2038   November 25, 2015       AAA/AAA
                                                          Senior/Floating
                                                          Rate/Component
1-A-2............           1         $75,940,000    Senior/Support/ Variable  January 25, 2038   November 25, 2015       AAA/AAA
                                                               Rate
2-A-2............           2         $29,073,000    Senior/Support/ Variable  January 25, 2038   November 25, 2015       AAA/AAA
                                                               Rate
3-A-2............           3         $56,243,000        Senior/ Support/      January 25, 2038   November 25, 2015       AAA/AAA
                                                           Variable Rate
A-R..............           1                $100          Senior/REMIC        January 25, 2038   December 25, 2007       AAA/AAA
                                                             Residual
B-1..............       1, 2 and 3    $14,660,000          Subordinate/        January 25, 2038   November 25, 2015        AA/AA
                                                           Variable Rate
B-2..............       1, 2 and 3     $8,223,000          Subordinate/        January 25, 2038   November 25, 2015         A/A
                                                           Variable Rate
B-3..............       1, 2 and 3     $2,861,000          Subordinate/        January 25, 2038   November 25, 2015       BBB/BBB
                                                           Variable Rate
Non-Offered
Certificates(5)
P-1..............       1, 2 and 3           $100       Prepayment Charges            N/A                N/A                N/A
P-2..............       1, 2 and 3           $100       Prepayment Charges            N/A                N/A                N/A
L................       1, 2 and 3            N/A        Late Payment Fees            N/A                N/A                N/A
B-4..............       1, 2 and 3     $5,721,000          Subordinate/        January 25, 2038   November 25, 2015        NR/BB
                                                           Variable Rate
B-5..............       1, 2 and 3     $2,503,000          Subordinate/        January 25, 2038   November 25, 2015        NR/B
                                                           Variable Rate
B-6..............       1, 2 and 3     $1,787,235          Subordinate/        January 25, 2038   November 25, 2015        NR/NR
                                                           Variable Rate

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(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The month of the final scheduled distribution date was determined as described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(3) The month of the modeled final distribution date is based upon (a) an assumed rate of prepayments equal to 25% CPR, (b) the modeling assumptions described under "Description of the Certificates--Structuring Assumptions" in this prospectus supplement and (c) the assumption that the optional termination is exercised by the servicer as described in this prospectus supplement under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(4) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"). These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(5) The Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. The Class P-1 and Class P-2 Certificates will be entitled to receive all prepayment charges collected on the mortgage loans. The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans. Any information contained in this prospectus supplement with respect to these certificates is provided only to permit a better understanding of the offered certificates.

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The certificates also will have the following characteristics:

        Class              Initial Pass-Through Rate (1)  Pass-Through Rate   Interest Accrual Period   Interest Accrual Convention
-------------------------  -----------------------------  -----------------   -----------------------   ---------------------------
Offered Certificates
A-1......................              5.258%             LIBOR + 0.45% (2)       25th to 24th (3)            actual/360 (4)
1-A-2....................              6.288%                    (5)             calendar month (6)             30/360 (7)
2-A-2....................              6.469%                    (5)             calendar month (6)             30/360 (7)
3-A-2....................              6.357%                    (5)             calendar month (6)             30/360 (7)
A-R......................              6.288%                    (5)             calendar month (6)             30/360 (7)
B-1......................              6.345%                    (8)             calendar month (6)             30/360 (7)
B-2......................              6.345%                    (8)             calendar month (6)             30/360 (7)
B-3......................              6.345%                    (8)             calendar month (6)             30/360 (7)
Non-Offered
Certificates
P-1......................               (9)                      (9)                    N/A                         N/A
P-2......................               (9)                      (9)                    N/A                         N/A
L........................               (9)                      (9)                    N/A                         N/A
B-4......................              6.345%                    (8)             calendar month (6)             30/360 (7)
B-5......................              6.345%                    (8)             calendar month (6)             30/360 (7)
B-6......................              6.345%                    (8)             calendar month (6)             30/360 (7)

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(1)   Reflects the expected pass-through rate as of the closing date.

(2)   The pass-through rate for the Class A-1 Certificates will be the lesser of
      (x) LIBOR + 0.45% per annum and (y) the net rate cap; provided, that so long as the swap contract remains in effect, the net rate cap will not apply to the pass-through rate of the Class A-1 Certificates. See "Description of the Certificates--Interest" and "--The Swap Contract" in this prospectus supplement. The margin listed in the table above and in this footnote (2) for this class of certificates will be 0.90% per annum after the first possible optional termination date. LIBOR for each interest accrual period is calculated as described in this prospectus supplement under "Description of the Certificates-Determination of LIBOR."

(3) The interest accrual period for any distribution date will be the period commencing on the 25th day of the month before the month in which that distribution date occurs (or, in the case of the initial interest accrual period, on the closing date) and ending on the 24th day of the month in which the distribution date occurs.

(4) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(5) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the related loan group.

(6) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(7) Interest will accrue at the rate described in this table based on a 360-day year that consists of twelve 30-day months.

(8) The pass-through rate for each class of subordinated certificates for the interest accrual period for any distribution date will equal (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group and (y) the related subordinated portion, divided by (ii) the sum of the subordinated portion for each loan group immediately prior to that distribution date.

(9) The Class P-1, Class P-2 and Class L Certificates will not accrue any interest.

See "Description of the Certificates" in this prospectus supplement.

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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        Designation                                    Class of Certificates
---------------------------     --------------------------------------------------------------------
Senior Certificates             Class A-1, Class 1-A-2, Class 2-A-2, Class 3-A-2 and
                                Class A-R Certificates
Subordinate Certificates        Class B-1, Class B-2, Class B-3, Class B-4, Class B-5
                                  and Class B-6 Certificates
Group 1 Senior Certificates     Class 1-A-2 and Class A-R Certificates and Class A-1-1 Component
Group 2 Senior Certificates     Class 2-A-2 Certificates and Class A-1-2 Component
Group 3 Senior Certificates     Class 3-A-2 Certificates and Class A-1-3 Component
LIBOR Certificates              Class A-1 Certificates
Offered Certificates            Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates
Super Senior Certificates       Class A-1 Certificates
Support Certificates            Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates

Record Date

The record date (x) for the LIBOR Certificates, so long as such certificates are book-entry certificates, is the business day immediately prior to that distribution date and (y) for any other class of certificates and any definitive certificates, is the last business day of the month immediately preceding the month of that distribution date.

Denominations

The Offered Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates--Book-Entry Certificates" and "--Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for December 26, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates and component is shown in the table on page S-9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

      o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component balance, as applicable, immediately prior to that distribution date; plus

      o     any interest remaining unpaid from prior distribution dates; minus

      o any net interest shortfalls allocated to that class or component for that distribution date.

See "Description of the Certificates--Interest" in this prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the

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borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class and component of certificates will be reduced proportionately by the amount of this excess.

See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this prospectus supplement.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class and component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

      o     prepayments on the mortgage loans; and

      o reductions in the mortgage rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes and components of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully in this prospectus supplement under "Description of the Certificates--Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

Any net interest shortfalls allocated to the Class A-1 Certificates on a distribution date will be payable from amounts received in respect of the swap contract.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes and component of certificates in the order described below under "--Priority of Distributions Among Certificates," interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class and component of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates--Interest" in this prospectus supplement.

The Swap Contract

The supplemental interest trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap contract with Deutsche Bank AG New York Branch for the benefit of the Class A-1 Certificates. On each distribution date on or prior to the swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty an amount equal to the product of (a) the product of (x) the weighted average (weighted on the basis of the related Class A-1 component balance) of the weighted average adjusted net mortgage rate for each loan group and (y) the class certificate balance of the Class A-1 Certificates immediately prior to such distribution date and (b) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360, reduced by any net interest shortfalls allocated to the Class A-1 Certificates with respect to that distribution date. In addition, on or prior to each distribution date on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) LIBOR + the applicable pass-through rate margin and (b) the class certificate balance of the Class A-1 Certificates immediately prior to that distribution date and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On or prior to each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap

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counterparty, the trustee will be required to deduct from the available funds the amount of that excess from amounts otherwise distributable as interest to the Class A-1 Certificates and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess. Any net swap payment received by the supplemental interest trustee from the swap counterparty will be used to pay the interest distribution amount on the Class A-1 Certificates. Any such net swap payment will not be available for distribution to any other class of certificates.

See "Description of the Certificates--The Swap Contract" in this prospectus supplement.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

      o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

      o net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

      o subsequent recoveries with respect to mortgage loans in that loan group;

      o partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and the compensating interest; and

      o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

      o the servicing fee and additional servicing compensation due to the servicer (as described in this prospectus supplement under "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" and "Description of the Certificates--Priority of Distributions Among Certificates");

      o     the trustee fee due to the trustee;

      o     any lender paid mortgage insurance premiums;

      o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

      o net swap amounts payable to the swap counterparty and swap termination payments payable by the issuing entity to the swap counterparty, other than any swap termination payments due to a swap counterparty trigger event (which amounts will only be payable out of amounts that would otherwise be allocated as interest to the Class A-1 Certificates);

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      o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates);

      o all late payment fees (which are distributable only to the Class L Certificates); and

      o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from collections on the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.375% per annum. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of the Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to the mortgage loans as described under "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" and "Description of the Certificates--Priority of Distributions Among Certificates" in this prospectus supplement.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

      o to interest on each interest-bearing class or component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

      o to principal of the classes of senior certificates and component relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

      o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below;

      o any swap termination payment owing to the swap counterparty due to a swap counterparty trigger event under the swap contract; and

      o     from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates and components as set forth below, and any remainder is allocated to the subordinated certificates:

      o in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates and component is based on the ratio of the aggregate class certificate balance and component balance of the related senior certificates and component to the aggregate stated principal balance of the mortgage loans in that loan group and

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      o in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates and component is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this prospectus supplement, if the specified conditions are met.

Notwithstanding the foregoing,

      o no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

      o if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the "two-times test"), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

See "Description of the Certificates--Principal" in this prospectus supplement.

Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes and components of senior certificates as follows:

      o     with respect to loan group 1, in the following priority:

            1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

            2) concurrently, to the Class A-1-1 Component and Class 1-A-2 Certificates, pro rata, until their component balance and class certificate balance, respectively, are reduced to zero.

      o with respect to loan group 2, concurrently, to the Class A-1-2 Component and Class 2-A-2 Certificates, pro rata, until their component balance and class certificate balance, respectively, are reduced to zero.

      o with respect to loan group 3, concurrently, to the Class A-1-3 Component and Class 3-A-2 Certificates, pro rata, until their component balance and class certificate balance, respectively, are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this prospectus supplement under "Description of the Seller--Representations by Seller; Repurchases, etc."

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The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination). See "Servicing of the Mortgage Loans--Certain Modifications and Refinancings" and "Risk Factors--Risks Related To Newly Originated Mortgage Loans and Servicer's Repurchase Obligation Related to Early Payment Default" in this prospectus supplement.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this prospectus supplement, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates and component in accordance with the priorities set forth under "Description of the Certificates--Allocation of Losses" in this prospectus supplement. However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related class of super senior certificates will instead be allocated to the related class or component of support certificates until its class certificate balance or component balance is reduced to zero.

Additionally, as described above under "--Principal Distributions," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

Cross-Collateralization

If the senior certificates and component of one senior certificate group have been paid in full before the senior certificates and components of the other senior certificate groups, all principal on the mortgage loans related to the senior certificate group that was paid in full will be distributed to the remaining senior certificates and components on a pro rata basis. However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described in this prospectus supplement under "Description of the Certificates--Cross-Collateralization."

If on any distribution date the aggregate class certificate balance and component balance of the senior certificates and component of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to

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the senior certificates of that undercollateralized group, until the aggregate class certificate balance and component balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "--Cross-Collateralization" section will be made in accordance with the priorities set forth in this prospectus supplement under "Distributions on the Certificates--Principal--Senior Principal Distribution Amount" and "--Subordinated Principal Distribution Amount."

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans--Advances" in this prospectus supplement.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates--Termination of the Issuing Entity; Optional Termination" in this prospectus supplement.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates (and a single uncertificated class of regular interests) which, other than the Class L and Class A-R Certificates, will represent the regular interests in the Master REMIC. The rights of the LIBOR Certificates to receive payments of tax basis risk carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The supplemental interest trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

The Class A-1 Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met, and provided that, so long as the Class A-1 swap contract is in effect, such purchase or holding of the related certificates is also eligible for exemptive relief available under a class exemption or a statutory exemption.

A fiduciary of such plans or arrangements must determine that the purchase of a certificate is

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consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

Once the Class 1-A-2, Class 2-A-2, Class 3-A-2, Class B-1, Class B-2 and Class B-3 Certificates have been underwritten or placed by an underwriter meeting certain requirements, they may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act. See "Legal Investment" in the prospectus.

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                      Summary of Transaction Parties

                          ----------------------
                            Sponsor and Seller
                            ------------------
                            IndyMac Bank, F.S.B
                          ----------------------
                                     |
                                     |
                                     |     Mortgage Loans
                                     |
                                     v
                          ----------------------
                                 Depositor
                                 ---------
                             IndyMac MBS, Inc.
                          ----------------------
                                     |
                                     |
                                     |                     ---------------------
                                     |                       Swap Counterparty
                                     |                       -----------------
                                     |                        Deutsche Bank AG
                                     |                         New York Branch
                                     |                     ---------------------
                                     |                                 /
                                     |                                / Net Swap
                                     |     Mortgage Loans            /  Payments
                                     |                              /
                                     |                             /
                 Mortgage Loan       |                            /
                 Servicing           |                           /
                                     v                          v
--------------------      ----------------------   -----------------------------
      Servicer                Issuing Entity        Supplemental Interest Trust
      --------                --------------        ---------------------------
IndyMac Bank, F.S.B. --->  IndyMac INDA Mortgage
--------------------       Loan Trust 2007-AR8     Supplemental Interest Trustee
                                                   -----------------------------
                                  Trustee             Deutsche Bank National
                                  -------                 Trust Company
                          Deutsche Bank National   -----------------------------
                               Trust Company                          /
                          ----------------------                     / Net Swap
                                 \                                  /  Payments
                                  \                                /
                                   \                              /
                                    \                            /
                   Distributions     \                          /
                                      \                        /
                                       \                      /
                                        \                    /
                                         \                  /
                                          v                v
                                       ----------------------
                                         Certificateholders
                                         ------------------
                                       ----------------------

                                  Risk Factors

The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the prospectus.

Your Yield Will Be            Borrowers may, at their option, prepay their
Affected by How Borrowers     mortgage loans in whole or in part at any time. We
Repay Their Mortgage          cannot predict the rate at which borrowers will
Loans                         repay their mortgage loans. A prepayment of a
                              mortgage loan, however, will result in a prepayment on the certificates. The issuing entity's prepayment experience may be affected by many factors, including:

                                 o  general economic conditions,

                                 o  the level of prevailing interest rates,

                                 o  the availability of alternative financing,

                                 o  applicability of prepayment charges, and

                                 o  homeowner mobility.

                              The rate and timing of prepayment of mortgage loans will affect the yields to maturity and weighted average lives of the certificates.

                              Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the certificates.

                                 o  If you purchase your certificates at a
                                    discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                 o  If you purchase your certificates at a
                                    premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                 o Approximately 32.49%, 30.20% and 34.56% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, in each case by aggregate stated principal balance of the mortgage loans in the related loan group as of the cut-off date, require the mortgagor to pay a charge if the mortgagor prepays (sometimes other than as a result of selling the mortgaged property) the mortgage loan during periods ranging from one year to three years after the mortgage loan was originated. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Similarly, the expiration of the applicable period will increase the propensity of a mortgagor to prepay the mortgage loan. Prepayment charges will be distributed to the Class P-1 and Class P-2 Certificates and will not be available to the holders of other classes of certificates.

                              The mortgage loans in each loan group have fixed rates for a specified period of time from the date of origination and then adjust based upon a specified index either semi-annually or annually, depending on the terms of the related mortgage note. These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may seek to avoid periodic changes to their monthly payments.

                              If mortgage loans with relatively higher mortgages rates prepay, the pass-through rate on the related classes of certificates (other than the Class A-1 Certificates while the swap contract remains in effect) may be reduced and your yield may be lower than you anticipate.

                              See "Yield, Prepayment and Maturity
                              Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Your Yield Will Be            Approximately 90.36%, 95.44% and 92.75% of the
Affected by the               group 1 mortgage loans, group 2 mortgage loans and
Interest-Only Feature of      group 3 mortgage loans, respectively, in each case
Most of the Mortgage          by aggregate stated principal balance of the
Loans                         mortgage loans in the related loan group as of the
                              cut-off date, require monthly payments of only accrued interest for up to ten years after origination. During the interest-only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, these loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to fully amortize the mortgage loans.

                              During the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

                              Investors should consider the fact that
                              interest-only loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, interest-only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully-amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

High-Balance Mortgage         As of the cut-off date, 59 of the group 1 mortgage
Loans Present Greater         loans constituting approximately 22.66% of the
Risk                          aggregate stated principal balance of the group 1
                              mortgage loans, 24 of the group 2 mortgage loans constituting approximately 25.50% of the aggregate stated principal balance of the group 2 mortgage loans and 56 of the group 3 mortgage loans constituting approximately 29.64% of the aggregate stated principal balance of the group 3 mortgage loans, had principal balances greater than or equal to $1,000,000 and less than $2,000,000. As of the cut-off date, eight of the group 1 mortgage loans constituting approximately 6.89% of the aggregate stated principal balance of the group 1 mortgage loans, four of the group 2 mortgage loans constituting approximately 8.52% of the aggregate stated principal balance of the group 2 mortgage loans and five of the group 3 mortgage loans constituting approximately 4.23% of the aggregate stated principal balance of the group 3 mortgage loans, had principal balances greater than or equal to $2,000,000. You should consider the risk that the loss, delinquency and prepayment experience on these high balance mortgage loans may have a disproportionate effect on the group 1 mortgage loans, the group 2 mortgage loans, the group 3 mortgage loans and the pool of mortgage loans. In particular, a complete loss on one of the mortgage loans could result in the total or substantially total write down of a class of subordinated certificates.

Considerations Regarding      Any amounts received by the supplemental interest
the Swap Contract             trustee from the swap counterparty under the swap
                              contract will be applied as described in this prospectus supplement for the benefit of the Class
                              A-1 Certificates. However, no amounts will be payable under the swap contract on a distribution date unless the amount owed by the swap counterparty under the swap contract exceeds the amount owed to the swap counterparty under the swap contract. We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to cover accrued and unpaid interest at the pass-through rate for the Class A-1
                              Certificates.

                              Any swap termination payment payable to the swap counterparty in the event of early termination of the swap contract (other than swap termination payments resulting from a swap counterparty trigger event) will reduce amounts available for distribution to holders of the Class A-1 Certificates. In addition, if the swap contract terminates prior to its scheduled termination date, the pass-through rate on the Class A-1 Certificates will be limited by the weighted average of the weighted average adjusted net mortgage rate of the mortgage loans.

                              Upon early termination of the swap contract, the swap counterparty or the supplemental interest trustee may be liable to make a swap termination payment to the other party (regardless of which party caused the termination), and that swap termination payment may be significant. The swap termination payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap termination payment is payable to the swap counterparty (other than swap termination payments resulting from a swap counterparty trigger event), that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates, until paid in full prior to interest distributions to holders of the Class A-1 Certificates. This feature may result in interest shortfalls on the Class A-1 Certificates.

                              Payments on the mortgage loans cannot support the payment of the uncapped LIBOR pass-through rate. As a result, payments of these amounts are solely dependent on the performance of the swap counterparty, and the ability of the trustee to make such distributions on those certificates will be subject to the credit risk of the swap counterparty.

                              Investors in the Class A-1 Certificates should note that the long-term credit ratings of the swap counterparty are lower than "AAA."

                              See "Description of the Certificates--Swap
                              Contract" in this prospectus supplement.

Second Liens on Some of       With respect to approximately 25.81%, 22.96% and
the Mortgaged Properties      25.26% of the group 1 mortgage loans, group 2
May Adversely Affect You      mortgage loans and group 3 mortgage loans,
                              respectively, in each case by aggregate stated principal balance of the mortgage loans in the related loan group as of the cut-off date, at the time of origination of the first lien mortgage loan, the originator of the mortgage loan also originated a second lien mortgage loan that will not be included in the issuing entity and is not reflected in the loan-to-value ratio tables included in this prospectus supplement. The weighted average original loan-to-value ratios of such group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans are approximately
                              74.76%, 75.46% and 74.78%, respectively, and the weighted average original combined loan-to-value ratios (including the second lien) are approximately 86.46%, 85.68% and 86.24%, respectively. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors have less equity in the mortgaged property. You should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of its mortgage loan from the originator of its mortgage loan or from any other lender.

Mortgage Loan Interest        The certificates (other than the Class A-1
Rate Adjustments Are          Certificates, as long as the swap contract
Limited                       termination date has not occurred) will accrue
                              interest at a pass-through rate based on the weighted average of the mortgage rates on the mortgage loans in the related loan group in the case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates, net of certain expenses of the issuing entity. All of the mortgage loans have periodic adjustments to the interest rate on the mortgage loans, and all of the mortgage loans have maximum and minimum lifetime interest rates.
                              Consequently, the operation of these interest rate caps may result in lower weighted average mortgage rates than would otherwise be the case.

The Yields on the LIBOR       The pass-through rate on the LIBOR Certificates
Certificates Will Be          for any distribution date will be equal to the
Affected by the Level of      value of one-month LIBOR plus the related margin,
LIBOR                         but subject to a net rate cap. The net rate cap
                              will not apply unless the swap contract terminates prior to its scheduled termination date. The yield on these certificates will be sensitive to the level of one-month LIBOR. In addition, after the swap termination date, the yield on these certificates will be sensitive to:

                                (1) the level of one-month LIBOR;

                                (2) the timing of adjustment of the pass-through
                                    rate on your certificate as it relates to the mortgage rates on the related mortgage loans and the level of the applicable mortgage index, the timing of adjustment of the interest rates on the mortgage loans, and periodic and lifetime limits on those adjustments, and

                                (3) other limitations on the pass-through rate
                                    of such certificates as described further in this prospectus supplement.

                              See "Description of the Certificates--Interest" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Your Yield Will Be            The timing of principal distributions on the
Affected by How               certificates will be affected by a number of
Distributions Are             factors, including:
Allocated to the
Certificates                     o  the extent of prepayments on the mortgage
                                    loans in the related loan group, in the case of the senior certificates and components, and on all of the mortgage loans, in the case of the subordinated certificates,

                                 o the absence of any "scheduled" principal payments on a substantial majority of the mortgage loans in each loan group for a substantial period of time,

                                 o  how the classes of certificates receive
                                    distributions of principal,

                                 o whether the servicer exercises its right, in its sole discretion, to terminate the issuing entity,

                                 o the rate and timing of payment defaults and losses on the mortgage loans in the related loan group, in the case of the senior certificates and components, and all of the mortgage loans, in the case of the subordinated certificates, and

                                 o repurchases of mortgage loans in the related loan group, in the case of the senior certificates and components, and all of the mortgage loans, in the case of the subordinated certificates, for material breaches of representations and warranties or due to modifications of the mortgage loan in lieu of refinancing.

                              Because distributions on the certificates and components are dependent upon the payments on the related mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                              See "Description of the Certificates--Principal," and "--Termination of the Issuing Entity; Optional Termination" in this prospectus supplement for a description of the manner in which principal will be distributed to the certificates. See "The Mortgage Pool--Representations by Seller; Repurchases, etc." and "Servicing of the Mortgage Loans--Certain Modifications and Refinancings" in this prospectus supplement for more information regarding the repurchase of mortgage loans.

Modification of Mortgage      The servicer has the right to modify any mortgage
Loans By the Servicer May     loan in lieu of refinancing if it purchases the
Adversely Affect Your         mortgage loan from the issuing entity.
Yield                         Modifications may include, but are not limited to,
                              rate reductions. The servicer actively attempts to identify borrowers who may refinance and informs them of the alternative of a modification.
                              Generally borrowers informed of this option choose it. The proceeds of any such repurchases are treated as prepayments in full of the applicable mortgage loans and will have the same effect on the yields on the certificates as prepayments in full. See "Servicing of the Mortgage
                              Loans--Certain Modifications and Refinancings" in this prospectus supplement.

Credit Enhancement May        The subordination features of the issuing entity
Not Be Sufficient to          are intended to enhance the likelihood that senior
Protect Senior                certificateholders will receive regular payments
Certificates from Losses      of interest and principal, as applicable.

                              Subordination. Credit enhancement will be provided for the certificates, first, by the right of the holders of certificates with a higher priority of distribution to receive distributions of principal before the classes subordinated to them and, second, by the allocation of realized losses on the mortgage loans to the subordinated certificates in the reverse order of their priority of distribution. This form of credit enhancement uses collections on the mortgage loans otherwise distributable to holders of the classes of subordinated certificates to distribute amounts due on the more senior classes. Collections otherwise distributable to the subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided.

                              Allocation of Losses. Except as described below, realized losses on the mortgage loans are allocated to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, until the class certificate balance of that class has been reduced to zero. Subsequent realized losses will be allocated to the next most junior class of subordinated certificates, sequentially, until the class certificate balance of each succeeding class has been reduced to zero. Accordingly, if the class certificate balance of each class of subordinated certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to holders of the related classes of senior certificates. Any realized losses allocable to the senior certificates will be allocated as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses." Investors in the super senior class should note that the original class component balance of each of its components is substantially larger than the original class certificate balance of the related senior support class. As a result, each senior support class will provide only limited protection for the related super senior component (and, consequently the Class A-1 Certificates) against realized losses.

                              In certain previous securitization trusts formed by the depositor, special hazard losses, bankrutpcy losses and fraud losses in excess of certain loss coverage amounts were proportionately allocated to each class of certificates. All realized losses with respect to the mortgage loans to be conveyed to the securitization trust described in this prospectus supplement will be allocated first to the subordinated certificates, and there are no limits on the amount of bankruptcy, special hazard or fraud losses that may be allocated to the subordinated certificates.

                              A substantial majority of the mortgage loans do not require the payment of principal for up to ten years after origination. In addition, the subordinated certificates are not scheduled to receive any principal prepayments for the first seven years after the closing date. As a result, the subordinated certificates are unlikely to receive any significant amounts of principal distributions for that time, and the weighted average lives of the subordinated certificates may be longer than otherwise would be the case. The longer weighted average lives may make it more likely that the subordinated certificates will suffer a loss.

                              See "Credit Enhancement--Subordination" and
                              "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

Certain Interest              Your certificates (other than the Class A-1
Shortfalls Will Be            Certificates while the swap contract is in effect)
Allocated to the              may be subject to certain shortfalls in interest
Certificates                  collections arising from the application of the
                              Servicemembers Civil Relief Act and similar state and local laws (referred to in this prospectus supplement as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter. In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by the certificateholders. See
                              "Risk Factors - Impact of World Events" in the prospectus.

                              Your certificates also may be subject to other shortfalls in collections of interest as described in this prospectus supplement under "Description of the Certificates--Interest."

Risks Related to Newly        The mortgage loans included in the issuing entity
Originated Mortgage Loans     have been originated within the twelve months
and Servicer's Repurchase     prior to the closing date. As a result, the
Obligation Related to         issuing entity may experience higher rates of
Early Payment Default         default than if the mortgage loans had been
                              outstanding for a longer period of time. In addition, the servicer has the obligation to pursue remedies against third parties arising from certain of the mortgage loans originated or acquired through the conduit or correspondent channels that experience an early payment default.
                              The proceeds of any such repurchases will be treated as prepayments of the applicable mortgage loans and will have the same effect on the yield of the senior certificates as prepayments.
                              Investors in the senior certificates should note that such obligation may be inconsistent with, and adverse to the interests of the holders of the senior certificates, and the servicer is required, if a mortgage loan is subject to an early payment default provision, to pursue remedies against third parties, without consideration of the interests of the senior certificates in connection with such obligation. Furthermore, the existence of such obligation, regardless of whether exercised, may adversely affect the liquidity of the senior certificates relative to other mortgage-backed securities backed by comparable mortgage loans and with comparable distribution priorities and ratings.

Certificates May Not Be       The offered certificates may not be an appropriate
Appropriate For Some          investment for investors who do not have
Investors                     sufficient resources or expertise to evaluate the
                              particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

                                 o  The yield to maturity of offered
                                    certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of the senior certificates, and on all the mortgage loans, in the case of the subordinated certificates;

                                 o The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of the senior certificates, and on all the mortgage loans, in the case of the subordinated certificates, and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                                 o  You may not be able to reinvest
                                    distributions on an offered certificate
                                    (which, in general, are expected to be
                                    greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

                                 o  A secondary market for the offered
                                    certificates may not develop or provide
                                    certificateholders with liquidity of
                                    investment.

Individuals and Certain       The fees and non-interest expenses of a REMIC will
Entities Should Not           be allocated pro rata to the Class A-R
Invest in the Class A-R       Certificates. Individuals, however, will only be
Certificates                  able to deduct these expenses as miscellaneous
                              itemized deductions, which are subject to numerous restrictions and limitations under the Internal
                              Revenue Code of 1986, as amended. Therefore, the Class A-R Certificates generally are not appropriate investments for individuals, estates, trusts beneficially owned by any individual or estates and pass-through entities having any individual, estate or trust as a shareholder, member or partner.

Geographic Concentration      The tables in this prospectus supplement set forth
Increases Risk That           the geographic concentration of the mortgaged
Certificate Yields Could      properties for the various loan groups, including
Be Impaired                   the percentage by aggregate stated principal
                              balance of the mortgage loans in each loan group as of the cut-off date that are secured by property located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                                 o  economic conditions in states with
                                    significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                                 o  declines in the residential real estate
                                    market in states with significant
                                    concentrations may reduce the values of
                                    properties located in those states, which would result in an increase in the loan-to-value ratios. Mortgage loans with higher loan-to-value ratios may present a greater risk of default and, in the case of defaults, an increase in the severity of losses; and

                                 o  any increase in the market value of
                                    properties located in states with
                                    significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recent Wildfires In           In October and November 2007, wildfires in
California May Pose           Southern California caused widespread damage.
Special Risks                 IndyMac Bank, F.S.B. will represent and warrant as
                              of the closing date that each mortgaged property is free of material damage. In the event of a breach of that representation and warranty that materially and adversely affects the interests of the certificateholders in the related mortgage loan, IndyMac Bank, F.S.B. will be obligated to repurchase or substitute for that mortgage loan.
                              Any such repurchase would have the effect of increasing the rate of principal payments on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring on or after the closing date as a result of any casualty event will not cause a breach of this representation and warranty.

Inability to Replace          The structure of the servicing fee might affect
Servicer Could Affect         the ability to find a replacement servicer.
Collections and               Although the trustee is required to replace the
Recoveries on the             servicer if the servicer is terminated or resigns,
Mortgage Loans                if the trustee is unwilling (including for example
                              because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement servicer. Because the servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO
                              Properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement servicer is not retained within a reasonable amount of time.

Withdrawal or Downgrading     The rating by each of the rating agencies of the
of Initial Ratings is         certificates is not a recommendation to purchase,
Likely to Affect the          hold or sell the certificates since that rating
Values of the                 does not address the market price or suitability
Certificates                  for a particular investor. The rating agencies may
                              reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to a large number of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

                              The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments in        Recently, the residential mortgage market in the
the Residential Mortgage      United States has experienced difficulties and
Market May Adversely          changed economic conditions that may adversely
Affect the Performance        affect the performance and market value of your
and Market Value of Your      certificates. Delinquencies and losses with
Certificates                  respect to residential mortgage loans have
                              generally increased in recent months and may continue to increase. The increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans, although, more recently, delinquencies and losses have risen with respect to "alt-a" mortgage loans (such as the underlying mortgage loans). In addition, in recent months housing prices and appraised values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to stagnate or decrease during the near term. A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans. The original loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

                              Higher delinquency rates and losses may arise in the future because of increases in monthly payments on adjustable rate mortgage loans and interest only mortgage loans. Borrowers with adjustable rate mortgage loans are exposed to higher monthly payments when the related mortgage rate increases from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin, and borrowers with interest only mortgage loans are exposed to increased monthly payments after the expiration of the interest only period when the monthly payment is adjusted to a fully amortizing payment. These increases in borrowers' monthly payments, together with any rise in prevailing market interest rates, may result in significantly higher monthly payments for borrowers with adjustable rate mortgage loans and interest only mortgage loans.

                              Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Furthermore, borrowers who intend to sell their homes on or before the expiration of the interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates and losses on the mortgage loans.

                              Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by IndyMac Bank, F.S.B. These increases in delinquencies and losses (as adjusted for loan age) are most pronounced for recent vintages and is especially pronounced for those securitized pools that include mortgage loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See "Static Pool Data" in this prospectus supplement and the internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of IndyMac Bank, F.S.B. In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your certificates. The seller recently suspended operation of its conduit channel of origination.

                              Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these proposed laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these possible future regulatory and legislative developments will occur and result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Limited Liquidity in the      The secondary mortgage markets are currently
Secondary Market May          experiencing severe disruptions resulting from
Adversely Affect the          reduced investor demand for mortgage loans and
Market Value of Your          mortgage-backed securities and increased investor
Securities                    yield requirements for those loans and securities.
                              As a result, the secondary market for
                              mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

                              Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are more sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. See "Risk Factors--Secondary Market For The Securities May Not Exist" in the prospectus.

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                The Mortgage Pool

General

      The depositor, IndyMac MBS, Inc., will purchase the mortgage loans in the mortgage pool from the sponsor, IndyMac Bank, F.S.B. ("IndyMac Bank" ), pursuant to a pooling and servicing agreement dated as of November 1, 2007 among IndyMac Bank, as seller and servicer, the depositor and Deutsche Bank National Trust Company, as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates (such mortgage loans, the "Mortgage Loans" ). All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "Mortgage Notes" ). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four- family residential properties (the "Mortgaged Properties" ). The Mortgaged Properties are located in 40 states and the District of Columbia.

      Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below in this prospectus supplement under "--Assignment of the Mortgage Loans" and "--Representations by Seller; Repurchases, etc." the seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related Mortgage Loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four- family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by Sellers; Repurchases, etc." in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to those representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. IndyMac Bank is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as servicer, with respect to the certificates are limited to the servicer's contractual servicing obligations under the pooling and servicing agreement.

      The depositor believes that the Cut-off Date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans to be delivered on the closing date. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of Mortgage Loans may be substituted for the Mortgage Loans described in this prospectus supplement, although any substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the Cut-off Date information regarding the Mortgage Loans actually delivered on the closing date may vary from the Cut-off Date information regarding the Mortgage Loans presented in this prospectus supplement.

      As of the Cut-off Date, the aggregate Stated Principal Balance of the Mortgage Loans is expected to be approximately $715,103,334.84, which is referred to as the "Cut-off Date Pool Principal Balance". These Mortgage Loans have been divided into three groups of Mortgage Loans (each is referred to as a "loan group"): loan group 1, which is expected to have an aggregate Stated Principal Balance as of the Cut-off Date of approximately $336,766,829.65 (the Mortgage Loans in loan group 1 are referred to as the "Group 1 Mortgage Loans"), loan group 2, which is expected to have an aggregate Stated Principal Balance as of the Cut-off Date of approximately $128,922,643.79 (the Mortgage Loans in loan group 2 are referred to as the "Group 2 Mortgage Loans") and loan group 3, which is expected to have an aggregate Stated Principal Balance as of the Cut-off Date of approximately $249,413,861.40 (the Mortgage Loans in loan group 3 are referred to as the "Group 3 Mortgage Loans").

      Based on its amortization feature, each Mortgage Loan will fall into one of two categories: Interest-Only Loans or Fully Amortizing Loans. Approximately 7.89% of the Mortgage Loans by the Cut-off Date Pool Principal Balance, and the approximate percentage of the Mortgage Loans in each loan group as specified below by aggregate Stated Principal Balance of the Mortgage Loans in a related loan group as of the Cut-off Date, will provide for the amortization of the amount financed over a series of substantially equal monthly payments (the "Fully Amortizing Loans").

                                            Percentage of Aggregate Stated
                                          Principal Balance of the Mortgage
                                           Loans in the Related Loan Group
             Loan Group                      (as of the Cut-off Date) (%)
             ----------                   ---------------------------------
                 1                                       9.64
                 2                                       4.56
                 3                                       7.25

Approximately 92.11% of the Mortgage Loans by Cut-off Date Pool Principal Balance, and the approximate percentage of the Mortgage Loans in each loan group as specified below by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Cut-off Date, will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for the first five to ten years after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "Interest-Only Loans").

                                            Percentage of Aggregate Stated
                                          Principal Balance of the Mortgage
                                           Loans in the Related Loan Group
             Loan Group                      (as of the Cut-off Date) (%)
             ----------                   ---------------------------------
                 1                                      90.36
                 2                                      95.44
                 3                                      92.75

      All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). At origination all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen day grace period for monthly payments.

      As of the Cut-off Date, none of the Mortgage Loans were delinquent 30 days. Since the later of their origination date and date of acquisition by the seller, none of the Mortgage Loans have been delinquent in the last 12 months. Whether a Scheduled Payment with regard to a Mortgage Loan is considered "delinquent" is determined in accordance with the MBA Method, as described in this prospectus supplement under "Static Pool Data."

      Approximately 32.80% of the Mortgage Loans by Cut-off Date Pool Principal Balance, and the approximate percentage of the Mortgage Loans in each loan group as specified below by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Cut-off Date, require the payment of a prepayment charge if the mortgagors prepay their Mortgage Loans during the applicable period. The remaining Mortgage Loans may be prepaid at any time without a prepayment charge.

                                                         Percentage of
                                                  Aggregate Stated Principal
                       Number of Mortgage        Balance of the Mortgage Loans
                      Loans in the Related       in the Related Loan Group (as
        Loan Group         Loan Group              of the Cut-off Date) (%)
        ----------    --------------------       -----------------------------
             1                151                            32.49
             2                 47                            30.20
             3                121                            34.56

      The calculation of prepayment charges will vary by state, but will generally equal either a fixed percentage of the amount prepaid in excess of a stated threshold or some number of months' interest at the applicable mortgage interest rate on that excess. In California, a prepayment charge equal to six months' interest on the amount prepaid applies to principal prepayments of more than 20% of the original principal balance in any consecutive twelve-months for a period that can be as short as the first one year or as long as the first three years after origination of the applicable Mortgage Loan. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

      The mortgage rate ("Mortgage Rate") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of the Mortgage Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the related Mortgage Rate at the end of the initial fixed-rate period and semi-annually or annually thereafter (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15 and most recently available as of a day specified in the related note (the "One-Year CMT Index"), (B) the average of the London interbank offered rates for six month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the servicer, based on comparable information, in each case, as most recently announced as of either 30 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index") or (C) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index") (each of the One-Year CMT Index, Six-Month LIBOR Index and One-Year LIBOR Index, a "Mortgage Index") and (2) a fixed percentage amount specified in the related mortgage note (the "Gross Margin"); provided, however, that the Mortgage Rate for the Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "Subsequent Periodic Rate Cap"), with the exception of the initial Adjustment Date for which the Mortgage Rate on each Mortgage Loan will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "Initial Periodic Rate Cap"). Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). Each Mortgage Loan specifies a lifetime minimum interest rate (the "Minimum Mortgage Rate"), which is equal to the Gross Margin for that Mortgage Loan.

      All of the Group 1 Mortgage Loans are 5/1 Mortgage Loans and 5/6 Mortgage Loans. All of the Group 2 Mortgage Loans are 7/1 Mortgage Loans and 7/6 Mortgage Loans. All of the Group 3 Mortgage Loans are 10/1 Mortgage Loans and 10/6 Mortgage Loans. A "5/1 Mortgage Loan", "7/1 Mortgage Loan" and a "10/1 Mortgage

Loan" have Mortgage Rates that are fixed for approximately 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph. A "5/6 Mortgage Loan", "7/6 Mortgage Loan" and a "10/6 Mortgage Loan" have Mortgage Rates that are fixed for approximately 60, 84 and 120 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on a Mortgage Index described in the preceding paragraph.

      The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

                             Earliest First Payment Date   Earliest Stated Maturity Date    Latest Stated Maturity Date
                             ---------------------------   -----------------------------    ---------------------------
loan group 1..............        November 1, 2006                October 1, 2036                 December 1, 2037
loan group 2..............           May 1, 2007                   April 1, 2037                  December 1, 2037
loan group 3..............          March 1, 2007                 February 1, 2037                November 1, 2037

      No Mortgage Loan was subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

      At origination, all of the Mortgage Loans had a Loan-to-Value Ratio of 100% or less. All of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. With respect to approximately 1.19%, 0.88% and 0.48% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Cut-off Date, the lender (rather than the borrower) acquired the primary mortgage insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise prohibited by law. See "--Underwriting Standards" in this prospectus supplement.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

      o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

      o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

      "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

      The following tables set forth information about the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and the Mortgage Loans in the aggregate as of the Cut-off Date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the Cut-off Date and have been rounded in order to total 100%.

                                  Loan Group 1

                Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of                            Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Mortgage Rates (%)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
4.501 - 5.000 ....................      1       $    427,252.65        0.13%       4.750%       749      $  427,252.65      63.99%
5.001 - 5.500 ....................     15          8,488,902.94        2.52        5.420        752         565,926.86      74.28
5.501 - 6.000 ....................     89         58,845,017.66       17.47        5.847        753         661,179.97      71.71
6.001 - 6.500 ....................    133         92,723,897.94       27.53        6.355        739         697,172.16      74.10
6.501 - 7.000 ....................    109         89,936,655.60       26.71        6.801        737         825,106.93      70.38
7.001 - 7.500 ....................     64         50,602,323.38       15.03        7.304        741         790,661.30      70.09
7.501 - 8.000 ....................     38         27,799,544.77        8.25        7.769        741         731,566.97      73.40
8.001 - 8.500 ....................      8          6,008,877.80        1.78        8.284        743         751,109.73      76.70
8.501 - 9.000 ....................      2          1,360,516.91        0.40        8.857        779         680,258.46      73.56
10.501 - 11.000 ..................      1            573,840.00        0.17       10.875        737         573,840.00      80.00
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

-----------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.671% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.667% per annum.

          Current Principal Balances for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
Range of Current                   Number of       Principal        Principal      Average      FICO        Current        Original
Mortgage Loan                       Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Principal Balances ($)               Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
400,000.01 - 450,000.00 ..........     50       $ 21,718,723.00        6.45%       6.569%       754      $  434,374.46      78.11%
450,000.01 - 500,000.00 ..........     72         34,185,238.98       10.15        6.671        749         474,794.99      75.28
500,000.01 - 550,000.00 ..........     62         32,674,414.94        9.70        6.506        751         527,006.69      74.09
550,000.01 - 600,000.00 ..........     50         28,529,140.22        8.47        6.702        749         570,582.80      76.29
600,000.01 - 650,000.00 ..........     42         26,349,865.70        7.82        6.549        757         627,377.75      74.32
650,000.01 - 700,000.00 ..........     22         14,966,318.55        4.44        6.468        750         680,287.21      76.78
700,000.01 - 750,000.00 ..........     23         16,857,116.89        5.01        6.585        746         732,918.13      70.73
750,000.01 - 800,000.00 ..........     23         18,010,264.61        5.35        6.843        757         783,054.98      74.93
800,000.01 - 850,000.00 ..........     12          9,921,376.06        2.95        6.505        761         826,781.34      72.61
850,000.01 - 900,000.00 ..........     15         13,226,949.52        3.93        6.759        747         881,796.63      74.15
900,000.01 - 950,000.00 ..........     13         11,929,882.06        3.54        6.715        723         917,683.24      73.24
950,000.01 - 1,000,000.00 ........     20         19,854,185.66        5.90        6.638        732         992,709.28      68.08
1,000,000.01 - 1,250,000.00 ......     21         24,090,749.04        7.15        6.586        731       1,147,178.53      68.30
1,250,000.01 - 1,500,000.00 ......     19         26,249,953.42        7.79        6.567        722       1,381,576.50      68.13
1,500,000.01 - 1,750,000.00 ......      1          1,665,750.00        0.49        6.625        691       1,665,750.00      74.03
1,750,000.01 - 2,000,000.00 ......      8         15,317,201.00        4.55        7.457        719       1,914,650.13      64.83
2,250,000.01 - 2,500,000.00 ......      3          7,285,700.00        2.16        7.004        717       2,428,566.67      46.07
2,500,000.01 - 2,750,000.00 ......      1          2,570,000.00        0.76        7.250        704       2,570,000.00      64.25
2,750,000.01 - 3,000,000.00 ......      1          3,000,000.00        0.89        6.625        680       3,000,000.00      68.18
3,250,000.01 - 3,500,000.00 ......      1          3,499,000.00        1.04        6.875        769       3,499,000.00      67.29
4,750,000.01 - 5,000,000.00 ......      1          4,865,000.00        1.44        6.750        715       4,865,000.00      69.50
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $732,101.80.

         Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Original                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan-to-Value Ratios (%)             Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0.01 - 10.00 .....................      1       $  2,499,000.00        0.74%       6.875%       735      $2,499,000.00       8.93%
20.01 - 30.00 ....................      2          1,247,321.99        0.37        6.500        720         623,661.00      28.08
30.01 - 40.00 ....................      4          4,629,999.92        1.37        6.687        733       1,157,499.98      38.01
40.01 - 50.00 ....................     10          7,728,813.21        2.30        6.783        753         772,881.32      46.09
50.01 - 60.00 ....................     19         16,703,883.17        4.96        6.691        737         879,151.75      57.17
60.01 - 70.00 ....................    104         96,099,309.79       28.54        6.735        734         924,031.82      67.19
70.01 - 80.00 ....................    296        195,688,531.22       58.11        6.593        745         661,109.90      77.60
80.01 - 90.00 ....................     18          9,218,242.06        2.74        7.439        756         512,124.56      87.49
90.01 - 100.00 ...................      6          2,951,728.29        0.88        6.881        777         491,954.72      94.70
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 72.07%.

         Original Term to Stated Maturity for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Original Term to Stated             Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Maturity (Months)                    Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
360 ..............................    460       $336,766,829.65      100.00%       6.671%       742      $  732,101.80      72.07%
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

      Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Remaining Terms to Stated           Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Maturity (Months)                    Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
347 ..............................      1       $    538,990.10        0.16%       5.750%       721      $  538,990.10      74.34%
348 ..............................      1            604,480.00        0.18        6.875        757         604,480.00      80.00
349 ..............................      2          1,694,135.69        0.50        6.053        774         847,067.85      76.30
350 ..............................      6          4,585,099.34        1.36        6.183        759         764,183.22      70.69
351 ..............................      5          2,409,011.34        0.72        6.659        763         481,802.27      71.72
352 ..............................      7          4,673,923.79        1.39        6.838        749         667,703.40      75.21
353 ..............................     22         13,625,032.12        4.05        6.548        753         619,319.64      73.36
354 ..............................     31         18,866,912.31        5.60        6.535        758         608,610.07      70.60
355 ..............................     35         20,075,328.89        5.96        6.447        757         573,580.83      76.24
356 ..............................     84         51,553,199.24       15.31        6.340        752         613,728.56      73.41
357 ..............................     84         64,510,239.04       19.16        6.575        731         767,979.04      72.81
358 ..............................     73         59,006,527.48       17.52        6.561        727         808,308.60      74.52
359 ..............................     35         29,416,637.31        8.74        7.074        743         840,475.35      73.40
360 ..............................     74         65,207,313.00       19.36        7.126        743         881,179.91      66.03
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 357 months.

               Geographic Distribution of the Mortgaged Properties
                         for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Geographic Area                      Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Alabama ..........................      1       $    419,647.48        0.12%       5.750%       757      $  419,647.48      80.00%
Arizona ..........................     26         19,168,107.65        5.69        6.578        742         737,234.91      74.17
California .......................    247        176,046,054.32       52.28        6.620        740         712,737.06      72.97
Colorado .........................      6          7,041,026.47        2.09        6.772        757       1,173,504.41      69.55
Connecticut ......................     10         12,179,097.99        3.62        6.614        721       1,217,909.80      68.89
Delaware .........................      1            524,931.45        0.16        5.750        739         524,931.45      75.00
Florida ..........................     24         16,390,390.57        4.87        6.894        749         682,932.94      74.19
Georgia ..........................      6          3,730,418.92        1.11        6.812        772         621,736.49      76.84
Hawaii ...........................      1            625,500.00        0.19        5.625        785         625,500.00      59.57
Idaho ............................      4          2,933,913.75        0.87        6.638        723         733,478.44      72.53
Illinois .........................      5          4,005,895.29        1.19        6.050        723         801,179.06      74.61
Indiana ..........................      1          1,980,000.00        0.59        6.875        690       1,980,000.00      66.00
Maine ............................      1            613,000.00        0.18        6.500        692         613,000.00      77.69
Maryland .........................      4          3,120,964.48        0.93        6.497        739         780,241.12      74.14
Massachusetts ....................     10          6,875,291.69        2.04        6.508        752         687,529.17      72.88
Michigan .........................      2          1,623,819.00        0.48        5.855        731         811,909.50      75.79
Nevada ...........................     10          5,744,514.15        1.71        6.927        754         574,451.42      68.49
New Hampshire ....................      1            488,118.92        0.14        7.250        765         488,118.92      93.94
New Jersey .......................     11          6,852,117.01        2.03        6.842        748         622,919.73      76.35
New York .........................     20         16,567,742.44        4.92        6.872        739         828,387.12      60.85
North Carolina ...................      4          2,229,882.02        0.66        6.239        774         557,470.51      60.59
Oregon ...........................      3          1,930,360.39        0.57        7.091        757         643,453.46      77.14
Pennsylvania .....................      1          2,000,000.00        0.59        7.375        755       2,000,000.00      40.00
Rhode Island .....................      1          1,665,750.00        0.49        6.625        691       1,665,750.00      74.03
South Carolina ...................      5          3,210,882.52        0.95        6.753        763         642,176.50      72.42
Texas ............................      8          6,303,905.22        1.87        6.372        736         787,988.15      73.67
Utah .............................     11         10,004,854.75        2.97        7.131        752         909,532.25      69.19
Virginia .........................      9          4,963,857.73        1.47        6.415        739         551,539.75      77.84
Washington .......................     25         16,200,535.44        4.81        6.912        750         648,021.42      73.40
Wisconsin ........................      1            857,500.00        0.25        7.125        767         857,500.00      70.00
Wyoming ..........................      1            468,750.00        0.14        6.625        800         468,750.00      75.00
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

        Mortgagors' FICO Credit Scores for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of FICO                       Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Credit Scores                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
661 - 680 ........................      4       $  4,478,703.84        1.33%       6.558%       676      $1,119,675.96      67.43%
681 - 700 ........................     51         47,059,240.59       13.97        6.678        692         922,730.21      67.91
701 - 720 ........................     47         45,868,426.19       13.62        6.783        713         975,923.96      71.92
721 - 740 ........................     89         65,030,325.11       19.31        6.689        731         730,677.81      70.96
741 - 760 ........................    104         67,557,206.60       20.06        6.702        751         649,588.53      72.98
761 - 780 ........................     95         61,947,526.21       18.39        6.622        770         652,079.22      74.49
781 - 800 ........................     58         37,319,991.16       11.08        6.479        791         643,448.12      74.17
801 - 820 ........................     12          7,505,409.95        2.23        6.945        807         625,450.83      72.97
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 742.

          Types of Mortgaged Properties for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Property Type                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Single Family Residence ..........    314       $223,289,278.77       66.30%       6.658%       741      $  711,112.35      72.34%
Planned Unit Development (PUD)....     96         74,244,134.46       22.05        6.632        746         773,376.40      72.16
Low-Rise Condominium .............     22         13,544,604.78        4.02        6.522        734         615,663.85      73.38
Two-Family Residence .............      3          2,152,500.00        0.64        6.789        742         717,500.00      81.28
High-Rise Condominium ............     16         10,391,965.60        3.09        7.197        747         649,497.85      77.01
Four-Family Residence ............      2          2,031,946.04        0.60        7.119        755       1,015,973.02      72.25
Three-Family Residence ...........      2          1,470,000.00        0.44        7.505        763         735,000.00      79.46
Townhouse ........................      4          7,143,400.00        2.12        6.606        726       1,785,850.00      70.98
Cooperative ......................      1          2,499,000.00        0.74        6.875        735       2,499,000.00       8.93
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

                     Purposes of the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Purpose                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Purchase .........................    171       $127,466,559.17       37.85%       6.758%       749      $  745,418.47      75.69%
Refinance (Rate/Term) ............    168        123,462,790.88       36.66        6.566        740         734,897.56      72.26
Refinance (Cash Out) .............    121         85,837,479.60       25.49        6.695        735         709,400.66      66.44
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

                Occupancy Types for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Occupancy Type                       Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Primary Home .....................    378       $273,048,854.73       81.08%       6.563%       741      $  722,351.47      72.19%
Secondary Home ...................     29         29,201,247.41        8.67        6.921        742       1,006,939.57      69.24
Investment .......................     53         34,516,727.51       10.25        7.318        748         651,259.01      73.58
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

----------
(1) Based upon representations of the related mortgagors at the time of origination.

             Loan Documentation Types for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Type of                             Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Documentation Program                Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Full/Alternate ...................    156       $120,095,187.13       35.66%       6.439%       743      $  769,840.94      72.60%
FastForward ......................      1            549,649.58        0.16        5.500        773         549,649.58      80.00
Stated Income ....................    303        216,121,992.94       64.18        6.803        741         713,273.90      71.76
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

                   Loan Ages for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Ages (Months)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0 ................................     74       $ 65,207,313.00       19.36%       7.126%       743      $  881,179.91      66.03%
1 ................................     35         29,416,637.31        8.74        7.074        743         840,475.35      73.40
2 ................................     73         59,006,527.48       17.52        6.561        727         808,308.60      74.52
3 ................................     84         64,510,239.04       19.16        6.575        731         767,979.04      72.81
4 ................................     84         51,553,199.24       15.31        6.340        752         613,728.56      73.41
5 ................................     35         20,075,328.89        5.96        6.447        757         573,580.83      76.24
6 ................................     31         18,866,912.31        5.60        6.535        758         608,610.07      70.60
7 ................................     22         13,625,032.12        4.05        6.548        753         619,319.64      73.36
8 ................................      7          4,673,923.79        1.39        6.838        749         667,703.40      75.21
9 ................................      5          2,409,011.34        0.72        6.659        763         481,802.27      71.72
10 ...............................      6          4,585,099.34        1.36        6.183        759         764,183.22      70.69
11 ...............................      2          1,694,135.69        0.50        6.053        774         847,067.85      76.30
12 ...............................      1            604,480.00        0.18        6.875        757         604,480.00      80.00
13 ...............................      1            538,990.10        0.16        5.750        721         538,990.10      74.34
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 3 months.

                  Loan Programs for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Program                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
5/1 CMT Fully Amortizing .........      3       $  1,770,688.63        0.53%       5.840%       781      $  590,229.54      77.24%
5/1 LIBOR Fully Amortizing .......     35         24,074,717.03        7.15        6.622        751         687,849.06      71.36
5/1 LIBOR Interest Only ..........    334        256,618,096.16       76.20        6.672        738         768,317.65      72.04
5/6 LIBOR Fully Amortizing .......     13          6,632,228.74        1.97        6.421        757         510,171.44      73.44
5/6 LIBOR Interest Only ..........     75         47,671,099.09       14.16        6.757        753         635,614.65      72.26
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

           Original Interest Only Terms of the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Original Interest Only              Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Term (Months)                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0 ................................     51       $ 32,477,634.40        9.64%       6.538%       754      $  636,816.36      72.10%
60 ...............................     38         23,333,733.11        6.93        6.364        758         614,045.61      73.02
120 ..............................    371        280,955,462.14       83.43        6.712        739         757,292.35      71.99
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

         Prepayment Charge Terms and Type of the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Prepayment Charge                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Term and Type (Months)               Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
None .............................    309       $227,350,466.94       67.51%       6.639%       746      $  735,762.03      71.08%
12 - Hard ........................     54         41,535,947.48       12.33        6.764        735         769,184.21      74.43
12 - Soft ........................      3          1,752,650.65        0.52        6.341        764         584,216.88      80.00
24 - Hard ........................     11          6,678,807.51        1.98        6.577        741         607,164.32      80.03
36 - Hard ........................     69         51,146,741.04       15.19        6.754        728         741,257.12      72.36
36 - Soft ........................     14          8,302,216.03        2.47        6.734        749         593,015.43      77.52
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

                 Gross Margins for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Gross                      Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Margins (%)                          Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
2.001 - 2.500 ....................    145       $ 89,180,931.55       26.48%       6.348%       757      $  615,040.91      72.69%
2.501 - 3.000 ....................    307        243,392,611.73       72.27        6.783        736         792,809.81      71.71
3.001 - 3.500 ....................      5          2,620,786.37        0.78        7.249        759         524,157.27      78.41
3.501 - 4.000 ....................      3          1,572,500.00        0.47        6.690        769         524,166.67      82.56
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======


----------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.638%.

        Months to Initial Adjustment Date for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
Range of Number of                 Number of       Principal        Principal      Average      FICO        Current        Original
Months to Initial                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Adjustment Date                      Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
41 - 50 ..........................     10       $  7,422,705.13        2.20%       6.178%       759      $  742,270.51      72.99%
51 - 60 ..........................    436        318,621,524.52       94.61        6.676        741         730,783.31      72.12
61 - 70 ..........................     14         10,722,600.00        3.18        6.869        751         765,900.00      70.21
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

            Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Maximum                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Mortgage Rates (%)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
9.500 - 9.999 ....................      1       $    427,252.65        0.13%        4.75%       749      $  427,252.65      63.99%
10.000 - 10.499 ..................      5          3,088,460.92        0.92         5.28        753         617,692.18       77.2
10.500 - 10.999 ..................     71         46,144,693.97        13.7        5.757        754         649,925.27      71.73
11.000 - 11.499 ..................    103         73,651,373.01       21.87        6.227        742         715,061.87      74.06
11.500 - 11.999 ..................    113         93,136,719.15       27.66         6.69        734         824,218.75      70.67
12.000 - 12.499 ..................     63         48,921,212.11       14.53          7.1        741         776,527.18      70.59
12.500 - 12.999 ..................     79         54,736,806.47       16.25         7.31        741         692,870.97      72.02
13.000 - 13.499 ..................     15         10,708,193.19        3.18        7.691        753         713,879.55      75.35
13.500 - 13.999 ..................      3          1,888,550.38        0.56        8.169        774         629,516.79      71.77
14.000 - 14.499 ..................      5          2,989,727.80        0.89         8.41        759         597,945.56      80.09
14.500 - 14.999 ..................      1            500,000.00        0.15          8.5        764         500,000.00       74.4
15.500 - 15.999 ..................      1            573,840.00        0.17       10.875        737         573,840.00         80
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 11.781%.

           Initial Periodic Rate Cap for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Initial Periodic                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Rate Cap (%)                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
3.000 ............................     25       $ 14,546,119.71        4.32%       6.761%       752      $  581,844.79      74.76%
5.000 ............................    398        300,284,920.25       89.17        6.654        741         754,484.72      71.86
6.000 ............................     37         21,935,789.69        6.51        6.855        752         592,859.18      73.17
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Group 1 Mortgage Loans was approximately 4.979%.

        Subsequent Periodic Rate Caps for the Group 1 Mortgage Loans (1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Subsequent Periodic                 Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Rate Cap (%)                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
1.000 ............................     63       $ 39,789,599.65       11.82%       6.663%       755      $  631,580.95      72.35%
2.000 ............................    397        296,977,230.00       88.18        6.672        740         748,053.48      72.04
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans was approximately 1.882%.

               Origination Channels for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Origination Channel                  Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Mortgage Professionals ...........    169       $135,835,204.43       40.34%       6.758%       734      $  803,758.61      73.43%
Consumer Direct ..................     52         49,380,416.93       14.66        6.874        733         949,623.40      64.95
Correspondent ....................     42         31,278,693.65        9.29        6.956        736         744,730.80      73.35
Conduit ..........................    197        120,272,514.64       35.71        6.416        756         610,520.38      73.14
                                      ---       ---------------      ------
    Total ........................    460       $336,766,829.65      100.00%
                                      ===       ===============      ======

                                  Loan Group 2

                Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of                            Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Mortgage Rates (%)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
4.501 - 5.000 ....................      3       $  2,071,057.56        1.61%       4.875%       751      $  690,352.52      72.34%
5.001 - 5.500 ....................      2          2,297,321.50        1.78        5.300        755       1,148,660.75      60.49
5.501 - 6.000 ....................     19         14,426,821.50       11.19        5.869        748         759,306.39      72.27
6.001 - 6.500 ....................     31         22,558,407.18       17.50        6.330        744         727,690.55      75.72
6.501 - 7.000 ....................     37         27,704,600.15       21.49        6.854        734         748,772.98      71.86
7.001 - 7.500 ....................     55         48,588,051.36       37.69        7.310        746         883,419.12      70.80
7.501 - 8.000 ....................     14          8,899,719.48        6.90        7.711        725         635,694.25      77.20
8.001 - 8.500 ....................      3          1,721,100.00        1.33        8.236        716         573,700.00      83.03
8.501 - 9.000 ....................      1            655,565.06        0.51        8.750        767         655,565.06      80.00
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.852% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.848% per annum.

          Current Principal Balances for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
Range of Current                   Number of       Principal        Principal      Average      FICO        Current        Original
Mortgage Loan                       Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Principal Balances ($)               Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
400,000.01 - 450,000.00 ..........     12       $  5,223,550.00        4.05%       6.819%       740      $  435,295.83      75.35%
450,000.01 - 500,000.00 ..........     25         11,847,776.90        9.19        6.782        730         473,911.08      77.00
500,000.01 - 550,000.00 ..........     18          9,403,578.16        7.29        7.020        736         522,421.01      73.89
550,000.01 - 600,000.00 ..........     16          9,128,351.12        7.08        6.717        739         570,521.95      71.76
600,000.01 - 650,000.00 ..........     17         10,696,237.69        8.30        6.782        743         629,190.45      73.78
650,000.01 - 700,000.00 ..........     12          8,081,099.98        6.27        7.122        737         673,425.00      72.59
700,000.01 - 750,000.00 ..........     11          8,010,393.68        6.21        6.826        738         728,217.61      76.34
750,000.01 - 800,000.00 ..........      7          5,479,966.88        4.25        7.002        743         782,852.41      75.77
800,000.01 - 850,000.00 ..........      4          3,317,000.00        2.57        7.343        723         829,250.00      74.93
850,000.01 - 900,000.00 ..........      4          3,540,800.00        2.75        6.623        723         885,200.00      75.68
900,000.01 - 950,000.00 ..........      8          7,406,153.17        5.74        6.701        750         925,769.15      66.65
950,000.01 - 1,000,000.00 ........      5          4,927,999.00        3.82        7.275        755         985,599.80      72.16
1,000,000.01 - 1,250,000.00.. ....      6          6,729,300.00        5.22        7.005        724       1,121,550.00      73.72
1,250,000.01 - 1,500,000.00.. ....     10         13,906,820.25       10.79        6.523        759       1,390,682.03      72.12
1,500,000.01 - 1,750,000.00.. ....      4          6,513,116.96        5.05        6.556        738       1,628,279.24      67.65
1,750,000.01 - 2,000,000.00.. ....      2          3,725,500.00        2.89        6.696        758       1,862,750.00      68.38
2,000,000.01 - 2,250,000.00.. ....      2          4,230,000.00        3.28        7.309        732       2,115,000.00      64.22
2,250,000.01 - 2,500,000.00.. ....      1          2,400,000.00        1.86        6.500        770       2,400,000.00      75.00
4,250,000.01 - 4,500,000.00.. ....      1          4,355,000.00        3.38        7.250        765       4,355,000.00      65.00
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $781,349.36.

         Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Original                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan-to-Value Ratios (%)             Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
30.01 - 40.00 ....................      4       $  3,230,915.46        2.51%       6.656%       759      $  807,728.87      36.76%
40.01 - 50.00 ....................      4          2,905,667.23        2.25        6.265        759         726,416.81      47.17
50.01 - 60.00 ....................      8          5,523,770.06        4.28        6.488        736         690,471.26      54.39
60.01 - 70.00 ....................     27         30,581,266.96       23.72        6.850        746       1,132,639.52      66.81
70.01 - 80.00 ....................    113         81,797,954.08       63.45        6.871        741         723,875.70      77.39
80.01 - 90.00 ....................      9          4,883,070.00        3.79        7.429        715         542,563.33      86.74
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 72.55%.

         Original Term to Stated Maturity for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Original Term to Stated             Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Maturity (Months)                    Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
360 ..............................    165       $128,922,643.79      100.00%       6.852%       742      $  781,349.36      72.55%
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

      Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Remaining Terms to Stated           Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Maturity (Months)                    Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
353 ..............................      2       $  1,178,300.00        0.91%       5.854%       742      $  589,150.00      69.09%
354 ..............................      4          2,237,108.21        1.74        6.003        749         559,277.05      78.44
355 ..............................     14          8,859,176.54        6.87        6.263        748         632,798.32      73.72
356 ..............................     11          6,934,291.38        5.38        5.909        738         630,390.13      67.14
357 ..............................     26         19,125,925.51       14.84        6.560        722         735,612.52      78.38
358 ..............................     47         38,181,478.79       29.62        7.132        746         812,371.89      74.50
359 ..............................     41         36,368,613.36       28.21        7.033        750         887,039.35      68.07
360 ..............................     20         16,037,750.00       12.44        7.045        734         801,887.50      72.22
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 358 months.

               Geographic Distribution of the Mortgaged Properties
                         for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Geographic Area                      Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Arizona ..........................      6       $  5,233,966.96        4.06%       6.700%       726      $  872,327.83      71.31%
California .......................     79         58,199,190.75       45.14        6.973        737         736,698.62      73.11
Colorado .........................      6          5,615,550.00        4.36        7.168        757         935,925.00      62.62
Connecticut ......................      2          2,022,915.46        1.57        5.450        774       1,011,457.73      59.51
Florida ..........................      8          8,449,872.13        6.55        6.956        765       1,056,234.02      71.10
Georgia ..........................      2          1,567,999.00        1.22        7.250        767         783,999.50      75.00
Hawaii ...........................      2          1,465,000.00        1.14        7.067        756         732,500.00      60.74
Idaho ............................      1            660,000.00        0.51        7.375        721         660,000.00      80.00
Illinois .........................      5          4,053,636.41        3.14        7.036        728         810,727.28      77.89
Indiana ..........................      1            632,253.17        0.49        6.000        772         632,253.17      80.00
Iowa .............................      1            480,000.00        0.37        7.625        731         480,000.00      80.00
Maryland .........................      6          2,911,197.07        2.26        6.490        721         485,199.51      81.66
Massachusetts ....................      2          1,175,900.00        0.91        7.277        745         587,950.00      77.58
Michigan .........................      4          2,607,798.33        2.02        6.640        751         651,949.58      76.24
Mississippi ......................      1            519,920.00        0.40        6.875        682         519,920.00      80.00
Nevada ...........................      3          3,498,300.00        2.71        7.144        737       1,166,100.00      65.03
New Jersey .......................      3          2,112,321.50        1.64        6.475        723         704,107.17      62.43
New York .........................     12         12,605,114.86        9.78        6.585        761       1,050,426.24      74.66
North Carolina ...................      1          1,625,000.00        1.26        6.875        705       1,625,000.00      65.00
Ohio .............................      3          1,480,074.75        1.15        6.002        754         493,358.25      80.00
Oregon ...........................      1            776,000.00        0.60        7.250        761         776,000.00      73.90
Pennsylvania .....................      1            585,000.00        0.45        7.500        722         585,000.00      65.00
South Carolina ...................      4          3,568,200.00        2.77        6.340        755         892,050.00      78.28
Texas ............................      2          1,258,300.00        0.98        6.817        711         629,150.00      68.06
Utah .............................      1            436,500.00        0.34        7.500        701         436,500.00      90.00
Vermont ..........................      1            425,300.00        0.33        6.000        737         425,300.00      67.51
Virginia .........................      3          2,529,993.44        1.96        6.013        732         843,331.15      73.68
Washington .......................      4          2,427,339.96        1.88        7.206        740         606,834.99      73.69
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

            Mortgagors' FICO Scores for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of FICO                       Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Credit Scores                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
641 - 660 ........................      1       $    558,435.70        0.43%       6.375%       660      $  558,435.70      80.00%
661 - 680 ........................      2            948,000.00        0.74        6.315        673         474,000.00      80.00
681 - 700 ........................     18         11,036,804.77        8.56        6.825        692         613,155.82      77.60
701 - 720 ........................     35         27,401,011.88       21.25        7.006        710         782,886.05      71.68
721 - 740 ........................     31         22,593,571.09       17.52        6.833        731         728,824.87      74.51
741 - 760 ........................     25         20,218,603.89       15.68        6.954        750         808,744.16      70.96
761 - 780 ........................     30         27,682,817.58       21.47        6.928        768         922,760.59      70.18
781 - 800 ........................     17         14,572,815.58       11.30        6.411        786         857,224.45      73.35
801 - 820 ........................      6          3,910,583.30        3.03        6.719        807         651,763.88      72.03
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 742.

          Types of Mortgaged Properties for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Property Type                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Single Family Residence ..........    120       $ 93,900,104.30       72.83%       6.924%       740      $  782,500.87      72.15%
Planned Unit Development (PUD) ...     29         21,713,219.93       16.84        6.648        745         748,731.72      73.22
Low-Rise Condominium .............      5          3,513,739.64        2.73        6.588        733         702,747.93      72.89
Two-Family Residence .............      1            625,000.00        0.48        7.750        720         625,000.00      73.53
High-Rise Condominium ............      5          5,492,000.80        4.26        6.623        764       1,098,400.16      75.10
Four-Family Residence ............      1            862,500.00        0.67        7.250        704         862,500.00      75.00
Three-Family Residence ...........      1            655,565.06        0.51        8.750        767         655,565.06      80.00
Cooperative ......................      3          2,160,514.06        1.68        5.756        774         720,171.35      72.62
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

                     Purposes of the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Purpose                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Purchase .........................     33       $ 27,316,637.22       21.19%       6.633%       750      $  827,776.89      77.94%
Refinance (Rate/Term) ............     95         76,005,673.86       58.95        7.020        743         800,059.72      70.40
Refinance (Cash Out) .............     37         25,600,332.71       19.86        6.584        729         691,900.88      73.15
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

                Occupancy Types for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Occupancy Type                       Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Primary Home .....................    145       $114,626,134.31       88.91%       6.836%       742      $  790,525.06      72.50%
Secondary Home ...................     11          9,194,509.48        7.13        6.840        751         835,864.50      72.42
Investment .......................      9          5,102,000.00        3.96        7.226        730         566,888.89      73.81
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) Based upon representations of the related mortgagors at the time of origination.

             Loan Documentation Types for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Type of                             Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Documentation Program                Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Full/Alternate ...................     64       $ 53,564,256.85       41.55%       6.625%       749      $  836,941.51      73.42%
Stated Income ....................    101         75,358,386.94       58.45        7.013        737         746,122.64      71.93
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

                   Loan Ages for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Ages (Months)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0 ................................     20       $ 16,037,750.00       12.44%       7.045%       734      $  801,887.50      72.22%
1 ................................     41         36,368,613.36       28.21        7.033        750         887,039.35      68.07
2 ................................     47         38,181,478.79       29.62        7.132        746         812,371.89      74.50
3 ................................     26         19,125,925.51       14.84        6.560        722         735,612.52      78.38
4 ................................     11          6,934,291.38        5.38        5.909        738         630,390.13      67.14
5 ................................     14          8,859,176.54        6.87        6.263        748         632,798.32      73.72
6 ................................      4          2,237,108.21        1.74        6.003        749         559,277.05      78.44
7 ................................      2          1,178,300.00        0.91        5.854        742         589,150.00      69.09
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 2 months.

                  Loan Programs for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Program                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
7/1 LIBOR Fully Amortizing .......      5       $  3,671,938.06        2.85%       6.535%       739      $  734,387.61      69.57%
7/1 LIBOR Interest Only ..........    132        107,823,042.99       83.63        7.003        741         816,841.23      72.76
7/6 LIBOR Fully Amortizing .......      3          2,201,490.13        1.71        5.702        745         733,830.04      53.31
7/6 LIBOR Interest Only ..........     25         15,226,172.61       11.81        6.023        749         609,046.90      74.55
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

           Original Interest Only Terms of the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Original Interest Only              Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Term (Months)                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0 ................................      8       $  5,873,428.19        4.56%       6.222%       741      $  734,178.52      63.48%
60 ...............................      2            894,450.00        0.69        6.242        766         447,225.00      74.73
84 ...............................      1            555,000.00        0.43        6.250        735         555,000.00      73.51
120 ..............................    154        121,599,765.60       94.32        6.889        742         789,608.87      72.96
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

         Prepayment Charge Terms and Type of the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Prepayment Charge                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Term and Type (Months)               Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
None .............................    118       $ 89,991,843.54       69.80%       6.826%       744      $  762,642.74      72.44%
12 - Hard ........................     24         23,614,733.42       18.32        7.060        742         983,947.23      70.78
24 - Hard ........................      6          3,402,500.00        2.64        6.581        736         567,083.33      75.03
36 - Hard ........................     17         11,913,566.83        9.24        6.707        729         700,798.05      76.14
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

                 Gross Margins for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Gross                      Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Margins (%)                          Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
2.001 - 2.500 ....................     22       $ 14,221,592.67       11.03%       5.847%       751      $  646,436.03      71.15%
2.501 - 3.000 ....................    142        114,171,053.26       88.56        6.978        741         804,021.50      72.69
3.501 - 4.000 ....................      1            529,997.86        0.41        6.655        714         529,997.86      79.10
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.705%.

        Months to Initial Adjustment Date for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
Range of Number of                 Number of       Principal        Principal      Average      FICO        Current        Original
Months to Initial                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Adjustment Date                      Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
71 - 80 ..........................     31       $ 19,208,876.13       14.90%       6.080%       744      $  619,641.17      71.61%
81 - 90 ..........................    134        109,713,767.66       85.10        6.987        742         818,759.46      72.71
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

            Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Maximum                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Mortgage Rates (%)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
9.500 - 9.999 ....................      3       $  2,071,057.56        1.61%       4.875%       751      $  690,352.52      72.34%
10.000 - 10.499 ..................      1            921,821.50        0.72        5.375        716         921,821.50      46.30
10.500 - 10.999 ..................     11          7,922,505.89        6.15        5.783        748         720,227.81      70.29
11.000 - 11.499 ..................     28         21,730,297.12       16.86        6.113        748         776,082.04      75.11
11.500 - 11.999 ..................     30         24,590,274.44       19.07        6.713        733         819,675.81      73.91
12.000 - 12.499 ..................     51         43,565,826.42       33.79        7.176        751         854,231.89      68.92
12.500 - 12.999 ..................     37         25,744,195.80       19.97        7.459        729         695,789.08      75.97
13.000 - 13.499 ..................      3          1,721,100.00        1.33        8.236        716         573,700.00      83.03
13.500 - 13.999 ..................      1            655,565.06        0.51        8.750        767         655,565.06      80.00
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.900%.

           Initial Periodic Rate Cap for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Initial Periodic                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Rate Cap (%)                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
2.000 ............................      1       $  1,375,500.00        1.07%       5.250%       781      $1,375,500.00      70.00%
3.000 ............................      6          3,144,947.86        2.44        6.346        726         524,157.98      73.14
5.000 ............................    155        122,660,162.47       95.14        6.884        742         791,355.89      72.52
6.000 ............................      3          1,742,033.46        1.35        6.717        741         580,677.82      75.71
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Group 2 Mortgage Loans was approximately 4.933%.

         Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Subsequent Periodic                 Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Rate Cap (%)                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
1.000 ............................     25       $ 15,685,629.28       12.17%       5.901%       749      $  627,425.17      71.44%
2.000 ............................    140        113,237,014.51       87.83        6.983        741         808,835.82      72.70
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans was approximately 1.878%.

               Origination Channels for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Origination Channel                  Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Mortgage Professionals ...........     41       $ 34,611,300.42       26.85%       6.764%       734      $  844,178.06      75.32%
Consumer Direct ..................     77         64,113,043.64       49.73        7.113        747         832,636.93      70.51
Correspondent ....................     17         11,618,725.74        9.01        7.055        731         683,454.46      77.16
Conduit ..........................     30         18,579,573.99       14.41        5.987        746         619,319.13      71.53
                                      ---       ---------------      ------
    Total ........................    165       $128,922,643.79      100.00%
                                      ===       ===============      ======

                                  Loan Group 3

                Mortgage Rates for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of                            Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Mortgage Rates (%)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
5.001 - 5.500 ....................      2       $  1,559,434.97        0.63%       5.500%       761      $  779,717.49      56.26%
5.501 - 6.000 ....................     16         10,168,038.80        4.08        5.837        744         635,502.43      72.39
6.001 - 6.500 ....................     96         72,919,393.82       29.24        6.375        747         759,577.02      71.83
6.501 - 7.000 ....................    159        123,864,054.34       49.66        6.792        741         779,019.21      72.01
7.001 - 7.500 ....................     37         27,424,495.86       11.00        7.323        735         741,202.59      75.64
7.501 - 8.000 ....................     11         12,420,443.61        4.98        7.819        730       1,129,131.24      68.54
8.001 - 8.500 ....................      2          1,058,000.00        0.42        8.125        702         529,000.00      77.88
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.738% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.737% per annum.

          Current Principal Balances for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
Range of Current                   Number of       Principal        Principal      Average      FICO        Current        Original
Mortgage Loan                       Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Principal Balances ($)               Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
400,000.01 - 450,000.00 ..........     16       $  6,956,684.25        2.79%       6.785%       743      $  434,792.77      80.36%
450,000.01 - 500,000.00 ..........     51         24,589,742.70        9.86        6.699        735         482,151.82      79.05
500,000.01 - 550,000.00 ..........     37         19,414,555.55        7.78        6.636        750         524,717.72      76.28
550,000.01 - 600,000.00 ..........     28         16,236,972.04        6.51        6.798        739         579,891.86      73.46
600,000.01 - 650,000.00 ..........     34         21,538,498.40        8.64        6.758        750         633,485.25      75.89
650,000.01 - 700,000.00 ..........     25         16,957,632.12        6.80        6.630        750         678,305.28      72.55
700,000.01 - 750,000.00 ..........     15         11,007,297.74        4.41        6.635        743         733,819.85      70.37
750,000.01 - 800,000.00 ..........     22         17,284,535.77        6.93        6.570        739         785,660.72      66.66
800,000.01 - 850,000.00 ..........      9          7,413,433.93        2.97        6.564        707         823,714.88      74.79
850,000.01 - 900,000.00 ..........      6          5,332,779.91        2.14        6.499        755         888,796.65      68.94
900,000.01 - 950,000.00 ..........      8          7,433,971.67        2.98        6.827        755         929,246.46      64.01
950,000.01 - 1,000,000.00 ........     18         17,774,199.00        7.13        6.731        735         987,455.50      71.90
1,000,000.01 - 1,250,000.00.. ....     21         23,674,996.54        9.49        6.679        740       1,127,380.79      72.57
1,250,000.01 - 1,500,000.00.. ....     16         22,171,164.03        8.89        6.756        743       1,385,697.75      68.71
1,500,000.01 - 1,750,000.00.. ....      6          9,899,798.75        3.97        7.487        735       1,649,966.46      66.91
1,750,000.01 - 2,000,000.00.. ....      9         17,177,599.00        6.89        6.952        748       1,908,622.11      65.66
2,000,000.01 - 2,250,000.00.. ....      1          2,100,000.00        0.84        6.750        683       2,100,000.00      67.74
2,250,000.01 - 2,500,000.00.. ....      1          2,450,000.00        0.98        6.375        776       2,450,000.00      69.50
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the average principal balance of the Group 3 Mortgage Loans was approximately $772,179.14.

         Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Original                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan-to-Value Ratios (%)             Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
20.01 - 30.00 ....................      1       $    700,000.00        0.28%       6.625%       758      $  700,000.00      21.21%
30.01 - 40.00 ....................      2          1,450,000.00        0.58        5.852        791         725,000.00      32.99
40.01 - 50.00 ....................     14         12,148,897.61        4.87        6.679        751         867,778.40      45.74
50.01 - 60.00 ....................     17         16,380,474.49        6.57        6.687        757         963,557.32      56.07
60.01 - 70.00 ....................     59         61,670,811.16       24.73        6.828        731       1,045,267.99      66.70
70.01 - 80.00 ....................    215        149,348,969.54       59.88        6.719        744         694,646.37      78.07
80.01 - 90.00 ....................     13          6,745,708.60        2.70        6.826        730         518,900.66      86.90
90.01 - 100.00 ...................      2            969,000.00        0.39        6.495        717         484,500.00      95.00
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 72.12%.

         Original Term to Stated Maturity for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Original Term to Stated             Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Maturity (Months)                    Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
360 ..............................    323       $249,413,861.40      100.00%       6.738%       742      $  772,179.14      72.12%
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

      Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Remaining Terms to Stated           Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Maturity (Months)                    Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
351 ..............................      1       $    621,799.44        0.25%       6.750%       738      $  621,799.44      84.18%
353 ..............................      6          4,129,899.95        1.66        6.279        752         688,316.66      73.79
354 ..............................     10          6,710,713.60        2.69        6.234        765         671,071.36      74.82
355 ..............................     11          6,045,666.24        2.42        6.406        762         549,606.02      74.29
356 ..............................     38         28,768,025.62       11.53        6.629        739         757,053.31      71.32
357 ..............................     63         45,906,223.21       18.41        6.806        735         728,670.21      75.35
358 ..............................     37         28,397,616.93       11.39        6.875        723         767,503.16      74.62
359 ..............................     72         63,714,649.41       25.55        6.849        747         884,925.69      69.44
360 ..............................     85         65,119,267.00       26.11        6.684        746         766,109.02      71.04
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 358 months.

               Geographic Distribution of the Mortgaged Properties
                         for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Geographic Area                      Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Arizona ..........................     10       $  8,885,100.00        3.56%       6.759%       753      $  888,510.00      66.59%
California .......................    200        148,184,673.83       59.41        6.701        742         740,923.37      72.72
Colorado .........................      3          3,361,000.00        1.35        7.038        723       1,120,333.33      60.51
Connecticut ......................      3          2,195,000.00        0.88        6.538        728         731,666.67      54.55
Delaware .........................      1            840,000.00        0.34        6.625        744         840,000.00      77.06
District of Columbia .............      1            666,540.33        0.27        7.625        752         666,540.33      80.00
Florida ..........................      8          4,667,643.08        1.87        6.901        745         583,455.39      77.34
Georgia ..........................      2          1,669,624.15        0.67        6.945        742         834,812.08      65.18
Hawaii ...........................      3          2,650,000.00        1.06        6.545        757         883,333.33      62.10
Idaho ............................      2          2,180,727.38        0.87        7.411        722       1,090,363.69      66.92
Kentucky .........................      1          1,085,000.00        0.44        6.875        696       1,085,000.00      70.00
Maryland .........................      4          3,116,500.00        1.25        6.833        734         779,125.00      78.58
Massachusetts ....................      4          3,160,542.43        1.27        6.597        746         790,135.61      80.00
Minnesota ........................      1            637,314.69        0.26        6.875        703         637,314.69      80.00
Montana ..........................      1          1,146,750.00        0.46        6.750        694       1,146,750.00      75.00
Nevada ...........................      7          4,938,900.00        1.98        6.610        746         705,557.14      67.60
New Jersey .......................      9          9,502,179.36        3.81        6.848        749       1,055,797.71      73.68
New York .........................     36         31,540,299.33       12.65        6.789        748         876,119.43      71.80
North Carolina ...................      3          2,209,769.63        0.89        6.385        730         736,589.88      72.40
Ohio .............................      2          1,488,361.51        0.60        6.667        725         744,180.76      76.27
Oregon ...........................      1            488,000.00        0.20        6.750        739         488,000.00      70.00
Rhode Island .....................      1            680,000.00        0.27        6.750        725         680,000.00      80.00
South Carolina ...................      1          1,499,000.00        0.60        6.375        697       1,499,000.00      57.65
Tennessee ........................      1            635,000.00        0.25        6.500        788         635,000.00      74.71
Texas ............................      2          1,292,800.00        0.52        7.318        751         646,400.00      80.00
Utah .............................      1            440,000.00        0.18        7.500        741         440,000.00      80.00
Virginia .........................      7          3,999,866.30        1.60        6.635        742         571,409.47      81.13
Washington .......................      7          5,153,270.21        2.07        6.728        737         736,181.46      69.05
West Virginia ....................      1          1,099,999.17        0.44        7.750        703       1,099,999.17      68.75
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

            Mortgagors' FICO Scores for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of FICO                       Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Credit Scores                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
661 - 680 ........................      5       $  3,607,888.98        1.45%       6.632%       670      $  721,577.80      79.73%
681 - 700 ........................     39         34,276,508.61       13.74        6.704        691         878,884.84      68.71
701 - 720 ........................     48         35,012,620.86       14.04        6.926        711         729,429.60      75.80
721 - 740 ........................     67         49,670,577.36       19.91        6.803        731         741,351.90      72.63
741 - 760 ........................     62         46,461,877.25       18.63        6.768        751         749,385.12      73.44
761 - 780 ........................     49         39,181,060.08       15.71        6.665        770         799,613.47      71.96
781 - 800 ........................     40         31,563,432.80       12.66        6.603        788         789,085.82      70.24
801 - 820 ........................     13          9,639,895.46        3.87        6.486        808         741,530.42      65.93
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 Mortgage Loans was approximately 742.

          Types of Mortgaged Properties for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Property Type                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Single Family Residence ..........    212       $167,602,480.59       67.20%       6.755%       738      $  790,577.74      72.04%
Planned Unit Development (PUD) ...     61         46,791,675.13       18.76        6.731        750         767,076.64      70.22
Low-Rise Condominium .............     25         14,753,797.22        5.92        6.664        745         590,151.89      76.30
Two-Family Residence .............      4          2,698,779.91        1.08        6.795        763         674,694.98      75.90
High-Rise Condominium ............      8          7,422,683.28        2.98        6.772        765         927,835.41      78.77
Four-Family Residence ............      1            999,000.00        0.40        6.625        707         999,000.00      64.12
Three-Family Residence ...........      2          1,455,000.00        0.58        6.693        743         727,500.00      77.58
Townhouse ........................      3          2,784,743.46        1.12        6.426        743         928,247.82      73.91
Cooperative ......................      7          4,905,701.81        1.97        6.581        740         700,814.54      67.29
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

                     Purposes of the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Purpose                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Purchase .........................    117       $ 88,793,488.53       35.60%       6.724%       750      $  758,918.71      74.85%
Refinance (Rate/Term) ............    108         88,902,846.93       35.64        6.822        736         823,174.51      70.43
Refinance (Cash Out) .............     98         71,717,525.94       28.75        6.654        738         731,811.49      70.84
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

                Occupancy Types for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Occupancy Type                       Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Primary Home .....................    293       $225,198,364.03       90.29%       6.710%       742      $  768,595.10      72.13%
Secondary Home ...................     14         13,279,172.10        5.32        6.891        734         948,512.29      71.51
Investment .......................     16         10,936,325.27        4.38        7.134        744         683,520.33      72.78
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) Based upon representations of the related mortgagors at the time of origination.

             Loan Documentation Types for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Type of                             Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Documentation Program                Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Full/Alternate ...................    139       $108,845,914.78       43.64%       6.585%       748      $  783,064.14      73.09%
FastForward ......................      1            504,000.00        0.20        6.625        703         504,000.00      80.00
Stated Income ....................    183        140,063,946.62       56.16        6.858        737         765,376.76      71.35
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

                   Loan Ages for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Ages (Months)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0 ................................     85       $ 65,119,267.00       26.11%       6.684%       746      $  766,109.02      71.04%
1 ................................     72         63,714,649.41       25.55        6.849        747         884,925.69      69.44
2 ................................     37         28,397,616.93       11.39        6.875        723         767,503.16      74.62
3 ................................     63         45,906,223.21       18.41        6.806        735         728,670.21      75.35
4 ................................     38         28,768,025.62       11.53        6.629        739         757,053.31      71.32
5 ................................     11          6,045,666.24        2.42        6.406        762         549,606.02      74.29
6 ................................     10          6,710,713.60        2.69        6.234        765         671,071.36      74.82
7 ................................      6          4,129,899.95        1.66        6.279        752         688,316.66      73.79
9 ................................      1            621,799.44        0.25        6.750        738         621,799.44      84.18
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average loan age of the Group 3 Mortgage Loans was approximately 2 months.

                  Loan Programs for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Program                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
10/1 LIBOR Fully Amortizing. .....     22       $ 18,079,696.10        7.25%       6.725%       750      $  821,804.37      74.48%
10/1 LIBOR Interest Only .........    279        216,937,821.66       86.98        6.753        739         777,554.92      72.09
10/6 LIBOR Interest Only .........     22         14,396,343.64        5.77        6.537        768         654,379.26      69.59
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

           Original Interest Only Terms of the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Original Interest Only              Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Term (Months)                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0 ................................     22       $ 18,079,696.10        7.25%       6.725%       750      $  821,804.37      74.48%
120 ..............................    301        231,334,165.30       92.75        6.740        741         768,552.04      71.94
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

         Prepayment Charge Terms and Type of the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Prepayment Charge                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Term and Type (Months)               Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
None .............................    202       $163,207,847.64       65.44%       6.734%       748      $  807,959.64      70.92%
12 - Hard ........................     53         43,624,686.12       17.49        6.832        731         823,107.29      73.41
24 - Hard ........................      2          1,024,600.00        0.41        6.750        738         512,300.00      86.95
36 - Hard ........................     66         41,556,727.64       16.66        6.656        730         629,647.39      75.12
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

                 Gross Margins for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Gross                      Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Margins (%)                          Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
1.501 - 2.000 ....................      2       $  1,643,000.00        0.66%       6.445%       778      $  821,500.00      68.88%
2.001 - 2.500 ....................     46         30,508,450.53       12.23        6.460        761         663,227.19      72.89
2.501 - 3.000 ....................    275        217,262,410.87       87.11        6.780        739         790,045.13      72.04
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans was approximately 2.683%.

        Months to Initial Adjustment Date for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
Range of Number of                 Number of       Principal        Principal      Average      FICO        Current        Original
Months to Initial                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Adjustment Date                      Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
111 - 120 ........................    323       $249,413,861.40      100.00%       6.738%       742      $  772,179.14      72.12%
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

            Maximum Mortgage Rates for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Maximum                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Mortgage Rates (%)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
10.500 - 10.999 ..................     14       $  9,272,473.77        3.72%       5.737%       752      $  662,319.56      68.69%
11.000 - 11.499 ..................     64         47,661,319.09       19.11        6.293        744         744,708.11      72.98
11.500 - 11.999 ..................    160        125,231,461.43       50.21        6.724        740         782,696.63      72.42
12.000 - 12.499 ..................     47         33,687,035.80       13.51        7.045        740         716,745.44      73.84
12.500 - 12.999 ..................     33         29,899,971.31       11.99        7.349        745         906,059.74      68.62
13.000 - 13.499 ..................      5          3,661,600.00        1.47        7.781        723         732,320.00      72.38
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 Mortgage Loans was approximately 11.789%.

           Initial Periodic Rate Cap for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Initial Periodic                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Rate Cap (%)                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
5.000 ............................    305       $237,521,833.75       95.23%       6.746%       741      $  778,760.11      72.34%
6.000 ............................     18         11,892,027.65        4.77        6.596        766         660,668.20      67.74
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Group 3 Mortgage Loans is approximately 5.048%

         Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Subsequent Periodic                 Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Rate Cap (%)                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
1.000 ............................      1       $    443,000.00        0.18%       6.625%       778      $  443,000.00      77.04%
2.000 ............................    322        248,970,861.40       99.82        6.739        742         773,201.43      72.11
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans is approximately 1.998%

               Origination Channels for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Origination Channel                  Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Mortgage Professionals ...........    136       $ 98,077,079.68       39.32%       6.706%       740      $  721,155.00      71.88%
Consumer Direct ..................     96         85,596,345.26       34.32        6.850        738         891,628.60      72.32
Correspondent ....................     39         31,437,810.13       12.60        6.864        735         806,097.70      72.23
Conduit ..........................     52         34,302,626.33       13.75        6.437        763         659,665.89      72.21
                                      ---       ---------------      ------
    Total ........................    323       $249,413,861.40      100.00%
                                      ===       ===============      ======

                            Aggregate Mortgage Loans

                    Mortgage Rates for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of                            Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Mortgage Rates (%)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
4.501 - 5.000 ....................      4       $  2,498,310.21        0.35%       4.854%       750      $  624,577.55      70.91%
5.001 - 5.500 ....................     19         12,345,659.41        1.73        5.408        753         649,771.55      69.44
5.501 - 6.000 ....................    124         83,439,877.96       11.67        5.850        751         672,902.24      71.89
6.001 - 6.500 ....................    260        188,201,698.94       26.32        6.360        742         723,852.69      73.41
6.501 - 7.000 ....................    305        241,505,310.09       33.77        6.803        739         791,820.69      71.38
7.001 - 7.500 ....................    156        126,614,870.60       17.71        7.310        742         811,633.79      71.56
7.501 - 8.000 ....................     63         49,119,707.86        6.87        7.771        735         779,677.90      72.86
8.001 - 8.500 ....................     13          8,787,977.80        1.23        8.255        732         675,998.29      78.08
8.501 - 9.000 ....................      3          2,016,081.97        0.28        8.822        775         672,027.32      75.65
10.501 - 11.000 ..................      1            573,840.00        0.08       10.875        737         573,840.00      80.00
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.727% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.724% per annum.

              Current Principal Balances for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
Range of Current                   Number of       Principal        Principal      Average      FICO        Current        Original
Mortgage Loan                       Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Principal Balances ($)               Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
400,000.01 - 450,000.00 ..........     78       $ 33,898,957.25        4.74%       6.652%       749      $  434,602.02      78.15%
450,000.01 - 500,000.00 ..........    148         70,622,758.58        9.88        6.699        741         477,180.80      76.88
500,000.01 - 550,000.00 ..........    117         61,492,548.65        8.60        6.626        748         525,577.34      74.75
550,000.01 - 600,000.00 ..........     94         53,894,463.38        7.54        6.733        744         573,345.36      74.67
600,000.01 - 650,000.00 ..........     93         58,584,601.79        8.19        6.668        752         629,941.95      74.80
650,000.01 - 700,000.00 ..........     59         40,005,050.65        5.59        6.669        748         678,051.71      74.14
700,000.01 - 750,000.00 ..........     49         35,874,808.31        5.02        6.654        743         732,138.95      71.87
750,000.01 - 800,000.00 ..........     52         40,774,767.26        5.70        6.749        747         784,130.14      71.54
800,000.01 - 850,000.00 ..........     25         20,651,809.99        2.89        6.661        736         826,072.40      73.76
850,000.01 - 900,000.00 ..........     25         22,100,529.43        3.09        6.674        745         884,021.18      73.14
900,000.01 - 950,000.00 ..........     29         26,770,006.90        3.74        6.742        739         923,103.69      68.85
950,000.01 - 1,000,000.00 ........     43         42,556,383.66        5.95        6.751        736         989,683.34      70.15
1,000,000.01 - 1,250,000.00.. ....     48         54,495,045.58        7.62        6.678        734       1,135,313.45      70.82
1,250,000.01 - 1,500,000.00.. ....     45         62,327,937.70        8.72        6.624        738       1,385,065.28      69.23
1,500,000.01 - 1,750,000.00.. ....     11         18,078,665.71        2.53        7.072        732       1,643,515.06      67.83
1,750,000.01 - 2,000,000.00.. ....     19         36,220,300.00        5.07        7.139        737       1,906,331.58      65.58
2,000,000.01 - 2,250,000.00.. ....      3          6,330,000.00        0.89        7.124        716       2,110,000.00      65.39
2,250,000.01 - 2,500,000.00.. ....      5         12,135,700.00        1.70        6.777        740       2,427,140.00      56.52
2,500,000.01 - 2,750,000.00.. ....      1          2,570,000.00        0.36        7.250        704       2,570,000.00      64.25
2,750,000.01 - 3,000,000.00.. ....      1          3,000,000.00        0.42        6.625        680       3,000,000.00      68.18
3,250,000.01 - 3,500,000.00.. ....      1          3,499,000.00        0.49        6.875        769       3,499,000.00      67.29
4,250,000.01 - 4,500,000.00.. ....      1          4,355,000.00        0.61        7.250        765       4,355,000.00      65.00
4,750,000.01 - 5,000,000.00.. ....      1          4,865,000.00        0.68        6.750        715       4,865,000.00      69.50
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $754,328.41.

             Original Loan-to-Value Ratios for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Original                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan-to-Value Ratios (%)             Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0.01 - 10.00 .....................      1       $  2,499,000.00        0.35%       6.875%       735      $2,499,000.00       8.93%
20.01 - 30.00 ....................      3          1,947,321.99        0.27        6.545        734         649,107.33      25.61
30.01 - 40.00 ....................     10          9,310,915.38        1.30        6.546        751         931,091.54      36.80
40.01 - 50.00 ....................     28         22,783,378.05        3.19        6.661        753         813,692.07      46.04
50.01 - 60.00 ....................     44         38,608,127.72        5.40        6.660        746         877,457.45      56.30
60.01 - 70.00 ....................    190        188,351,387.91       26.34        6.784        735         991,323.09      66.97
70.01 - 80.00 ....................    624        426,835,454.84       59.69        6.690        744         684,031.18      77.72
80.01 - 90.00 ....................     40         20,847,020.66        2.92        7.238        738         521,175.52      87.13
90.01 - 100.00 ...................      8          3,920,728.29        0.55        6.786        762         490,091.04      94.77
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.18%.

             Original Term to Stated Maturity for the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Original Term to Stated             Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Maturity (Months)                    Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
360 ..............................    948       $715,103,334.84      100.00%       6.727%       742      $  754,328.41      72.18%
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

          Remaining Terms to Stated Maturity for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Remaining Terms to Stated           Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Maturity (Months)                    Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
347 ..............................      1       $    538,990.10        0.08%       5.750%       721      $  538,990.10      74.34%
348 ..............................      1            604,480.00        0.08        6.875        757         604,480.00      80.00
349 ..............................      2          1,694,135.69        0.24        6.053        774         847,067.85      76.30
350 ..............................      6          4,585,099.34        0.64        6.183        759         764,183.22      70.69
351 ..............................      6          3,030,810.78        0.42        6.678        758         505,135.13      74.27
352 ..............................      7          4,673,923.79        0.65        6.838        749         667,703.40      75.21
353 ..............................     30         18,933,232.07        2.65        6.446        752         631,107.74      73.19
354 ..............................     45         27,814,734.12        3.89        6.420        759         618,105.20      72.25
355 ..............................     60         34,980,171.67        4.89        6.393        755         583,002.86      75.26
356 ..............................    133         87,255,516.24       12.20        6.401        746         656,056.51      72.22
357 ..............................    173        129,542,387.76       18.12        6.655        731         748,799.93      74.53
358 ..............................    157        125,585,623.20       17.56        6.806        732         799,908.43      74.54
359 ..............................    148        129,499,900.08       18.11        6.952        747         874,999.32      69.96
360 ..............................    179        146,364,330.00       20.47        6.920        743         817,677.82      68.94
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 358 months.

   Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Geographic Area                      Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Alabama ..........................      1       $    419,647.48        0.06%       5.750%       757      $  419,647.48      80.00%
Arizona ..........................     42         33,287,174.61        4.65        6.645        742         792,551.78      71.70
California .......................    526        382,429,918.90       53.48        6.705        740         727,053.08      72.89
Colorado .........................     15         16,017,576.47        2.24        6.967        750       1,067,838.43      65.23
Connecticut ......................     15         16,397,013.45        2.29        6.461        729       1,093,134.23      65.81
Delaware .........................      2          1,364,931.45        0.19        6.288        742         682,465.73      76.27
District of Columbia .............      1            666,540.33        0.09        7.625        752         666,540.33      80.00
Florida ..........................     40         29,507,905.78        4.13        6.913        753         737,697.64      73.80
Georgia ..........................     10          6,968,042.07        0.97        6.942        764         696,804.21      73.63
Hawaii ...........................      6          4,740,500.00        0.66        6.585        761         790,083.33      61.35
Idaho ............................      7          5,774,641.13        0.81        7.014        722         824,948.73      71.27
Illinois .........................     10          8,059,531.70        1.13        6.546        725         805,953.17      76.26
Indiana ..........................      2          2,612,253.17        0.37        6.663        710       1,306,126.59      69.39
Iowa .............................      1            480,000.00        0.07        7.625        731         480,000.00      80.00
Kentucky .........................      1          1,085,000.00        0.15        6.875        696       1,085,000.00      70.00
Maine ............................      1            613,000.00        0.09        6.500        692         613,000.00      77.69
Maryland .........................     14          9,148,661.55        1.28        6.609        732         653,475.83      78.04
Massachusetts ....................     16         11,211,734.12        1.57        6.614        750         700,733.38      75.38
Michigan .........................      6          4,231,617.33        0.59        6.339        743         705,269.56      76.07
Minnesota ........................      1            637,314.69        0.09        6.875        703         637,314.69      80.00
Mississippi ......................      1            519,920.00        0.07        6.875        682         519,920.00      80.00
Montana ..........................      1          1,146,750.00        0.16        6.750        694       1,146,750.00      75.00
Nevada ...........................     20         14,181,714.15        1.98        6.870        747         709,085.71      67.33
New Hampshire ....................      1            488,118.92        0.07        7.250        765         488,118.92      93.94
New Jersey .......................     23         18,466,617.87        2.58        6.803        746         802,896.43      73.38
New York .........................     68         60,713,156.63        8.49        6.770        748         892,840.54      69.41
North Carolina ...................      8          6,064,651.65        0.85        6.462        739         758,081.46      66.07
Ohio .............................      5          2,968,436.26        0.42        6.336        740         593,687.25      78.13
Oregon ...........................      5          3,194,360.39        0.45        7.077        755         638,872.08      75.26
Pennsylvania .....................      2          2,585,000.00        0.36        7.403        748       1,292,500.00      45.66
Rhode Island .....................      2          2,345,750.00        0.33        6.661        701       1,172,875.00      75.76
South Carolina ...................     10          8,278,082.52        1.16        6.507        748         827,808.25      72.27
Tennessee ........................      1            635,000.00        0.09        6.500        788         635,000.00      74.71
Texas ............................     12          8,855,005.22        1.24        6.574        735         737,917.10      73.79
Utah .............................     13         10,881,354.75        1.52        7.161        749         837,027.29      70.46
Vermont ..........................      1            425,300.00        0.06        6.000        737         425,300.00      67.51
Virginia .........................     19         11,493,717.47        1.61        6.403        739         604,932.50      78.07
Washington .......................     36         23,781,145.61        3.33        6.902        746         660,587.38      72.49
West Virginia ....................      1          1,099,999.17        0.15        7.750        703       1,099,999.17      68.75
Wisconsin ........................      1            857,500.00        0.12        7.125        767         857,500.00      70.00
Wyoming ..........................      1            468,750.00        0.07        6.625        800         468,750.00      75.00
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

                Mortgagors' FICO Scores for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of FICO                       Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Credit Scores                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
641 - 660 ........................      1       $    558,435.70        0.08%       6.375%       660      $  558,435.70      80.00%
661 - 680 ........................     11          9,034,592.82        1.26        6.562        673         821,326.62      73.66
681 - 700 ........................    108         92,372,553.97       12.92        6.705        692         855,301.43      69.37
701 - 720 ........................    130        108,282,058.93       15.14        6.886        712         832,938.91      73.11
721 - 740 ........................    187        137,294,473.56       19.20        6.754        731         734,195.05      72.15
741 - 760 ........................    191        134,237,687.74       18.77        6.763        751         702,815.12      72.84
761 - 780 ........................    174        128,811,403.87       18.01        6.701        770         740,295.42      72.79
781 - 800 ........................    115         83,456,239.54       11.67        6.514        789         725,706.43      72.54
801 - 820 ........................     31         21,055,888.71        2.94        6.693        807         679,222.22      69.57
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 742.

              Types of Mortgaged Properties for the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Property Type                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Single Family Residence ..........    646       $484,791,863.66       67.79%       6.743%       740      $  750,451.80      72.20%
Planned Unit Development (PUD) ...    186        142,749,029.52       19.96        6.667        747         767,467.90      71.68
Low-Rise Condominium .............     52         31,812,141.64        4.45        6.595        739         611,771.95      74.68
Two-Family Residence .............      8          5,476,279.91        0.77        6.902        750         684,534.99      77.75
High-Rise Condominium ............     29         23,306,649.68        3.26        6.926        757         803,677.58      77.12
Four-Family Residence ............      4          3,893,446.04        0.54        7.021        731         973,361.51      70.77
Three-Family Residence ...........      5          3,580,565.06        0.50        7.403        755         716,113.01      78.80
Townhouse ........................      7          9,928,143.46        1.39        6.555        731       1,418,306.21      71.80
Cooperative ......................     11          9,565,215.87        1.34        6.472        746         869,565.08      53.25
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

                         Purposes of the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Purpose                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Purchase .........................    321       $243,576,684.92       34.06%       6.731%       749      $  758,805.87      75.64%
Refinance (Rate/Term) ............    371        288,371,311.67       40.33        6.765        740         777,281.16      71.21
Refinance (Cash Out) .............    256        183,155,338.25       25.61        6.663        735         715,450.54      69.10
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

                    Occupancy Types for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Occupancy Type                       Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Primary Home .....................    816       $612,873,353.07       85.70%       6.668%       742      $  751,070.29      72.22%
Secondary Home ...................     54         51,674,928.99        7.23        6.899        742         956,943.13      70.39
Investment .......................     78         50,555,052.78        7.07        7.269        745         648,141.70      73.43
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) Based upon representations of the related mortgagors at the time of origination.

                 Loan Documentation Types for the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Type of                             Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Documentation Program                Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Full/Alternate ...................    359       $282,505,358.76       39.51%       6.530%       746      $  786,923.00      72.94%
FastForward ......................      2          1,053,649.58        0.15        6.038        740         526,824.79      80.00
Stated Income ....................    587        431,544,326.50       60.35        6.858        739         735,169.21      71.66
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

                       Loan Ages for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Ages (Months)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0 ................................    179       $146,364,330.00       20.47%       6.920%       743      $  817,677.82      68.94%
1 ................................    148        129,499,900.08       18.11        6.952        747         874,999.32      69.96
2 ................................    157        125,585,623.20       17.56        6.806        732         799,908.43      74.54
3 ................................    173        129,542,387.76       18.12        6.655        731         748,799.93      74.53
4 ................................    133         87,255,516.24       12.20        6.401        746         656,056.51      72.22
5 ................................     60         34,980,171.67        4.89        6.393        755         583,002.86      75.26
6 ................................     45         27,814,734.12        3.89        6.420        759         618,105.20      72.25
7 ................................     30         18,933,232.07        2.65        6.446        752         631,107.74      73.19
8 ................................      7          4,673,923.79        0.65        6.838        749         667,703.40      75.21
9 ................................      6          3,030,810.78        0.42        6.678        758         505,135.13      74.27
10 ...............................      6          4,585,099.34        0.64        6.183        759         764,183.22      70.69
11 ...............................      2          1,694,135.69        0.24        6.053        774         847,067.85      76.30
12 ...............................      1            604,480.00        0.08        6.875        757         604,480.00      80.00
13 ...............................      1            538,990.10        0.08        5.750        721         538,990.10      74.34
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 2 months.

                      Loan Programs for the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Loan Program                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
10/1 LIBOR Fully Amortizing.. ....     22       $ 18,079,696.10        2.53%       6.725%       750      $  821,804.37      74.48%
10/1 LIBOR Interest Only .........    279        216,937,821.66       30.34        6.753        739         777,554.92      72.09
10/6 LIBOR Interest Only .........     22         14,396,343.64        2.01        6.537        768         654,379.26      69.59
5/1 CMT Fully Amortizing .........      3          1,770,688.63        0.25        5.840        781         590,229.54      77.24
5/1 LIBOR Fully Amortizing .......     35         24,074,717.03        3.37        6.622        751         687,849.06      71.36
5/1 LIBOR Interest Only ..........    334        256,618,096.16       35.89        6.672        738         768,317.65      72.04
5/6 LIBOR Fully Amortizing .......     13          6,632,228.74        0.93        6.421        757         510,171.44      73.44
5/6 LIBOR Interest Only ..........     75         47,671,099.09        6.67        6.757        753         635,614.65      72.26
7/1 LIBOR Fully Amortizing .......      5          3,671,938.06        0.51        6.535        739         734,387.61      69.57
7/1 LIBOR Interest Only ..........    132        107,823,042.99       15.08        7.003        741         816,841.23      72.76
7/6 LIBOR Fully Amortizing .......      3          2,201,490.13        0.31        5.702        745         733,830.04      53.31
7/6 LIBOR Interest Only ..........     25         15,226,172.61        2.13        6.023        749         609,046.90      74.55
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

               Original Interest Only Terms of the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Original Interest Only              Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Term (Months)                        Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
0 ................................     81       $ 56,430,758.69        7.89%       6.565%       751      $  696,676.03      71.97%
60 ...............................     40         24,228,183.11        3.39        6.359        758         605,704.58      73.08
84 ...............................      1            555,000.00        0.08        6.250        735         555,000.00      73.51
120 ..............................    826        633,889,393.04       88.64        6.756        740         767,420.57      72.16
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

             Prepayment Charge Terms and Type of the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Prepayment Charge                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Term and Type (Months)               Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
None .............................    629       $480,550,158.12       67.20%       6.706%       746      $  763,990.71      71.28%
12 - Hard ........................    131        108,775,367.02       15.21        6.856        735         830,346.31      73.23
12 - Soft ........................      3          1,752,650.65        0.25        6.341        764         584,216.88      80.00
24 - Hard ........................     19         11,105,907.51        1.55        6.594        739         584,521.45      79.14
36 - Hard ........................    152        104,617,035.51       14.63        6.710        729         688,269.97      73.89
36 - Soft ........................     14          8,302,216.03        1.16        6.734        749         593,015.43      77.52
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

                     Gross Margins for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Gross                      Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Margins (%)                          Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
1.501 - 2.000 ....................      2       $  1,643,000.00        0.23%       6.445%       778      $  821,500.00      68.88%
2.001 - 2.500 ....................    213        133,910,974.75       18.73        6.321        757         628,690.02      72.57
2.501 - 3.000 ....................    724        574,826,075.86       80.38        6.821        738         793,958.67      72.03
3.001 - 3.500 ....................      5          2,620,786.37        0.37        7.249        759         524,157.27      78.41
3.501 - 4.000 ....................      4          2,102,497.86        0.29        6.681        755         525,624.47      81.69
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.666%.

            Months to Initial Adjustment Date for the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
Range of Number of                 Number of       Principal        Principal      Average      FICO        Current        Original
Months to Initial                   Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Adjustment Date                      Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
41 - 50 ..........................     10       $  7,422,705.13        1.04%       6.178%       759      $  742,270.51      72.99%
51 - 60 ..........................    436        318,621,524.52       44.56        6.676        741         730,783.31      72.12
61 - 70 ..........................     14         10,722,600.00        1.50        6.869        751         765,900.00      70.21
71 - 80 ..........................     31         19,208,876.13        2.69        6.080        744         619,641.17      71.61
81 - 90 ..........................    134        109,713,767.66       15.34        6.987        742         818,759.46      72.71
111 - 120 ........................    323        249,413,861.40       34.88        6.738        742         772,179.14      72.12
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

                Maximum Mortgage Rates for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Range of Maximum                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Mortgage Rates (%)                   Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
9.500 - 9.999 ....................      4       $  2,498,310.21        0.35%       4.854%       750      $  624,577.55      70.91%
10.000 - 10.499 ..................      6          4,010,282.42        0.56        5.302        745         668,380.40      70.10
10.500 - 10.999 ..................     96         63,339,673.63        8.86        5.758        753         659,788.27      71.10
11.000 - 11.499 ..................    195        143,042,989.22       20.00        6.232        743         733,553.79      73.86
11.500 - 11.999 ..................    303        242,958,455.02       33.98        6.710        737         801,843.09      71.90
12.000 - 12.499 ..................    161        126,174,074.33       17.64        7.111        744         783,689.90      70.88
12.500 - 12.999 ..................    149        110,380,973.58       15.44        7.355        739         740,811.90      72.02
13.000 - 13.499 ..................     23         16,090,893.19        2.25        7.770        742         699,604.05      75.50
13.500 - 13.999 ..................      4          2,544,115.44        0.36        8.318        772         636,028.86      73.89
14.000 - 14.499 ..................      5          2,989,727.80        0.42        8.410        759         597,945.56      80.09
14.500 - 14.999 ..................      1            500,000.00        0.07        8.500        764         500,000.00      74.40
15.500 - 15.999 ..................      1            573,840.00        0.08       10.875        737         573,840.00      80.00
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.805%

               Initial Periodic Rate Cap for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Initial Periodic                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Rate Cap (%)                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
2.000 ............................      1       $  1,375,500.00        0.19%       5.250%       781      $1,375,500.00      70.00%
3.000 ............................     31         17,691,067.57        2.47        6.687        747         570,679.60      74.48
5.000 ............................    858        660,466,916.47       92.36        6.730        741         769,774.96      72.16
6.000 ............................     58         35,569,850.80        4.97        6.762        756         613,273.29      71.48
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap for the Mortgage Loans was approximately 4.994%

             Subsequent Periodic Rate Caps for the Mortgage Loans(1)

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
Subsequent Periodic                 Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Rate Cap (%)                         Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
1.000 ............................     89       $ 55,918,228.93        7.82%       6.449%       754      $  628,294.71      72.13%
2.000 ............................    859        659,185,105.91       92.18        6.751        741         767,386.62      72.18
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Mortgage Loans was approximately 1.922%.

                   Origination Channels for the Mortgage Loans

                                                                    Percent of                Weighted                     Weighted
                                                   Aggregate        Aggregate     Weighted    Average       Average        Average
                                   Number of       Principal        Principal      Average      FICO        Current        Original
                                    Mortgage        Balance          Balance      Mortgage     Credit      Principal       Loan-to-
Origination Channel                  Loans        Outstanding      Outstanding      Rate       Score        Balance      Value Ratio
---------------------------------- ---------    ---------------    -----------    --------    --------   -------------   -----------
Mortgage Professionals ...........    346       $268,523,584.53       37.55%       6.740%       736      $  776,079.72      73.11%
Consumer Direct ..................    225        199,089,805.83       27.84        6.941        740         884,843.58      69.91
Correspondent ....................     98         74,335,229.52       10.40        6.933        735         758,522.75      73.47
Conduit ..........................    279        173,154,714.96       24.21        6.374        756         620,626.22      72.78
                                      ---       ---------------      ------
    Total ........................    948       $715,103,334.84      100.00%
                                      ===       ===============      ======

Assignment of the Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date the depositor will assign without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in each Mortgage Loan and all interest in all other assets included in IndyMac INDA Mortgage Loan Trust 2007-AR8, including all scheduled payments received on or with respect to the Mortgage Loans that were due after the Cut-off Date but will not include any Scheduled Payments due on or before the Cut-off Date.

      In connection with the assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as they are available to the depositor). With respect to up to 30% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Assignments of the Mortgage Loans to the trustee (or its nominee) generally will not be submitted for recording in a public office for real property records (except with respect to any Mortgage Loan located in Maryland). Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at IndyMac Bank's expense).

      The trustee will review each mortgage file within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the Mortgage Loan as provided above, the seller may remove the Mortgage Loan (referred to as a deleted Mortgage Loan) from the issuing entity and substitute in its place another Mortgage Loan (referred to as a replacement Mortgage Loan); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

   o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")),

   o have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

   o have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted Mortgage Loan,

   o have a Minimum Mortgage Rate not lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted Mortgage Loan,

   o have the same Mortgage Index, reset period and periodic rate cap as the deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted Mortgage Loan,

   o have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted Mortgage Loan,

   o  have a Loan-to-Value Ratio not higher than that of the deleted Mortgage
      Loan,

   o have a remaining term to maturity not more than one year greater than nor more than one year less than, that of the deleted Mortgage Loan; provided, that the aggregate amount of substituted Mortgage Loans with a term to maturity greater than the related deleted Mortgage Loan may not exceed 5% of the Cut-off Date Pool Principal Balance, and

   o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

                                   The Seller

      IndyMac Bank, F.S.B. ("IndyMac Bank" or the "seller") will be the seller of the Mortgage Loans. The principal executive offices of the seller are located at 888 East Walnut Street, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank.

Origination Process

      IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

      Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

      Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

      Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank (each, a "correspondent seller").

      Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans (a "conduit seller"). As of August 2007, IndyMac Bank has suspended the operation of its conduit channel. Some of the Mortgage Loans might have been originated through this channel, however, if their origination date preceded this suspension.

      IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

      Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also allow for mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

      IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

      IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

      In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

      IndyMac Bank purchases loans that have been originated under one of six documentation programs: Full/Alternate, FastForward, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

      Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Mortgage Loans with lower risk characteristics are eligible for express processing under this program. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506-T (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program, but does require verification of employment.

      Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications. Information regarding income is not verified. It is reasonable to assume that the actual income for certain of the borrowers under the Stated Income Documentation Program will be less than the stated income as represented by such borrowers. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

      Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

      IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the mortgage professionals channel, but not for mortgage loans acquired through other channels.

      Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

      To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

      Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

      IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

      1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a correspondent seller is a mortgage loan eligible for purchase pursuant to this program.

      2. Preferred Delegated Underwriting Program. Under this program, correspondent sellers that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of a correspondent seller with more stringent requirements imposed on correspondent sellers with a lower net worth. Correspondent sellers are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Correspondent sellers are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each correspondent seller to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

      Under the Preferred Delegated Underwriting Program, each eligible correspondent seller is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

      Mortgage loans originated through the conduit channel were generally initially underwritten by the conduit seller to the conduit seller's underwriting guidelines. IndyMac Bank reviews each conduit seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO Credit Score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a conduit seller are subjected to a full re-underwriting.

      For all of these origination channels, exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

Representations by Seller; Repurchases, etc.

      The seller represents that immediately before the assignment of the Mortgage Loans to the depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the pooling and servicing agreement.

      In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan Program--Representations by Seller; Repurchases" in the prospectus.

      For Mortgage Loans that IndyMac Bank originates through the conduit and correspondent channels, IndyMac Bank generally has rights against third parties with respect to early payment defaults on those Mortgage Loans. In the pooling and servicing agreement, the seller will assign to the depositor, who will then assign to the trustee all rights the seller has relating to the early payment defaults on the Mortgage Loans ("EPD Rights") and the Servicer assumes any related duties as part of its servicing obligations. As further described in the pooling and servicing agreement, the Servicer will attempt to enforce the EPD Rights. If the Servicer's enforcement of the EPD Rights obligates the Servicer to sell a Mortgage Loan to a third party, the Servicer shall repurchase the Mortgage Loan at the purchase price and sell the Mortgage Loan to the third party. The Servicer shall deposit into the Certificate Account all amounts received in connection with the enforcement of EPD Rights, not exceeding the purchase price, with respect to any Mortgage Loan. Any amounts received by the Servicer with respect to a Mortgage Loan in excess of the purchase price shall be retained by the Servicer as additional servicing compensation.

                         Servicing of the Mortgage Loans

The Servicer

      IndyMac Bank will act as servicer under the pooling and servicing agreement (in such capacity, the "Servicer"). The principal executive offices of the Servicer are located at 888 East Walnut Street, Pasadena, California 91101. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the servicer will be the only entity servicing the Mortgage Loans. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+ (Rating Watch Negative)" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2-" as a primary servicer of prime first lien mortgage loans, "SQ3+" as primary servicer of subprime first lien mortgage loans and "SQ3+" as a special servicer and (z) by S&P, "strong/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

      The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

      If the servicing of any Mortgage Loan were to be transferred, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the prospectus.

Servicing Compensation and Payment of Expenses

      The expense fees are payable out of the interest payments on each Mortgage Loan. As of the Cut-off date, the weighted average rate at which the expense fees accrue (referred to as the "expense fee rate") is equal to approximately 0.384%, 0.383% and 0.381% per annum, for the Group 1, Group 2 and Group 3 Mortgage Loans, respectively. The expense fees consist of (a) the servicing fee,
(b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement in an amount of 0.0045% per annum of the Stated Principal Balance of each Mortgage Loan (the "trustee fee") and (c) lender paid mortgage insurance premiums. The servicing fee rate will be 0.3750% per annum. The Servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the Servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the Servicer out of its fee. The amount of the Servicer's servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid

Mortgage Loans." The Servicer will also be entitled to receive assumption fees and other similar charges (excluding prepayment charges and late payment fees). The Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account and the Certificate Account and Excess Proceeds with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Certificates--Fees and Expenses."

      The "adjusted net mortgage rate" of a Mortgage Loan is the Mortgage Loan's Mortgage Rate minus the related expense fee rate.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the Servicer purchases a Mortgage Loan as described in this prospectus supplement under "--Certain Modifications and Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the Servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (the "Compensating Interest") equal to the product of

   o  0.125% multiplied by

   o  one-twelfth multiplied by

   o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

If shortfalls in interest as a result of prepayments on the Mortgage Loans in any month exceed the Compensating Interest for such month, the amount of interest to be distributed to certificateholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates--Interest" in this prospectus supplement.

Advances

      Except as described below, the Servicer will be required to advance prior to each Distribution Date from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for that Distribution Date, an amount (referred to as an "advance") equal to

   o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "Determination Date" (which will be the 15th of the month or, if the 15th is not a business day, the next business day)

      minus

   o  the servicing fee for those Mortgage Loans for the period plus

   o an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

      Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that such advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines as of any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the Servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the Servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

      The Servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the Servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification. Modification of a Mortgage Loan may be made in lieu of refinancing to change the interest rate on the related Mortgage Loan or to alter any other characteristics of the Mortgage Loans as, for example, to change the terms relating to the adjustment of the mortgage interest rate. The Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Servicer. The Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. The purchase price will be treated by the Servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the trustee in accordance with the pooling and servicing agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Prepayment Charges

      A portion of the Mortgage Loans provide for the payment of a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to three years after origination. The prepayment charges that are imposed on such Mortgage Loans are hard prepayment charges or soft prepayment charges. With respect to the Mortgage Loans that impose soft prepayment charges, the mortgagor is only required to pay a prepayment charge if the mortgagor prepays the Mortgage Loan for a reason other than as a result of selling the mortgaged property. Mortgage Loans that impose hard prepayment charges require the payment of a prepayment charge in connection with any prepayment, regardless of the reason for that prepayment. Approximately 2.99% of the Mortgage Loans in loan group 1 (by aggregate Stated Principal Balance of the Mortgage Loans in loan group 1 as of the cut-off date), have soft prepayment charges and approximately 29.50%, 30.20% and 34.56% of the Mortgage Loans in loan group 1, loan group 2 and loan group 3, respectively (by aggregate Stated Principal Balance of the related Mortgage Loans as of the cut-off date), have hard prepayment charges. Any prepayment charges paid on the Mortgage Loans will not be distributed to any of the offered certificates, but will be distributed to the Class P-1 and Class P-2 Certificates.

Default Management Services

      In connection with the servicing of defaulted Mortgage Loans, the Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this prospectus supplement.

                                   The Sponsor

      The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the Servicer of the Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993. The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

                      Year                Approximate Volume
                      ----                ------------------
                      2002                   $6.25 billion
                      2003                   $5.78 billion
                      2004                  $16.03 billion
                      2005                  $31.37 billion
                      2006                  $39.17 billion

      As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters in structuring its securitization transactions.

                                Static Pool Data

      Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

      IndyMac Bank reports delinquency data for securitizations of pools of mortgage loans under the "INDA" category consistent with the methodology used by the Mortgage Bankers Association of America (the "MBA Method"). As defined in Standard & Poor's LEVELS(R) Glossary, under the MBA Method, a mortgage loan is considered delinquent if a monthly payment has not been received by the end of the day immediately preceding the mortgage loan's next due date. For example, a mortgage loan will be considered 30 days delinquent if the borrower fails to make a scheduled monthly payment originally due on March 1 by the close of business on March 31 and it will be reported as "31-60 days delinquent" on the April statement to certificateholders. A similar methodology is used for determining whether a Mortgage Loan is 60 days delinquent, and the Mortgage Loan will be considered "61-90 days delinquent" if the borrower fails to make that scheduled monthly payment by April 30 and will be reported on the May statement to certificateholders. IndyMac Bank reports delinquency data for securitizations of mortgage loans under other categories consistent with the "OTS Method." Under the OTS Method, as defined in Standard & Poor's LEVELS(R) Glossary, a mortgage loan is considered delinquent if a monthly payment has not been received by the close of business on the due date for that mortgage loan in the following month. For securitized pools of mortgage loans listed under the categories of "IMJA," "INDA," "INDB," "INDX," "IMSC" and "RAST", as well as 2001-A and 2001-B pools listed under the heading "SUBPRIME" and the 2006-1 pool under the heading "INDS" IndyMac Bank calculates delinquencies according to the MBA Method. For securitized pools of mortgage loans listed under the category "HELOC," "SUBPRIME" (other than the 2001-A and 2001-B pools) and "INDS" (other than the 2006-1 pool), IndyMac Bank calculates delinquencies according to the OTS Method.

      This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

   o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

   o in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                  The Depositor

      The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               The Issuing Entity

      In connection with the issuance of the certificates, the depositor will form IndyMac INDA Mortgage Loan Trust 2007-AR8, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

      Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether the issuing entity would be characterized as a "business trust."

                                   The Trustee

      Deutsche Bank National Trust Company ("DBNTC" or the "trustee") will act as trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody and the mortgage files will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file held by the trustee on behalf of the issuing entity. DBNTC has no legal proceeding that would materially affect its ability to perform its duties as trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with DBNTC. The trustee and supplemental interest trustee are affiliates of Deutsche Bank Securities, Inc. (the underwriter) and Deutsche Bank AG New York Branch (the Swap Counterparty).

      Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purposes, which as of the closing date is of the trustee located at Deutsche Bank National Trust Company c/o DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Trust Administration IN07D8. Certificateholders may access monthly statements from the trustee's website (https://tss.sfs.db.com/investpublic/). Certificateholders may obtain assistance in operating the trustee's website by calling the trustee's investor relations desk at (800) 735-7777.

      In addition to the duties described elsewhere in this prospectus supplement and the prospectus, the trustee will perform many services on behalf of the issuing entity pursuant to the pooling and servicing agreement. The trustee will be responsible for (x) calculating and paying principal and interest distributions to each certificateholder, (y) preparing and filing all income tax returns and (z) the preparation of monthly statements to certificateholders.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

   o for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was negligent in ascertaining the pertinent facts,

   o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

   o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

   o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the Swap Counterparty, the Servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the Servicer may remove the trustee and appoint a successor trustee if:

   o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

   o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

   o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located, the imposition of the tax would be avoided by the appointment of a different trustee and the trustee has not paid such tax, or

   o during the period in which the depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the trustee fails to comply with its related obligations, as described in the pooling and servicing agreement.

      In addition, the holders of Certificates evidencing at least 51% of the Voting Rights may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each Rating Agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                              The Swap Counterparty

      The Swap Counterparty.

      The Swap Contract will be evidenced by a confirmation between the supplemental interest trustee, on behalf of the supplemental interest trust, and Deutsche Bank AG New York Branch (the "Swap Counterparty"), which is a branch of Deutsche Bank Aktiengesellschaft ("Deutsche Bank AG").

      Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfalische Bank Aktiengesellschaft, Duesseldorf and Suddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank AG which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957. Deutsche Bank AG is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

      Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group").

      Deutsche Bank AG, New York Branch (the "Branch") was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 60 Wall Street, New York, NY 10005-2858. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York.

      As of June 30, 2007, Deutsche Bank AG's issued share capital amounted to EUR 1,350,748,843.52 consisting of 527,636,267 ordinary shares without par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the New York Stock Exchange.

      The consolidated financial statements for fiscal years starting January 1, 2007 are prepared in compliance with International Financial Reporting Standards
(IFRS). As of June 30, 2007, Deutsche Bank Group had total assets of EUR 1,938,185 million, total liabilities of EUR 1,901,181 million and total equity of EUR 37,004 million on the basis of IFRS (unaudited).

      Deutsche Bank AG's long-term senior debt has been assigned a rating of AA (outlook stable) by Standard & Poor's, Aa1 (outlook stable) by Moody's Investors Services and AA- (outlook positive) by Fitch Ratings.

      The rights and obligations of both the supplemental interest trustee, on behalf of the supplemental interest trust, and the Swap Counterparty are as set forth in the documentation associated with the swap contract, including, without limitation, an ISDA Master Agreement (1992-Multicurrency-Cross Border), dated November 29, 2007, the Schedule (including the Credit Support Annex) thereto (together, with the related ISDA Master Agreement, the "ISDA Master Agreement" and the aforementioned confirmation thereunder. The Swap Contract is subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. The Swap Contract will not be an asset of the issuing entity but will instead be an asset of the supplemental interest trust created under the pooling and servicing agreement.

      The swap counterparty is an affiliate of the underwriter, the trustee and the supplemental interest trustee.

      Significance Percentage of the Swap Contract.

      Based upon a reasonable good faith estimate of maximum probable exposure, the significance percentage of the Swap Contract is less than 10%. The "significance percentage" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the Class Certificate Balance of the Class A-1 Certificates. The "significance estimate" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract made in substantially the same manner as that used in IndyMac Bank's internal risk management process in respect of similar instruments.

                         Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. The Class A-1 Certificates will represent undivided beneficial ownership interests in the supplemental interest trust's rights under the Swap Contract referred to in this prospectus supplement.

      The IndyMac INDA Mortgage Loan Trust 2007-AR8, Mortgage Pass-Through Certificates, Series 2007-AR8 will consist of the Class A-1, Class 1-A-2, Class 2-A-2, Class 3-A-2, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P-1, Class P-2 and Class L Certificates. Only the classes of certificates listed on the cover page of this prospectus supplement (all of which are together referred to as the "offered certificates") are offered by this prospectus supplement.

      When describing the certificates in this prospectus supplement, we use the following terms:

        Designation                          Classes of Certificates
----------------------------    ------------------------------------------------
    Senior Certificates         Class A-1, Class 1-A-2, Class 2-A-2, Class 3-A-2
                                             and Class A-R Certificates

        Subordinated               Class B-1, Class B-2, Class B-3, Class B-4,
        Certificates                    Class B-5 and Class B-6 Certificates

 Group 1 Senior Certificates         Class 1-A-2 and Class A-R Certificates
                                            and Class A-1-1 Component

 Group 2 Senior Certificate                Class 2-A-2 Certificates and
                                               Class A-1-2 Component

 Group 3 Senior Certificates               Class 3-A-2 Certificates and
                                               Class A-1-3 Component

  Super Senior Certificates                   Class A-1 Certificates

    Support Certificates                   Class 1-A-2, Class 2-A-2, and
                                               Class 3-A-2 Certificates

     LIBOR Certificates                         Class A-1 Certificates

    Private Certificates            Class B-4, Class B-5, Class B-6, Class P-1,
                                          Class P-2 and Class L Certificates

      The certificates are generally referred to as the following types:

              Class                                             Type
------------------------------------                ----------------------------
Class A-1 Certificates:                                 Senior/Super Senior/
                                                      Floating Rate/Component

Class 1-A-2 Certificates:                           Senior/Support/Variable Rate

Class 2-A-2 Certificates:                           Senior/Support/Variable Rate

Class 3-A-2 Certificates:                           Senior/Support/Variable Rate

Class A-R Certificates:                                 Senior/REMIC Residual

Subordinated Certificates:                            Subordinate/Variable Rate

Class P-1 and Class P-2 Certificates:                    Prepayment Charges

Class L Certificates:                                     Late Payment Fees

      The Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes are referred to as the "private certificates") are not offered by this prospectus supplement. The pass-through rate for each class of private certificates other than the Class P-1, Class P-2 and Class L Certificates will be calculated as described under "--Interest" in this prospectus supplement. The Class P-1, Class P-2 and Class L Certificates will not bear interest. The Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or as described in this prospectus supplement. The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%. Any information contained in this prospectus supplement with respect to the Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

      The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

   o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

   o  the amount of Realized Losses previously allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements--Realization Upon Defaulted Mortgage Loans--Application of Liquidation Proceeds" in the prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P-1, Class P-2 and Class L Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $679,348,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 95.00%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.05%, 1.15%, 0.40%, 0.80%, 0.35% and 0.25%, respectively.

      The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Component Class

      Solely for purposes of calculating distributions and allocating losses, the Class A-1 Certificates will be made up of three components having the designations and initial Component Balances set forth below as of the closing date:

                                                 Initial Component Balance
                Designation                            (approximate)
                -----------                      -------------------------
Class A-1-1 Component.......................            $243,988,000
Class A-1-2 Component.......................             $93,404,000
Class A-1-3 Component.......................            $180,700,000

      The "Component Balance" with respect to any Class A-1 Component as of any Distribution Date is the initial Component Balance of that component reduced by the sum of

   o all amounts previously distributed to that component of Class A-1 Certificates as distributions of principal, and

   o  the amount of Realized Losses previously allocated to that component;

provided, however, that the Component Balance of a Class A-1 Component to which Realized Losses have been allocated will be increased, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to the related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Component Balance of that Class A-1 Component. See "The Agreements--Realization Upon Defaulted Mortgage Loans--Application of Liquidation Proceeds" in the prospectus.

      The "Class Certificate Balance" of the Class A-1 Certificates on any Distribution Date will equal the aggregate Component Balance of the Class A-1 Components on that Distribution Date. The Class A-1 Components will not be separately transferable from the Class A-1 Certificates. As used in this prospectus supplement, "Class A-1 Component" will mean the Class A-1-1 Component, Class A-1-2 Component or Class A-1-3 Component, as applicable. The Class A-1-1 Component will relate to loan group 1, the Class A-1-2 Component will relate to loan group 2 and the Class A-1-3 Component will relate to loan group 3.

      References in the prospectus supplement to the aggregate Class Certificate Balance (or words of similar import) of the Senior Certificates in a senior certificate group include the Component Balance of the applicable Class A-1 Component.

Book-Entry Certificates

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States and through the Euroclear System ("Euroclear") in Europe, or, upon request, through Clearstream, Luxembourg (as defined in this prospectus supplement) in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Offered Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Description of the Securities--Global, Clearance, Settlement And Tax Documentation Procedure--Material U.S. Federal Income Tax Documentation Requirements" in the prospectus.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities -- Non-U.S. Persons" and "-- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one month deposits in U.S. dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Reuters Page LIBOR01" means the display page designated as the "LIBOR01" page on Reuters (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 4.80875%.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. See "The Agreements--Payments on Issuing Entity Assets--Deposits to Security Account" in the prospectus. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges, and the Class L Certificates will be entitled to all late payment fees, received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      On the 18th day of the month (or if that day is not a business day, the next business day), the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "--Reports to Certificateholders" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

The Supplemental Interest Trust

      The trustee, in its capacity as trustee of the supplemental interest trust (the "supplemental interest trust" and the trustee, in such capacity, the "supplemental interest trustee"), will establish and maintain an account as part of the supplemental interest trust (the "Swap Account" ) on behalf of the holders of the Class A-1 Certificates and the Swap Counterparty.

      With respect to each Distribution Date, the trustee will deposit into the Swap Account amounts that are to be remitted to the supplemental interest trustee for payment to the Swap Counterparty in respect of the Swap Contract or any amounts received from the Swap Counterparty in respect of the Swap Contract, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "--The Swap Contract." With respect to each Distribution Date, following the deposit to the Swap Account described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Swap Account for payment to the Swap Counterparty or distribution to the holders of the Class A-1 Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty in respect of the Swap Contract.

Investments of Amounts Held in Accounts

      Certificate Account. At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the Servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      The Distribution Account and Swap Account. Funds in the Distribution Account and Swap Account will not be invested.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  Type / Recipient (1)               Amount                    General Purpose            Source (2)                   Frequency
------------------------   -------------------------           ---------------     ---------------------------      ---------------
Fees
Servicing Fee / Servicer   0.375% per annum of the              Compensation       Interest collected with              Monthly
                           Stated Principal Balance                                respect to each Mortgage
                           of each Mortgage Loan (3)                               Loan and any Liquidation
                                                                                   Proceeds or Subsequent
                                                                                   Recoveries that are allocable
                                                                                   to accrued and unpaid
                                                                                   interest (4)

Additional Servicing       o  Prepayment Interest               Compensation       Interest collections with           Time to time
Compensation / Servicer       Excess (5)                                           respect to certain Mortgage
                                                                                   Loans that prepay in full

                           o  All assumption fees and           Compensation       Payments made by obligors           Time to time
                              other similar charges                                with respect to the
                              (excluding prepayment                                Mortgage Loans
                              charges and late payment
                              fees)

                           o  All investment income             Compensation       Investment income related to         Monthly
                              earned on amounts on                                 the Certificate Account
                              deposit in the Certificate
                              Account.

                           o  Excess Proceeds (6)               Compensation       Liquidation Proceeds and            Time to time
                                                                                   Subsequent Recoveries

Trustee Fee / trustee      0.0045% per annum of the             Compensation       Interest Distribution Amount         Monthly
                           Stated Principal Balance
                           of each Mortgage Loan

Expenses

Insurance expenses /       Expenses incurred by the             Reimbursement of   To the extent the expenses          Time to time
Servicer                   Servicer                             Expenses           are covered by an insurance
                                                                                   policy with respect to the
                                                                                   Mortgage Loan

Net Swap Payment / Swap    Net Swap Payment, if any,            Compensation       Swap Contract                        Monthly
Counterparty               owed to the Swap
                           Counterparty

Advances / Servicer        To the extent of funds               Reimbursement of   With respect to each Mortgage       Time to time
                           available, the amount of             Expenses           Loan, late recoveries of
                           any advances.                                           the payments of the costs and
                                                                                   expenses, Liquidation Proceeds,
                                                                                   Subsequent Recoveries,
                                                                                   purchase proceeds or repurchase
                                                                                   proceeds for that Mortgage Loan (7)

Indemnification expenses   Amounts for which the                Indemnification    Amounts on deposit on the            Monthly
/ the Seller, the          seller, the Servicer and                                Certificate Account on any
Servicer and the           the depositor are entitled                              Distribution Account Deposit Date,
depositor                  to indemnification (8)                                  following the transfer to the
                                                                                   Distribution Account

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement. See "The Agreements -- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) Prepayment Interest Excess is described above in the prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(6) "Excess Proceeds" with respect to a Liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(7) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in December 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

   o to current and unpaid interest on each interest-bearing class or component of senior certificates in the related senior certificate group, pro rata, based on their respective interest distribution amounts;

   o to principal on the classes and component of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and component of certificates in the related senior certificate group on the Distribution Date;

   o from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this prospectus supplement under "--Cross-Collateralization" and (y) the limitations set forth in this prospectus supplement under "Description of the Certificates--Principal;"

   o to the Swap Account, any Swap Termination Payment due to a Swap Counterparty Trigger Event; and

   o  any remaining amounts to the Class A-R Certificates.

      "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

   o all scheduled installments of interest (net of (x) the Expense Fees for that loan group and (y) Net Swap Payments payable to the Swap Counterparty (which amounts will only be payable out of amounts that would otherwise be allocated as interest to the related Class A-1 Component) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to payments not received by the Determination Date;

   o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

   o all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

   o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

      The classes of offered certificates will have the respective pass-through rates described below.

      The pass-through rate for the Class A-1 Certificates for the Interest Accrual Period for each Distribution Date will be a per annum rate equal to the lesser of (x) for any Distribution Date LIBOR plus the related Pass-Through Rate Margin and (y) the Net Rate Cap; provided that, so long as the swap contract remains in effect, the Net Rate Cap will not apply to the pass-through rate of the Class A-1 Certificates. The "Pass-Through Rate Margin" for the Class A-1 Certificates (x) for the Interest Accrual Period for any Distributions Date prior to the first possible Optional Termination Date will equal 0.45% per annum and (y) for any other Interest Accrual Period will equal 0.90% per annum.

      Solely for the purposes of calculating the Net Rate Cap, the Pass-Through Rate for each Class A-1 Component for the interest accrual period for each Distribution Date will be the Weighted Average Adjusted Net Mortgage Rate for the related loan group for that Distribution Date.

      The "Net Rate Cap" for the Class A-1 Certificates for the Interest Accrual Period for each Distribution Date will be (A) the product of (1) the excess of
(i) the product of (x) the Weighted Average of the Pass-Through Rates on each Component for the same Interest Accrual Period, weighted on the basis of their respective Component Balances immediately prior to such Distribution Date and
(y) the sum of the Component Balance of each Component immediately prior to such Distribution Date over (ii) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (which was not caused by a Swap Counterparty Trigger Event) and (2) 12, divided by (B) the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date, and adjusted to reflect the accrual of interest on an actual/360 basis.

      The pass-through rate for the Class 1-A-2 and Class A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans for that Distribution Date. The pass-through rate for the Class 1-A-2 and Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.288% per annum.

      The pass-through rate for the Class 2-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans for that Distribution Date. The pass-through rate for the Class 2-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.469% per annum.

      The pass-through rate for the Class 3-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans for that Distribution Date. The pass-through rate for the Class 3-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.357% per annum.

      The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period ending during that Due Period).

      The "Due Period" for any Distribution Date means the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to (i) the sum of the following for each loan group: the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the prior calendar month and (y) the related Subordinated Portion, divided by (ii) the sum or the Subordinated Portion for each loan group immediately prior to that Distribution Date. The "Subordinated Portion" for any loan group and Distribution Date will be an amount equal to the excess, if any, of the aggregate of the Stated Principal Balance of each Mortgage Loan in the related loan group as of the end of the Due Date in the month occurring in the month prior to the month of that Distribution Date (after giving effect to principal prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date), over the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date. The pass-through rate for the subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.345% per annum.

      On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest distribution amount" for any interest-bearing class and component will equal the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Component Balance, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts").

      The "Class A-1 Component Interest Distribution Amount" for any Distribution Date will equal the sum of (A) the product of (x) the Component Balance of the Class A-1-1 Component (immediately prior to that Distribution
Date) and (y) the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans, (B) the product of (x) the Component Balance of the Class A-1-2 Component (immediately prior to that Distribution Date) and (y) the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans and (C) the product of (x) the Component Balance of the Class A-1-3 Component (immediately prior to that Distribution Date) and (y) the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans.

      The "interest accrual period" for the Class A-1 Certificates and for any Distribution Date will be the period commencing on the 25th day of the month before the month in which that Distribution Date occurs (or, in the case of the initial Interest Accrual Period, on the Closing Date) and ending on the 24th day of the month in which the Distribution Date occurs. Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

      With respect to each interest-bearing class other than the Class A-1 Certificates, the "interest accrual period" for any Distribution Date will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      If on any Distribution Date the Swap Contract is not in effect, the excess, if any, of the Class A-1 Component Interest Distribution Amount over the interest distribution amount for the Class A-1 Certificates will be distributed to the Underwriter.

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

   o any net prepayment interest shortfalls for that loan group and Distribution Date and

   o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes or components of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class or component of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      Any Net Interest Shortfalls allocated to the Class A-1 Certificates on a Distribution Date will be payable from amounts received in respect of the Swap Contract.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws. See "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

      With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and
(y) the excess, if any, of the Compensating Interest for each other loan group over the aggregate of the prepayment interest shortfalls for that loan group. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "--Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class and component of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class and component of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Swap Contract

      DBNTC, as supplemental interest trustee on behalf of the supplemental interest trust will enter into an interest rate swap transaction for the benefit of the Class A-1 Certificates, as evidenced by a confirmation (the "Swap Contract"). Pursuant to the Swap Contract, the terms of an ISDA Master Agreement (including a Schedule and Credit Support Annex) have been incorporated into the confirmation of the Swap Contract. The Swap Contract is subject to certain ISDA definitions.

      On or prior to each Distribution Date on or prior to the earlier of (i) the Distribution Date in January 2038, (ii) the Distribution Date upon which the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero or (iii) an early termination of the Swap Contract as described under "--Description of the Certificates--The Swap Contract--Early Termination of the Swap Contract; Swap Termination Payments" (any such date, the "Swap Contract Termination Date"), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount from the Class A-1 Component Interest Distribution Amount equal to the excess of

      (i) the product of:

            (a) the weighted average (weighted on the basis of the related Class A-1 Component Balance) of the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in each loan group,

            (b) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the applicable Distribution Date, and

            (c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360, over

      (ii) any Net Interest Shortfalls allocated to the Class A-1 Certificates with respect to that Distribution Date.

      On or prior to each Distribution Date on or prior to the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

            (a) the Pass-Through Rate of the Class A-1 Certificates for that Distribution Date,

            (b) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the related Distribution Date and

            (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

      Net Swap Payments; Application of Net Swap Payments

      With respect to the Swap Contract, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a "Net Swap Payment" to the other party that is equal to the excess of the payment that it is obligated to make to the other party over the payment that it is entitled to receive from that other party. Under the Swap Contract, any Net Swap Payment with respect to any Distribution Date will be payable on or before the related Distribution Date.

      On each Distribution Date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the Swap Counterparty, the supplemental interest trustee will be required to deduct that excess from the Class A-1 Component Interest Distribution Amount and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the Swap Account for the benefit of the Swap Counterparty. To the extent that the amount payable by the Swap Counterparty exceeds the amount payable by the supplemental interest trustee, the Swap Counterparty will be required to pay to the supplemental interest trustee the amount of that excess. Any Net Swap Payment received by the supplemental interest trustee from the Swap Counterparty will be used to pay the interest distribution amount for the Class A-1 Certificates. Any such Net Payment will not be available to cover any amounts on any other class of certificates.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the supplemental interest trustee will deposit such payment into the Swap Account. The supplemental interest trustee will make a corresponding withdrawal of such amount for distribution to the holders of the Class A-1 Certificates to pay the interest distribution amount to the Class A-1 Certificates.

      Early Termination of the Swap Contract; Swap Termination Payments

      The Swap Contract will be subject to early termination upon an event of default or a termination event under the swap contract. Events of default under the swap contract include, among other things:

o failure to make a payment due under the Swap Contract, after the expiration of a cure period ending up to three business days after notice of such failure is received,

o     certain insolvency or bankruptcy events, and

o a merger by the Swap Counterparty without an assumption of its obligations under the swap contract.

      Termination events under the swap contract include, among other things:

o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the swap contract or guaranty, as applicable),

o a tax event (which generally relates to either party to the swap contract receiving a payment under the swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

o a tax event upon merger (which generally relates to either party receiving a payment under the swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

      In addition to the termination events specified above, the Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA Master Agreement). These Additional Termination Events will occur under the swap contract if:

o there is an amendment to the pooling and servicing agreement that would materially adversely affect the Swap Counterparty that is made without the prior written consent of the Swap Counterparty;

o the rating, by any Rating Agency, of the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "Swap Counterparty Rating Downgrade") as specified in the Swap Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements established in the Swap Contract, and that is approved by the supplemental interest trustee on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty's obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; and (c) posting collateral in accordance with the Credit Support Annex; or

o the Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

      A "Swap Termination Payment" is a termination payment required to be made by either the supplemental interest trustee or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Swap Contract, that Swap Termination Payment will be deposited in the Swap Account and distributed to the holders of the Class A-1 Certificates on future Distribution Dates to pay amounts as discussed above under "--Net Swap Payments; Application of Net Swap Payments." In the event that a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable by the supplemental interest trustee in connection with the termination of the Swap Contract, such amount will be deducted from the interest distribution amount for the Class A-1 Certificates and paid to the Swap Account on the Distribution Date following the date of such termination and any subsequent Distribution Dates until paid in full.

      "Swap Counterparty Trigger Event" means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

      Additional Matters Regarding the Swap Contract

      The certificates do not represent an obligation of the Swap Counterparty or the supplemental interest trustee. The holders of the certificates are not parties to or beneficiaries under the Swap Contract and will not have any right to proceed directly against the Swap Counterparty or the supplemental interest trustee in respect of their obligations under the Swap Contract.

      The Swap Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Principal

      Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates and components in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

      The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

      (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

      (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

      (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

      (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

      (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

      (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

      (g) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes and components of senior certificates as follows:

      (a)   with respect to loan group 1, in the following priority:

            (i) to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

            (ii) concurrently, to the Class A-1-1 Component and Class 1-A-2 Certificates, pro rata, until the Component Balance and Class Certificate Balance, respectively, are reduced to zero; and

      (b) with respect to loan group 2, concurrently, to the Class A-1-2 Component and the Class 2-A-2 Certificates, pro rata, until the Component Balance and Class Certificate Balance, respectively, are reduced to zero; and

      (c) with respect to loan group 3, concurrently, to the Class A-1-3 Component and the Class 3-A-2 Certificates, pro rata, until the Component Balance and Class Certificate Balance, respectively, are reduced to zero.

      "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "pool principal balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

      The "Senior Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of

            (i) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

            (ii) for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                  (a) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                  (b) the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

            (iii) the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent (not greater than 100%) of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

      For any Distribution Date on and prior to the second Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

   o the outstanding principal balance of all Mortgage Loans in a loan group that are either (x) delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy but excluding Mortgage Loans referred to in clause (y)) or (y) the subject of a modification during the preceding 12-month period other than a modification in lieu of refinancing, as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

   o (x) cumulative Realized Losses on the Mortgage Loans in each loan group and (y) the aggregate amount of accrued interest that has been forgiven in connection with modifications of the Mortgage Loans in each loan group, in each case from the Cut-off Date through the last day of the related Due Period, do not exceed

      o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

      o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

      o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

      o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

      o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

      Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in November 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in November 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "Two Times Test"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

      The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

      If on any Distribution Date the allocation to the class, classes or component of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance or Component Balance of the class, classes or component below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

      Cross-Collateralization due to disproportionate principal payments. On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on the Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on the Distribution Date.

      Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance and Component Balance of the senior certificates and component of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates and component of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates and component of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates and component of that related senior certificate group. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates and component in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an

Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance and Component Balance of the related senior certificates and component. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

      The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

            Class B-1..........................            5.00%
            Class B-2..........................            2.95%
            Class B-3..........................            1.80%
            Class B-4..........................            1.40%
            Class B-5..........................            0.60%
            Class B-6..........................            0.25%

      The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of:

   o the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

   o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

   o the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

      On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after distribution of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, any Realized Loss on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates and component of the related senior certificate group as follows: (1) any Realized Losses on the Group 1 Mortgage Loans will be allocated, sequentially, to the Class 1-A-2 Certificates and the Class A-1-1 Component, in that order, until the Class Certificate Balance and the Component Balance thereof are reduced to zero;
(2) any Realized Losses on the Group 2 Mortgage Loans will be allocated sequentially, to the Class 2-A-2 Certificates and Class A-1-2 Component, in that order, until the Class Certificate Balance and the Component Balance thereof are reduced to zero; and (3) any Realized Losses on the Group 3 Mortgage Loans will be allocated sequentially, to the Class 3-A-2 Certificates and Class A-1-3 Component, in that order, until the Class Certificate Balance and the Component Balance thereof are reduced to zero.

      The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, (w) for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan, (x) for a Mortgage Loan that has been the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation,
(y) for a Mortgage Loan that has been the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related scheduled payment has been reduced and (z) for a Mortgage Loan that has been the subject of a modification that resulted in a permanent reduction in its principal balance, the amount of that reduction. See "Credit Enhancement--Subordination" in this prospectus supplement.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      A "Deficient Valuation" is a valuation of a mortgaged property by the bankruptcy court at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or a reduction of the outstanding principal balance of a Mortgage Loan in a bankruptcy proceeding. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

      The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P-1, Class P-2 and Class L Certificates.

Structuring Assumptions

      Unless otherwise specified, the information in the tables under "Yield, Prepayment and Maturity Considerations--Decrement Tables" in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

      o loan group 1 consists of 27 Mortgage Loans with the following characteristics:

                                                                                   Original   Remaining
                                                      Original       Remaining     Term to     Term to                        Loan
Current Principal     Mortgage      Net Mortgage    Amortization   Amortization    Maturity   Maturity                         Age
    Balance ($)       Rate (%)         Rate(%)      Term (Months)  Term (Months)   (Months)   (Months)         Index        (Months)
-----------------   ------------    ------------    -------------  -------------   --------   ---------   ---------------   --------
   1,770,688.63     5.8397216306    5.4602216306         360            354          360         354       One-Year CMT         6
  19,668,780.71     6.5492777202    6.1697777202         360            357          360         357      One-Year LIBOR        3
   1,476,009.37     7.3285032186    6.9490032186         360            360          360         360      One-Year LIBOR        0
     423,000.28     7.2500000000    6.8705000000         360            357          360         357      One-Year LIBOR        3
   2,506,926.67     6.6733998007    6.2938998007         360            359          360         359      One-Year LIBOR        1
   9,931,293.86     6.0761755378    5.6966755378         300            300          360         353      One-Year LIBOR        7
     572,000.00     7.0000000000    6.6205000000         300            300          360         353      One-Year LIBOR        7
     437,850.00     6.0000000000    5.6205000000         300            300          360         355      One-Year LIBOR        5
 160,506,470.86     6.6822707177    6.3006780108         240            240          360         358      One-Year LIBOR        2
  35,564,190.93     6.7306219143    6.3471943682         240            240          360         358      One-Year LIBOR        2
   5,138,335.70     6.3625900394    5.9830900394         240            240          360         357      One-Year LIBOR        3
  41,477,684.86     6.7774385668    6.3979385668         240            240          360         359      One-Year LIBOR        1
   2,990,269.95     6.5286838405    6.1491838405         240            240          360         355      One-Year LIBOR        5
   4,755,189.00     6.5176395681    6.1075819971         360            354          360         354      Six-Month LIBOR       6
     470,985.23     6.3750000000    5.9955000000         360            355          360         355      Six-Month LIBOR       5
   1,406,054.51     6.1074574849    5.7279574849         360            354          360         354      Six-Month LIBOR       6
   5,395,608.68     6.4997042093    6.0819912216         300            300          360         354      Six-Month LIBOR       6
   1,732,747.18     6.8520777884    6.4725777884         300            300          360         354      Six-Month LIBOR       6
     843,815.42     6.5000000000    6.1205000000         300            300          360         355      Six-Month LIBOR       5
     605,628.86     7.2500000000    6.4805000000         300            300          360         355      Six-Month LIBOR       5
   2,842,000.00     6.6584342013    6.2789342013         300            300          360         356      Six-Month LIBOR       4
     972,789.11     5.9325664339    5.5530664339         300            300          360         353      Six-Month LIBOR       7
  25,322,435.20     6.7603196735    6.3808196735         240            240          360         354      Six-Month LIBOR       6
   2,191,000.00     6.8029438613    6.4234438613         240            240          360         356      Six-Month LIBOR       4
     511,842.67     7.3750000000    6.9955000000         240            240          360         355      Six-Month LIBOR       5
   2,914,075.00     6.9002363529    6.4064270952         240            240          360         355      Six-Month LIBOR       5
   4,339,156.97     7.0559531351    6.6764531351         240            240          360         354      Six-Month LIBOR       6

                     Remaining         Initial
                     Interest-         Periodic         Subsequent                         Maximum         Months to     Rate Reset
Current Principal    Only Term         Rate Cap          Periodic          Gross           Mortgage       Initial Rate    Frequency
    Balance ($)      (Months)            (%)           Rate Cap (%)      Margin (%)         Rate (%)       Adjustment     (Months)
-----------------    ---------      ------------       ------------     ------------     -------------    ------------   ----------
   1,770,688.63         n/a         5.0000000000       2.0000000000     2.5136962124     10.8397216306         54            12
  19,668,780.71         n/a         5.0000000000       2.0000000000     2.5501173320     11.5492777202         57            12
   1,476,009.37         n/a         5.0000000000       2.0000000000     2.7500000000     12.3285032186         60            12
     423,000.28         n/a         5.0000000000       2.0000000000     2.7500000000     12.2500000000         57            12
   2,506,926.67         n/a         5.0000000000       2.0000000000     2.7500000000     11.6733998007         59            12
   9,931,293.86         53          5.0000000000       2.0000000000     2.2500000000     11.0761755378         53            12
     572,000.00         53          5.0000000000       2.0000000000     2.2500000000     12.0000000000         53            12
     437,850.00         55          5.0000000000       2.0000000000     2.2500000000     11.0000000000         55            12
 160,506,470.86         118         5.0097834381       2.0000000000     2.6294652938     11.6954714636         58            12
  35,564,190.93         118         5.0000000000       2.0000000000     2.7500000000     11.7306219143         58            12
   5,138,335.70         117         5.0000000000       2.0000000000     2.7500000000     11.3625900394         57            12
  41,477,684.86         119         5.0115691218       2.0000000000     2.7442154391     11.7890076887         59            12
   2,990,269.95         115         5.5894016191       2.0000000000     2.2500000000     12.1180854596         55            12
   4,755,189.00         n/a         4.7521066565       1.1175309961     2.5242973812     11.8178827340         54             6
     470,985.23         n/a         3.0000000000       1.0000000000     3.0000000000     12.3750000000         55             6
   1,406,054.51         n/a         3.0000000000       1.0000000000     3.0000000000     12.1074574849         54             6
   5,395,608.68         54          4.3106321157       1.0000000000     2.5389096513     11.8443881514         54             6
   1,732,747.18         54          5.0477549067       1.3595446625     3.0080796553     12.8520777884         54             6
     843,815.42         55          3.0000000000       1.0000000000     3.0000000000     12.5000000000         55             6
     605,628.86         55          6.0000000000       1.0000000000     3.5000000000     13.2500000000         55             6
   2,842,000.00         56          3.4729064039       1.0000000000     3.0000000000     12.6584342013         56             6
     972,789.11         53          6.0000000000       2.0000000000     2.2500000000     11.9325664339         53             6
  25,322,435.20         114         5.3245235822       1.3646726678     2.4559441695     12.2177672380         54             6
   2,191,000.00         116         3.0000000000       1.0000000000     3.0000000000     12.8029438613         56             6
     511,842.67         115         3.0000000000       1.0000000000     3.0000000000     13.3750000000         55             6
   2,914,075.00         115         4.0023763973       1.1959455402     3.1411459897     12.6929664645         55             6
   4,339,156.97         114         5.4943142147       1.5885145404     2.5848864791     12.9573164638         54             6

      o loan group 2 consists of 14 Mortgage Loans with the following characteristics:

                                                                                   Original   Remaining
                                                      Original      Remaining      Term to     Term to                        Loan
Current Principal     Mortgage       Net Mortgage   Amortization   Amortization    Maturity   Maturity                         Age
   Balance ($)        Rate (%)          Rate(%)     Term (Months)  Term (Months)   (Months)   (Months)         Index        (Months)
-----------------   ------------    ------------    -------------  -------------   --------   ---------   ---------------   --------
   3,113,502.36     6.5631604411    6.1836604411         360            357           360        357      One-Year LIBOR        3
     558,435.70     6.3750000000    5.9955000000         360            357           360        357      One-Year LIBOR        3
     555,000.00     6.2500000000    5.8705000000         276            276           360        355      One-Year LIBOR        5
  72,040,626.30     7.0252788043    6.6421527253         240            240           360        358      One-Year LIBOR        2
  23,084,735.56     7.0695979373    6.6832232647         240            240           360        359      One-Year LIBOR        1
   1,817,000.00     6.8721794166    6.4926794166         240            240           360        358      One-Year LIBOR        2
  10,325,681.13     6.7611784666    6.3816784666         240            240           360        358      One-Year LIBOR        2
   2,201,490.13     5.7015360818    5.3220360818         360            356           360        356      Six-Month LIBOR       4
     475,000.00     6.1250000000    5.7455000000         300            300           360        355      Six-Month LIBOR       5
     419,450.00     6.3750000000    5.9955000000         300            300           360        356      Six-Month LIBOR       4
  11,606,224.75     5.9313972659    5.5518972659         240            240           360        355      Six-Month LIBOR       5
     529,997.86     6.6550000000    6.2755000000         240            240           360        357      Six-Month LIBOR       3
   1,585,500.00     6.2470750552    5.8675750552         240            240           360        355      Six-Month LIBOR       5
     610,000.00     6.3150000000    5.9355000000         240            240           360        356      Six-Month LIBOR       4


                       Remaining      Initial
                       Interest-      Periodic       Subsequent                          Maximum       Months to       Rate Reset
Current Principal      Only Term      Rate Cap        Periodic           Gross           Mortgage     Initial Rate      Frequency
   Balance ($)         (Months)          (%)         Rate Cap (%)      Margin (%)        Rate (%)      Adjustment       (Months)
-----------------     ---------      ------------    ------------     ------------     -------------  ------------     ----------
   3,113,502.36           n/a        5.0000000000    2.0000000000      2.6541415132    11.5631604411        81             12
     558,435.70           n/a        5.0000000000    2.0000000000      2.7500000000    11.3750000000        81             12
     555,000.00           79         5.0000000000    2.0000000000      2.2500000000    11.2500000000        79             12
  72,040,626.30           118        4.9427198206    2.0000000000      2.7500000000    12.0443721974        82             12
  23,084,735.56           119        5.0000000000    2.0000000000      2.7385422123    12.0695979373        83             12
   1,817,000.00           118        5.0000000000    2.0000000000      2.7500000000    11.8721794166        82             12
  10,325,681.13           118        5.0000000000    2.0000000000      2.7500000000    11.7611784666        82             12
   2,201,490.13           n/a        5.0000000000    1.0000000000      2.2500000000    10.7015360818        80              6
     475,000.00           55         5.0000000000    1.0000000000      2.2500000000    11.1250000000        79              6
     419,450.00           56         3.0000000000    1.0000000000      3.0000000000    12.3750000000        80              6
  11,606,224.75           115        5.1500947550    1.1500947550      2.3250473775    11.0814920209        79              6
     529,997.86           117        3.0000000000    1.0000000000      3.8750000000    12.6550000000        81              6
   1,585,500.00           115        3.0000000000    1.0000000000      3.0000000000    12.2470750552        79              6
     610,000.00           116        3.0000000000    1.0000000000      3.0000000000    12.3150000000        80              6

      o loan group 3 consists of nine Mortgage Loans with the following characteristics:

                                                                                   Original   Remaining
                                                      Original      Remaining      Term to     Term to                        Loan
Current Principal     Mortgage       Net Mortgage   Amortization   Amortization    Maturity   Maturity                         Age
   Balance ($)        Rate (%)          Rate(%)     Term (Months)  Term (Months)   (Months)   (Months)         Index        (Months)
-----------------   ------------    ------------    -------------  -------------   --------   ---------   ---------------   --------
  13,960,082.29     6.6365219791    6.2445749941         360            358           360        358      One-Year LIBOR        2
   1,516,000.00     7.1042216359    6.7247216359         360            360           360        360      One-Year LIBOR        0
   2,603,613.81     6.9811392214    6.6016392214         360            359           360        359      One-Year LIBOR        1
 135,305,021.71     6.7676943247    6.3881943247         240            240           360        358      One-Year LIBOR        2
  42,108,686.12     6.8224825910    6.4429825910         240            240           360        358      One-Year LIBOR        2
   1,024,600.00     6.7500000000    6.3705000000         240            240           360        358      One-Year LIBOR        2
  38,499,513.83     6.6251227608    6.2397729467         240            240           360        359      One-Year LIBOR        1
  13,942,743.64     6.5097868634    6.1302868634         240            240           360        356      Six-Month LIBOR       4
     453,600.00     7.3750000000    6.9955000000         240            240           360        355      Six-Month LIBOR       5

                      Remaining      Initial
                      Interest-      Periodic       Subsequent                          Maximum       Months to       Rate Reset
Current Principal     Only Term      Rate Cap        Periodic           Gross           Mortgage     Initial Rate      Frequency
   Balance ($)        (Months)          (%)         Rate Cap (%)      Margin (%)        Rate (%)      Adjustment       (Months)
-----------------    ---------      ------------    ------------     ------------     -------------  ------------     ----------
  13,960,082.29          n/a        5.0000000000    2.0000000000      2.7192714744    11.6365219791       118             12
   1,516,000.00          n/a        5.0000000000    2.0000000000      2.7500000000    12.1042216359       120             12
   2,603,613.81          n/a        5.0000000000    2.0000000000      2.7500000000    11.9811392214       119             12
 135,305,021.71          118        5.0036066658    2.0000000000      2.6783080736    11.7713009905       118             12
  42,108,686.12          118        5.0000000000    2.0000000000      2.7500000000    11.8224825910       118             12
   1,024,600.00          118        5.0000000000    2.0000000000      2.7500000000    11.7500000000       118             12
  38,499,513.83          119        5.0000000000    2.0000000000      2.7405648159    11.6251227608       119             12
  13,942,743.64          116        5.7853854258    1.9682272004      2.3258476956    12.3468120538       116              6
     453,600.00          115        6.0000000000    2.0000000000      2.2500000000    13.3750000000       115              6

   o the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

   o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

   o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

   o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

   o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

   o the scheduled monthly payment for each Mortgage Loan, except for the Interest-Only Loans during their respective interest-only periods, has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

   o any Interest-Only Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

   o the initial Class Certificate Balance or Component Balance, as applicable, of each class and component of certificates is as set forth on the cover page of this prospectus supplement or as described in this prospectus supplement under "Description of the Certificates--General--Component Classes,"

   o interest accrues on each interest-bearing class of certificates at the applicable interest rate set forth or described on the cover page of this prospectus supplement or as described in this prospectus supplement,

   o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

   o  the Swap Contract terminates on the Swap Contract Termination Date,

   o  the closing date of the sale of the certificates is November 29, 2007,

   o the Class P-1, Class P-2 and Class L Certificates have an initial Class Certificate Balance of $0.00,

   o  the seller is not required to repurchase or substitute for any Mortgage
      Loan,

   o  the Servicer is not required to repurchase any modified Mortgage Loan,

   o the Servicer does not exercise the option to repurchase the related Mortgage Loans described in this prospectus supplement under "--Termination of the Issuing Entity; Optional Termination,"

   o  no class of certificates becomes a Restricted Class,

   o the levels of the One-Year CMT Index, Six-Month LIBOR Index and One-Year LIBOR Index remain constant at 4.082%, 4.775% and 4.530%, respectively, per annum, and

   o the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the One-Year CMT Index, the One-Year LIBOR Index and the Six-Month LIBOR Index (each as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable).

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR" or the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayments of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate. To assume 25% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

      Although it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, that is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

Reports to Certificateholders

      The monthly statement is prepared by the trustee based on information provided by the Servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer and will be permitted to conclusively rely on any information provided to it by the Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

Voting Rights

      As of any date of determination:

   o the Class A-R Certificates will be allocated 1% of all voting rights in respect of the certificates, and

   o the other classes of certificates will be allocated the remaining voting rights in proportion to their respective Class Certificate Balances (collectively, the "Voting Rights").

      Voting Rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

Termination of the Issuing Entity; Optional Termination

      The Servicer will have the right to purchase all remaining Mortgage Loans and real estate owned by the issuing entity and thereby effect early retirement of the certificates, on any Distribution Date after the date on which the aggregate Stated Principal Balance of the Mortgage Loans and real estate owned by the issuing entity is less than 10% of the Cut-off Date Pool Principal Balance. If the Servicer exercises such option, the purchase price distributed with respect to each certificate will be 100% of its then outstanding certificate balance plus any unpaid accrued interest on such certificate balance at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any real estate or delinquent Mortgage Loans and the appraised value is less than the Stated Principal Balance of the applicable Mortgage Loan. Distributions in respect of any such optional termination will first be paid to the senior certificates and then, except as set forth in the pooling and servicing agreement, to the subordinated certificates. Additionally, the Servicer will be required to pay any Swap Termination Payment to the Swap Counterparty resulting from the exercise of the optional termination. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any real estate or delinquent Mortgage Loans and such appraised value is less than the aggregate Stated Principal Balance of the Mortgage Loans.

      The issuing entity also will terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last Mortgage Loan, or (ii) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

      The pooling and servicing agreement requires the Servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than funds in the Certificate Account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify
(a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and
(d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      In the event a notice of final distribution is given, the Servicer will be required to remit all funds in the Certificate Account to the trustee for deposit in the Distribution Account on the business day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release the mortgage loan files to the Servicer or its designee.

      Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to each Servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest-bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class A-R Certificateholders, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class A-R Certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

Certain Matters Regarding the Servicer, the Depositor and the Seller

      The prospectus describes the indemnification to which the Servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements--Certain Matters Regarding the Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to the Seller.

Restrictions on Transfer of the Class A-R Certificates

      The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus (as modified by the restrictions imposed by the Treasury Regulations and described in this prospectus supplement under "Material Federal Income Tax Consequences") under "Material Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations," "--Noneconomic Residual Certificates" and "--Foreign Investors." The Class A-R Certificates (in addition to other

ERISA-restricted classes of certificates, as provided in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

Restrictions on Investment, Suitability Requirements

      An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

                  Yield, Prepayment and Maturity Considerations

General

      The effective yield to the holders of each interest-bearing class of certificates will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

      Delinquencies on the Mortgage Loans that are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the related senior certificates, pro rata. If, as a result of shortfalls on the Mortgage Loans, the aggregate Class Certificate Balance of all classes of certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

      Net Interest Shortfalls on the Mortgage Loans in a loan group will adversely affect the yields on the classes of certificates related to that loan group. In addition, all losses on the Mortgage Loans initially will be borne by the subordinated certificates in the reverse order of their numerical designations. As a result, the yields on the certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans.

Prepayment Considerations and Risks

         The rate of principal distributions on the certificates, the aggregate amount of distributions on the certificates and the yield to maturity of the certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related loan group, in the case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or Servicer. Except for certain of the Mortgage Loans that have a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to three years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, the Interest-Only Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only Mortgage Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only Mortgage Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. However, the Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the Servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account. See "The Mortgage Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the certificates related to that loan group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, as described in this prospectus supplement. Because the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related loan group or groups. Further, an investor should consider the risk that, in the case of any certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in that loan group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related loan group or groups could result in an actual yield to the investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described in this prospectus supplement under "The Mortgage Pool--General" and "--Underwriting Process." In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 30% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related Mortgage File to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within that period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      The Mortgage Loans will consist of adjustable-rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans to a lower fixed interest rate. Prepayments on the 5/1 Mortgage Loans, 5/6 Mortgage Loans, 7/1 Mortgage Loans, 7/6 Mortgage Loans, 10/1 Mortgage Loans and 10/6 Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      The Mortgage Rate applicable to all of the Mortgage Loans and any Adjustment Date will be based on the applicable Mortgage Index value most recently announced as of the day specified in the related Mortgage Note. Thus, if the Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. In addition, the Mortgage Loans in each loan group will have Mortgage Rates that will not adjust for a substantial period of time after origination. See "The Mortgage Pool" in this prospectus supplement.

      The rate of prepayment will affect the pass-through rates on the certificates, other than the Class A-1 Certificates while the Swap Contract is in effect. Prepayments of Mortgage Loans with adjusted net mortgage rates in excess of the then-current Weighted Average Adjusted Net Mortgage Rate for a loan group may reduce the pass-through rate on the related senior certificates, other than the Class A-1 Certificates while the Swap Contract is in effect. Mortgage Loans with higher adjusted net mortgage rates may prepay at faster rates than Mortgage Loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect the pass-through rate on the subordinated certificates by reducing the weighting factor used to determine that pass-through rate.

      As described in this prospectus supplement under "Description of the Certificates--Principal," the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans in a loan group will be initially distributed to the classes of senior certificates in the related senior certificate group then entitled to receive principal prepayment distributions. In that event, this will result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to the subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage. In addition, because the step-down in each Senior Prepayment Percentage is dependent on the performance of the entire mortgage pool rather than a particular loan group, the poor performance of one loan group may prevent the subordinated certificates from receiving distributions of principal prepayments from any of the loan groups.

      The timing of changes in the rate of prepayments on the Mortgage Loans in a loan group may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans in that loan group is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Weighted Average Lives of the Certificates

      The weighted average life of a class of certificates is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of that class of certificates on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the class of certificates referred to in clause
(a).

      For a discussion of the factors that may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. The weighted average lives of the certificates, however, will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of certificates. Further, to the extent the prices of the certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of the classes of certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables under the next heading.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of certificates (other than the Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

           Percent of Initial Class Certificate Balances Outstanding+

                                                          Class A-1                                     Class 1-A-2
                                                      Percentage of CPR                              Percentage of CPR
                                           -----------------------------------------      -----------------------------------------
Distribution Date                          10%      15%      25%       35%       45%      10%      15%       25%      35%      45%
-----------------                          ---      ---      ---       ---       ---      ---      ---      ---       ---       ---
Initial Percentage ...................     100      100      100       100       100      100      100      100       100       100
November 25, 2008 ....................      89       84       74        63        53       89       84       74        63        53
November 25, 2009 ....................      80       71       54        39        28       80       71       54        39        28
November 25, 2010 ....................      71       59       39        25        14       71       59       39        25        14
November 25, 2011 ....................      64       49       30        16         8       63       49       30        16         8
November 25, 2012 ....................      57       42       22        10         4       57       42       22        10         4
November 25, 2013 ....................      50       35       17         7         2       50       35       17         7         2
November 25, 2014 ....................      45       30       12         4         1       45       30       12         4         1
November 25, 2015 ....................      40       26        9         3         1       40       25        9         3         1
November 25, 2016 ....................      36       22        7         2         *       36       22        7         2         *
November 25, 2017 ....................      32       18        5         1         *       32       18        5         1         *
November 25, 2018 ....................      28       15        4         1         *       28       15        4         1         *
November 25, 2019 ....................      25       13        3         *         *       25       12        3         *         *
November 25, 2020 ....................      22       10        2         *         *       22       10        2         *         *
November 25, 2021 ....................      19        9        1         *         *       19        8        1         *         *
November 25, 2022 ....................      17        7        1         *         *       16        7        1         *         *
November 25, 2023 ....................      14        6        1         *         *       14        6        1         *         *
November 25, 2024 ....................      12        5        1         *         *       12        5        1         *         *
November 25, 2025 ....................      11        4        *         *         *       10        4        *         *         *
November 25, 2026 ....................       9        3        *         *         *        9        3        *         *         *
November 25, 2027 ....................       8        2        *         *         *        7        2        *         *         *
November 25, 2028 ....................       6        2        *         *         *        6        2        *         *         *
November 25, 2029 ....................       5        1        *         *         *        5        1        *         *         *
November 25, 2030 ....................       4        1        *         *         *        4        1        *         *         *
November 25, 2031 ....................       3        1        *         *         *        3        1        *         *         *
November 25, 2032 ....................       3        1        *         *         *        3        1        *         *         *
November 25, 2033 ....................       2        *        *         *         *        2        *        *         *         *
November 25, 2034 ....................       1        *        *         *         *        1        *        *         *         *
November 25, 2035 ....................       1        *        *         *         *        1        *        *         *         *
November 25, 2036 ....................       *        *        *         *         *        *        *        *         *         *
November 25, 2037 ....................       0        0        0         0         0        0        0        0         0         0
Weighted Average Life
(in years) to Maturity** .............    8.07     5.68     3.33      2.23      1.60     8.05     5.67     3.33      2.23      1.60
Weighted Average Life
(in year) to Call*** .................    7.66     5.25     3.03      2.01      1.46     7.64     5.24     3.02      2.01      1.46

----------
+ Rounded to the nearest whole percentage (other than those percentages disclosed with an asterisk).

*     Indicates an amount greater than zero but less than 0.5%.

** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Certificates" in this prospectus supplement.

*** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

           Percent of Initial Class Certificate Balances Outstanding+

                                                         Class 2-A-2                                    Class 3-A-2
                                                      Percentage of CPR                              Percentage of CPR
                                           -----------------------------------------      -----------------------------------------
Distribution Date                          10%      15%      25%       35%       45%      10%      15%       25%      35%      45%
-----------------                          ---      ---      ---       ---       ---      ---      ---      ---       ---       ---

Initial Percentage ...................      100      100      100       100       100      100      100      100       100      100
November 25, 2008 ....................       89       84       74        63        53       89       84       74        63       53
November 25, 2009 ....................       80       71       54        40        28       80       71       54        40       28
November 25, 2010 ....................       71       59       39        25        14       71       59       39        25       14
November 25, 2011 ....................       64       50       30        16         8       64       50       30        16        8
November 25, 2012 ....................       57       42       22        11         4       57       42       22        10        4
November 25, 2013 ....................       50       36       17         7         2       50       35       17         7        2
November 25, 2014 ....................       45       30       12         4         1       45       30       12         4        1
November 25, 2015 ....................       41       26        9         3         1       40       26        9         3        1
November 25, 2016 ....................       36       22        7         2         *       36       22        7         2        *
November 25, 2017 ....................       33       18        5         1         *       33       18        5         1        *
November 25, 2018 ....................       29       15        4         1         *       29       15        4         1        *
November 25, 2019 ....................       25       13        3         *         *       25       13        3         *        *
November 25, 2020 ....................       22       10        2         *         *       22       10        2         *        *
November 25, 2021 ....................       19        9        1         *         *       19        9        1         *        *
November 25, 2022 ....................       17        7        1         *         *       17        7        1         *        *
November 25, 2023 ....................       14        6        1         *         *       14        6        1         *        *
November 25, 2024 ....................       12        5        1         *         *       12        5        1         *        *
November 25, 2025 ....................       11        4        *         *         *       11        4        *         *        *
November 25, 2026 ....................        9        3        *         *         *        9        3        *         *        *
November 25, 2027 ....................        8        2        *         *         *        8        2        *         *        *
November 25, 2028 ....................        6        2        *         *         *        6        2        *         *        *
November 25, 2029 ....................        5        1        *         *         *        5        1        *         *        *
November 25, 2030 ....................        4        1        *         *         *        4        1        *         *        *
November 25, 2031 ....................        3        1        *         *         *        3        1        *         *        *
November 25, 2032 ....................        3        1        *         *         *        3        1        *         *        *
November 25, 2033 ....................        2        *        *         *         *        2        *        *         *        *
November 25, 2034 ....................        1        *        *         *         *        1        *        *         *        *
November 25, 2035 ....................        1        *        *         *         *        1        *        *         *        *
November 25, 2036 ....................        *        *        *         *         *        *        *        *         *        *
November 25, 2037 ....................        0        0        0         0         0        0        0        0         0        0
Weighted Average Life
(in years) to Maturity** .............     8.10     5.69     3.34      2.23      1.60     8.09     5.69     3.34      2.23     1.60
Weighted Average Life
(in year) to Call*** .................     7.69     5.27     3.03      2.02      1.46     7.67     5.26     3.03      2.02     1.46

----------
+ Rounded to the nearest whole percentage (other than those percentages disclosed with an asterisk).

*     Indicates an amount greater than zero but less than 0.5%.

** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Certificates" in this prospectus supplement.

*** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

           Percent of Initial Class Certificate Balances Outstanding+

                                          Class B-1, Class B-2 and Class B-3
                                                  Percentage of CPR
                                        ---------------------------------------
Distribution Date                       10%      15%      25%      35%      45%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage ...............      100      100      100      100      100
November 25, 2008 ................      100      100      100      100      100
November 25, 2009 ................      100      100      100       93       78
November 25, 2010 ................      100      100       92       75       58
November 25, 2011 ................      100      100       69       49       32
November 25, 2012 ................       99       89       51       32       18
November 25, 2013 ................       99       76       39       21       10
November 25, 2014 ................       95       64       29       13        5
November 25, 2015 ................       85       55       22        9        3
November 25, 2016 ................       77       46       16        6        2
November 25, 2017 ................       68       39       12        4        1
November 25, 2018 ................       60       32        9        2        *
November 25, 2019 ................       53       27        6        1        *
November 25, 2020 ................       46       22        5        1        *
November 25, 2021 ................       40       18        3        1        *
November 25, 2022 ................       35       15        2        *        *
November 25, 2023 ................       30       12        2        *        *
November 25, 2024 ................       26       10        1        *        *
November 25, 2025 ................       22        8        1        *        *
November 25, 2026 ................       19        6        1        *        *
November 25, 2027 ................       16        5        *        *        *
November 25, 2028 ................       13        4        *        *        *
November 25, 2029 ................       11        3        *        *        *
November 25, 2030 ................        9        2        *        *        *
November 25, 2031 ................        7        2        *        *        *
November 25, 2032 ................        5        1        *        *        *
November 25, 2033 ................        4        1        *        *        *
November 25, 2034 ................        3        1        *        *        *
November 25, 2035 ................        2        *        *        *        *
November 25, 2036 ................        1        *        *        *        *
November 25, 2037 ................        0        0        0        0        0
Weighted Average Life
(in years) to Maturity** .........    13.78     9.93     6.13     4.58     3.58
Weighted Average Life
(in year) to Call*** .............    12.91     9.02     5.42     3.95     3.01

----------
+ Rounded to the nearest whole percentage (other than those percentages disclosed with an asterisk).

*     Indicates an amount greater than zero but less than 0.5%.

** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Certificates" in this prospectus supplement.

*** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

Final Scheduled Distribution Date

      The "Final Scheduled Distribution Date" is the Distribution Date in January 2038. The Final Scheduled Distribution Date is the Distribution Date occurring in the month following the month in which the latest stated maturity for any Mortgage Loan occurs. Because the rate of distributions in reduction of the Class Certificate Balance of each class of certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the Class Certificate Balance of any class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

The Subordinated Certificates

      The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described under "The Mortgage Pool--General" and "--Underwriting Process." If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Certificate Balance of the certificates (other than the Class P-1, Class P-2 and Class L Certificates), following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

      If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full on the Mortgage Loans available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the related Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

                               Credit Enhancement

Subordination

      Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates and will be allocated among the related classes and component of senior certificates as specified under "Description of the Certificates - Allocation of Losses" in this prospectus supplement.

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses.

                                Legal Proceedings

      There are no legal proceedings against IndyMac Bank, F.S.B., the depositor, the trustee, the issuing entity or the Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    Material Federal Income Tax Consequences

      The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("Tax Counsel") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

      For federal income tax purposes, the issuing entity (exclusive of the supplemental interest trust, the Swap Contract and the Swap Account) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC", and each REMIC below the Master REMIC will be referred to as an "underlying REMIC". Each underlying REMIC will issue multiple classes of uncertificated interests (the "underlying REMIC Regular Interests"), which will be designated as the regular interests in such underlying REMIC and will be held by the REMIC directly above such underlying REMIC in a tiered structure. The assets of the lowest REMIC in this tiered structure will consist of the Mortgage Loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class L and Class A-R Certificates, the "Regular Certificates"). The assets of the Master REMIC will consist of the underlying REMIC Regular Certificates (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). If there are one or more underlying REMICs, the aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

      The Regular Certificates (excluding the basis risk contract component of the LIBOR Certificates) and an uncertificated interest retained by the Underwriter will be designated as the regular interests in the Master REMIC. In addition, the LIBOR Certificates will represent a beneficial interest in the right to receive certain payments of Tax Adjusted Net Rate Carryover (the "basis risk contract component"), as defined below. The rights of the LIBOR Certificates to receive payments of such Tax Basis Risk Carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The supplemental interest trust, the

Swap Contract and the Swap Account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Taxation of the Regular Certificates

      The Regular Certificates (excluding the basis risk contract component of the LIBOR Certificates) will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Certificates (excluding the basis risk contract component of the LIBOR Certificates) must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      Certain classes of Regular Certificates may be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Assumption. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield and Prepayment Considerations" and "Material Federal Income Tax Consequences" in the prospectus.

      If the holders of any Regular Certificates are treated as acquiring their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--REMIC Certificates--a. Regular Certificates" in the prospectus.

Taxation of the Regular Interest Component of the LIBOR Certificates

      A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Master REMIC (this interest is referred herein as the "regular interest component" of the LIBOR Certificate). The regular interest component of a LIBOR Certificate will be entitled to receive interest and principal distributions at the times and in the amounts equal to those made on the LIBOR Certificate to which it corresponds, except that (i) the maximum rate at which that regular interest component will accrue interest, for any Distribution Date, will equal its Net Rate Cap calculated by excluding any adjustments to such Cap for any Swap Termination Payments (the "REMIC Cap"), (ii) the excess, if any, of the Pass-Through Rate over the REMIC Cap ("Tax Basis Risk Carryover") will be treated as received pursuant to a limited recourse interest rate cap agreement, and (iii) any amounts paid to the Swap Counterparty that correspond to any excess of the pass through rate on any LIBOR Certificate subject to the REMIC Cap (the "REMIC Pass Through Rate") over the Pass-Through Rate in respect of such Certificate will be treated as being payable from amounts distributed on the regular interest component of the LIBOR Certificates. As a result of the foregoing, the amount of distributions on the regular interest component of a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate.

      A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components--the regular interest component and the basis risk contract component. To the extent the basis risk contract component has significant value, the regular interest component will, in the case of the LIBOR Certificates, be viewed as having been issued with lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount).

      Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Any amount that is so allocated to the basis risk contract component will be considered a "termination payment" under certain Treasury Regulations which address the tax treatment of notional principal contracts. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the basis risk contract component should be capital gain or loss in an amount equal to the termination payment it is deemed to have received less the unamortized portion of the premium it is deemed to have paid and gain or loss on the regular interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition."

Status of the Regular Certificates

      The Regular Certificates (excluding the basis risk contract component of the LIBOR Certificates) will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the issuing entity, exclusive of the Supplemental Interest Trust, the Swap Contract and the Swap Account, would be so treated. Interest on the Regular Certificates (excluding the basis risk contract component of the LIBOR Certificates) will represent interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. In addition, the Regular Certificates (excluding the basis risk contract component of the LIBOR Certificates) will be treated as assets described in Section 860G(a)(3) of the Code. The basis risk contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code, as real estate assets under Section 856(c)(5)(B) of the Code or as assets described in Section 860G(a)(3) of the Code.

The Basis Risk Contract Component

      The following discussion assumes that the rights of the holders of the LIBOR Certificates under the basis risk contract will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Tax Adjusted Net Rate Carryover to holders of the LIBOR Certificates who are non-U.S. Persons. Prospective investors in the LIBOR Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

      As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the basis risk contract component of such certificate. As of the closing date, the basis risk contract component is expected to have an insubstantial value relative to the regular interest components. The portion of the overall purchase price attributable to the basis risk contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate swap contract. Under the level yield method, the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the basis risk contract component of a LIBOR Certificate.

      Any Tax Adjusted Net Rate Carryover paid to a holder of a LIBOR Certificate will be treated as periodic payments on an interest rate swap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related basis risk contract component, such excess is ordinary income. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction with respect to the basis risk contract should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the basis risk contract component of a LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of
(1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, a beneficial owner will not be able to recognize a net deduction with respect to the basis risk contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the basis risk contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the basis risk contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Additional Tax Considerations

      Under the pooling and servicing agreement, the Supplemental Interest Trustee will cause an IRS Form W-9 for the Supplemental Interest Trust, as applicable, (or other appropriate United States tax forms required), to be delivered to the Swap Counterparty at the time the related contract is entered into and prior to the expiration (due to the lapse of time or change in information) or obsolescence of any such forms. In addition, if any interests in the uncertificated regular interests held by the Underwriter are held or transferred to a Non-U.S. Person, and if required to prevent federal withholding taxes from reducing any amounts otherwise payable by the Swap Counterparty to the Supplemental Interest Trust, then the Supplemental Interest Trustee will forward any IRS Form W-8IMY (upon receipt of such forms from the holder of the uncertificated regular interests held by the Underwriter) to the Swap Counterparty. The Supplemental Interest Trustee shall also forward to the Swap Counterparty any IRS Forms W-9 and W-8 attached to such IRS Form W-8IMY as required to prevent federal withholding taxes from reducing any amounts otherwise payable by the Swap Counterparty to the Supplemental Interest Trust, as applicable (unless the delivery of any such other IRS Forms W-9 or W-8 is not permitted under U.S. law). Under current law, assuming these requirements are complied with, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from amounts otherwise payable by the Swap Counterparty to the Supplemental Interest Trust.

      Pursuant to the Swap Contract, the Swap Counterparty will provide an IRS Form W-9 to the Supplemental Interest Trustee on the closing date and thereafter prior to the expiration or obsolescence of such form. Under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Supplemental Interest Trust to the Swap Counterparty.

Taxation of the Residual Certificates

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences - REMIC Certificates - b. Residual Certificates" in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or both. Among other things, holders of Residual Certificates that are treated as noneconomic residual interests should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer the Residual Certificates. See "Material Federal Income Tax Consequences - Tax-Related Restrictions on Transfer of Residual Certificates - Noneconomic Residual Certificates" and "Material Federal Income Tax Consequences - b. Residual Certificates - Excess Inclusions" in the prospectus.

                              ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "Plan") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" in the issuing entity and, in the case of the Class A-1 Certificates, an additional right to payments from proceeds of the Swap Contract for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to the underwriter an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

      For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      Except as provided below with respect to rights to payments from proceeds of the Swap Contract, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class 1-A-2, Class 2-A-2, Class 3-A-2, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one of S&P, Fitch, Moody's, DBRS Limited or DBRS, Inc., certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

      The Swap Contract does not meet all of the requirements under the Exemption and has not been included in the issuing entity, and consequently the right to payments from the Swap Contract is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a LIBOR Certificate should represent a beneficial interest in two assets: (i) the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments from proceeds of the Swap Contract and
(ii) the right to
receive payments from proceeds of the Swap Contract. A Plan's purchase and holding of a LIBOR Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

      Accordingly, so long as the Swap Contract is in effect, no Plan or other person using plan assets may acquire or hold any interest in a LIBOR Certificate unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions effected by independent "qualified professional asset managers", PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), PTCE 96-23 (for transactions effected by "in-house asset managers") or the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (collectively, the "Investor-Based Exemptions") or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor-Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

      As long as the Swap Contract is in effect, each beneficial owner of a LIBOR Certificate or any interest in such a LIBOR Certificate, by its acceptance and holding of such LIBOR Certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such LIBOR Certificate, or (ii) its acquisition and holding of such LIBOR Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

      Because the Class 1-A-2, Class 2-A-2, Class 3-A-2, Class B-1, Class B-2 and Class B-3 Certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, those classes of certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, until they have been underwritten or placed by an underwriter to which the Exemption has been granted, upon which time they may be transferred to Plans under the same conditions that apply to the other offered certificates (other than the Class A-R Certificates), the Class 1-A-2, Class 2-A-2, Class 3-A-2, Class B-1, Class B-2 and Class B-3 Certificates may be transferred only if the conditions in the first or third bullet points in the next paragraph are met.

      Because the characteristics of the Class A-R Certificates may not meet the requirements of the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction giving rise to excise taxes or civil penalties if it purchases and holds Class A-R Certificates. Consequently, transfers of the Class A-R Certificates (and of certificates of any class that, because of a change of rating, no longer satisfy the rating requirement of the Exemption) will not be registered by the trustee unless the trustee receives:

   o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

   o a representation that the transferee is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of the certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

   o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee or the Servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

      The first representation will be deemed to have been made by the transferee's acceptance of a Class 1-A-2, Class 2-A-2, Class 3-A-2, Class B-1, Class B-2 or Class B-3 Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using the Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the issuing entity and in rights with respect to payments derived from the Swap Contract, represented by an interest in the Class A-1 Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of offered certificates to a Plan is in no respect a representation by the issuer or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             Method of Distribution

      Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Deutsche Bank Securities Inc., an affiliate of the trustee and supplemental interest trustee and the Swap Counterparty (the "underwriter"), the depositor has agreed to sell the senior certificates (the "Underwritten Certificates") to the underwriter.

      The Class 1-A-2, Class 2-A-2, Class 3-A-2, Class B-1, Class B-2 and Class B-3 Certificates (the "IndyMac Certificates") will be transferred to the seller or an affiliate of the seller.

      Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits or resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

      The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

      The IndyMac Certificates may be offered by the seller or the depositor (or an affiliate) from time to time directly or through underwriters or agents which may include IndyMac Securities Corp., an affiliate of the seller and the servicer, in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the subordinated certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                 Use of Proceeds

      It is expected that the proceeds to the depositor from the sale of the Class A-1 and Class A-R Certificates will be approximately 101.724% of the aggregate Class Certificate Balance of these certificates, plus accrued interest, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds of the sale of the senior certificates against the purchase price of the Mortgage Loans on the closing date.

                                  Legal Matters

      The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     Ratings

      It is a condition to the issuance of the offered certificates that they be assigned ratings not lower than the following by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch").

                           Class                   S&P           Fitch
               ---------------------------         ---           -----
               A-1........................         AAA            AAA
               1-A-2......................         AAA            AAA
               2-A-2......................         AAA            AAA
               3-A-2......................         AAA            AAA
               A-R........................         AAA            AAA
               B-1........................          AA             AA
               B-2........................          A              A
               B-3........................         BBB            BBB

      The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

      The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. Fitch's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating on the Class A-R Certificates does not assess the likelihood of return to investors except to the extent of the Class Certificate Balance and accrued interest thereon at the stated pass-through rate.

      The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

      The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                             Index of Defined Terms

10/1 Mortgage Loan .............................................            S-34
10/6 Mortgage Loan .............................................            S-34
5/1 Mortgage Loan ..............................................            S-33
5/6 Mortgage Loan ..............................................            S-34
7/1 Mortgage Loan ..............................................            S-33
7/6 Mortgage Loan ..............................................            S-34
adjusted net mortgage rate .....................................            S-75
Adjustment Date ................................................            S-33
advance ........................................................            S-75
Aggregate Subordinated Percentage ..............................           S-102
Applicable Credit Support Percentage ...........................           S-103
Assumed Balance ................................................            S-95
Available Funds ................................................            S-92
basis risk contract component ..................................           S-119
BBA ............................................................            S-88
Book-Entry Certificates ........................................            S-84
Calculation Agent ..............................................            S-88
Certificate Account ............................................            S-88
Certificate Owners .............................................            S-84
CI .............................................................            S-86
Class A-1 Component ............................................            S-84
Class A-1 Component Interest Distribution Amount................            S-94
Class Certificate Balance ......................................      S-83, S-84
Class Subordination Percentage .................................           S-103
Clearstream, Luxembourg ........................................            S-85
Compensating Interest ..........................................            S-75
Component Balance ..............................................            S-83
conduit seller .................................................            S-71
Cooperative ....................................................            S-86
correspondent seller ...........................................            S-70
CPR ............................................................           S-109
Cut-off Date Pool Principal Balance ............................            S-31
DBC ............................................................            S-86
DBNTC ..........................................................            S-78
Debt Service Reduction .........................................           S-105
Deficient Valuation ............................................           S-105
Definitive Certificate .........................................            S-84
Determination Date .............................................            S-75
Deutsche Bank AG ...............................................            S-80
Distribution Account ...........................................            S-88
Distribution Date ..............................................            S-92
DTC ............................................................            S-84
DTC Rules ......................................................            S-84
Due Date .......................................................            S-32
Due Period .....................................................            S-94
EPD Rights .....................................................            S-74
ERISA ..........................................................           S-122
Euroclear ......................................................            S-84
Euroclear Operator .............................................            S-86
Euroclear Participants .........................................            S-86
European Depositaries ..........................................            S-84
Excess Proceeds ................................................            S-91
Exchange Act ...................................................            S-98
Exemption ......................................................           S-123
expense fee rate ...............................................            S-74
FICO Credit Scores .............................................            S-34
Final Scheduled Distribution Date ..............................           S-118
Financial Intermediary .........................................            S-84
Fitch ..........................................................      S-8, S-126
Fully Amortizing Loans .........................................            S-32
Gross Margin ...................................................            S-33
Group 1 Mortgage Loans .........................................            S-31
Group 2 Mortgage Loans .........................................            S-31
Group 3 Mortgage Loans .........................................            S-31
Indirect Participants ..........................................            S-85
IndyMac Bank ...................................................      S-31, S-70
Initial Periodic Rate Cap ......................................            S-33
interest accrual period ........................................            S-94
interest distribution amount ...................................            S-94
Interest Settlement Rate .......................................            S-88
Interest-Only Loans ............................................            S-32
Investor Based Exemptions ......................................           S-124
ISDA Master Agreement ..........................................            S-81
LIBOR Determination Date .......................................            S-88
Liquidated Mortgage Loan .......................................           S-104
loan group .....................................................            S-31
Loan-to-Value Ratio ............................................            S-34
London Business Day ............................................            S-88
Master REMIC ...................................................           S-119
Maximum Mortgage Rate ..........................................            S-33
MBA Method .....................................................            S-77
Minimum Mortgage Rate ..........................................            S-33
Mortgage Index .................................................            S-33
Mortgage Loans .................................................            S-31
Mortgage Notes .................................................            S-31
Mortgage Rate ..................................................            S-33
Mortgaged Properties ...........................................            S-31
Net Interest Shortfall .........................................            S-95
Net Rate Cap ...................................................            S-93
Net Swap Payment ...............................................            S-96
New CI .........................................................            S-86
offered certificates ...........................................            S-81
OID ............................................................           S-120
One-Year CMT Index .............................................            S-33
One-Year LIBOR Index ...........................................            S-33
Original Applicable Credit Support Percentage ..................           S-103
original subordinate principal balance .........................           S-101
OTS Method .....................................................            S-77
Participants ...................................................            S-84
Pass-Through Rate Margin .......................................            S-93
Plan ...........................................................           S-122
pool principal balance .........................................           S-100
Prepayment Assumption ..........................................           S-109
prepayment interest shortfall ..................................            S-95
Prepayment Period ..............................................            S-99
Principal Amount ...............................................            S-98
private certificates ...........................................            S-82
PTCE ...........................................................           S-124
PTCE 95-60 .....................................................           S-124
Realized Loss ..................................................           S-104
Record Date ....................................................            S-92
Regular Certificates ...........................................           S-119
Regulation AB ..................................................            S-98
REIT ...........................................................           S-121
Relevant Depositary ............................................            S-84
Relief Act Reduction ...........................................            S-95
REMIC Pass Through Rate ........................................           S-120
Restricted Classes .............................................           S-103
Reuters Page LIBOR01 ...........................................            S-88
S&P ............................................................      S-8, S-126
Scheduled Payments .............................................            S-32
seller .........................................................            S-70
Senior Credit Support Depletion Date ...........................           S-104
Senior Percentage ..............................................           S-100
Senior Prepayment Percentage ...................................           S-100
Senior Principal Distribution Amount ...........................           S-100
Senior Termination Date ........................................           S-101
Servicer .......................................................            S-74
significance estimate ..........................................            S-81
significance percentage ........................................            S-81
Six-Month LIBOR Index ..........................................            S-33
Stated Principal Balance .......................................            S-99
Subordinated Percentage ........................................           S-100
Subordinated Portion ...........................................            S-94
Subordinated Principal Distribution Amount .....................           S-103
Subsequent Periodic Rate Cap ...................................            S-33
Subsequent Recoveries ..........................................           S-105
Substitution Adjustment Amount .................................            S-69
supplemental interest trust ....................................            S-89
supplemental interest trustee ..................................            S-89
Swap Account ...................................................            S-89
Swap Contract ..................................................            S-96
Swap Contract Termination Date .................................            S-96
Swap Counterparty ..............................................            S-80
Swap Counterparty Rating Downgrade .............................            S-97
Swap Counterparty Trigger Event ................................            S-98
Swap Termination Payment .......................................            S-98
Tax Adjusted Net Rate Carryover ................................           S-120
Tax Counsel ....................................................           S-119
Terms and Conditions ...........................................            S-87
trustee ........................................................            S-78
trustee fee ....................................................            S-74
Two Times Test .................................................           S-102
Undercollateralization Distribution ............................           S-102
Undercollateralized Group ......................................           S-102
underlying REMIC ...............................................           S-119
underlying REMIC Regular Interests .............................           S-119
underwriter ....................................................           S-125
Underwritten Certificates ......................................           S-125
unpaid interest amounts ........................................            S-94
Voting Rights ..................................................           S-109
Weighted Average Adjusted Net Mortgage Rate ....................            S-94

PROSPECTUS

                                INDYMAC MBS, INC.
                                    Depositor

                       Mortgage Pass-Through Certificates
                           Mortgage Pass-Through Notes
                              (Issuable in Series)


Please carefully          The Trusts
consider our
discussion                Each issuing entity will be established to hold assets
of some of                transferred to it by IndyMac MBS, Inc. The assets in
the risks of              each issuing entity will be specified in the
investing in the          prospectus supplement for the particular trust and
securities under          will generally consist of:
"Risk Factors"
beginning on         o    first and/or subordinate lien mortgage loans secured
page 5.                   by one- to four-family residential properties,
                          including manufactured housing that is permanently
The securities            affixed and treated as real property under local law,
will represent            or security interests issued by cooperative housing
obligations of            corporations or participations in that type of loan,
the related
issuing entity       o    loans secured by first and/or subordinate liens on
only and will             small multifamily residential properties, such as
not represent             rental apartment buildings or projects containing five
an interest in            to fifty residential units,
or obligation of
IndyMac MBS, Inc.,   o    closed-end second lien loans, secured in whole or in
any originator,           part by subordinate liens on one- to four-family
any seller, any           residential properties,
servicer, or any
of their affiliates. o    loans secured by first and/or subordinate liens on
                          mixed residential and commercial properties (mixed use loans),

                     o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

                     o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

                     o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties,

                     o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,

                     o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

                     o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

The Securities

IndyMac MBS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the issuing entity to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.

                    ----------------------------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

November 5, 2007

                                Table of Contents

                                                                            Page
Important Notice About Information
  in this Prospectus and Each
  Accompanying Prospectus Supplement ................................          4
Risk Factors ........................................................          5
  Limited Source of Payments -- No
    Recourse to Sellers, Depositor
    or Servicer .....................................................          5
  Credit Enhancement May Not Be
    Sufficient to Protect You from
    Losses ..........................................................          6
  Losses on Balloon Payment Mortgages
    Are Borne by You ................................................          6
  Multifamily Lending ...............................................          6
  Junior Liens ......................................................          7
  Partially Unsecured Loans .........................................          8
  Home Equity Lines of Credit .......................................          8
  Nature of Mortgages ...............................................          9
  Your Risk of Loss May Be Higher
    Than You Expect If Your Securities
    Are Backed by Partially Unsecured
    Home Equity Loans ...............................................         13
  Impact of World Events ............................................         13
  You Could Be Adversely Affected by
    Violations of Environmental Laws ................................         14
  Ratings of the Securities Do Not
    Assure Their Payment ............................................         14
  Book-Entry Registration ...........................................         16
  Pre-Funding Accounts Will Not Be
    Used to Cover Losses on the Loans ...............................         16
  Unused Amounts on Deposit in Any
    Pre-Funding Account Will Be Paid
    as Principal to Securityholders .................................         16
  Secondary Market for the Securities
    May Not Exist ...................................................         16
  Bankruptcy or Insolvency May Affect
    the Timing and Amount of Distributions
    on the Securities ...............................................         17
  Holders of Original Issue Discount
    Securities Are Required to Include
    Original Issue Discount in Ordinary
    Gross Income as It Accrues ......................................         18
  The Principal Amount of Securities
    May Exceed the Market Value of
    the Issuing Entity Assets .......................................         18
The Issuing Entity ..................................................         19
    The Mortgage Loans--General .....................................         20
    Agency Securities ...............................................         25
    Private Mortgage-Backed Securities ..............................         30
    Substitution of Issuing Entity Assets ...........................         32
    Available Information ...........................................         32
    Incorporation of Certain Documents
      by Reference;  Reports Filed with
      the SEC .......................................................         32
    Reports to Securityholders ......................................         33
Use of Proceeds .....................................................         34
The Depositor .......................................................         34
Mortgage Loan Program ...............................................         35
    Underwriting Standards ..........................................         35
    Underwriting Process ............................................         35
    Qualifications of Sellers .......................................         36
    Representations by Sellers;
      Repurchases ...................................................         36
Static Pool Data ....................................................         37
Description of the Securities .......................................         38
    General .........................................................         39
    Distributions on Securities .....................................         41
    Advances ........................................................         42
    Mandatory Auction ...............................................         43
    Categories of Classes of
      Securities ....................................................         43
    Indices Applicable to Floating
      Rate and Inverse Floating Rate
      Classes .......................................................         45
    Book-Entry Securities ...........................................         49
    Global Clearance, Settlement and
      Tax Documentation Procedures ..................................         52
    Exchangeable Securities .........................................         56
Credit Enhancement ..................................................         58
    General .........................................................         58
    Subordination ...................................................         58
    Letter of Credit ................................................         59
    Mortgage Pool Insurance Policies ................................         59
    Special Hazard Insurance Policies ...............................         60
    Bankruptcy Bonds ................................................         61
    Reserve Fund ....................................................         61
    Cross Support ...................................................         62
    Insurance Policies,
      Surety Bonds and
      Guaranties ....................................................         62
    Over-Collateralization ..........................................         62
    Financial Instruments ...........................................         63
    Deposit Agreements ..............................................         63
Yield and Prepayment Considerations .................................         63
     Prepayment Standards or Models .................................         66
     Yield ..........................................................         66
The Agreements ......................................................         66
    Assignment of Issuing
      Entity Assets .................................................         66
    Payments on Issuing Entity
      Assets; Deposits to Security
      Account .......................................................         69
    Pre-Funding Account .............................................         71
    Collection Procedures ...........................................         72
    The Surety Provider .............................................         73
    Hazard Insurance ................................................         73
    Realization upon Defaulted
      Mortgage Loans ................................................         74
    Servicing and Other Compensation
      and Payment of Expenses .......................................         78
    Evidence as to Compliance .......................................         78
    List of Securityholders .........................................         79
    Certain Matters Regarding the
      Servicer and the Depositor ....................................         79
    Events of Default ...............................................         80
    Amendment .......................................................         82

    Termination; Optional Termination ...............................         83
    The Trustee .....................................................         84
Certain Legal Aspects of the Mortgage Loans .........................         84
    General .........................................................         84
    Foreclosure and Repossession ....................................         85
    Rights of Redemption ............................................         87
    Anti-Deficiency Legislation and
      Other Limitations on Lenders ..................................         88
    Environmental Risks .............................................         88
    Due-on-sale Clauses .............................................         90
    Prepayment Charges ..............................................         90
    Applicability of Usury Laws .....................................         90
    Servicemembers Civil Relief Act .................................         90
Material Federal Income Tax Consequences ............................         91
    General .........................................................         91
    Taxation of Debt Securities .....................................         91
    REMIC Securities ................................................         99
    Tax Status as a Grantor Trust ...................................        108
    Final Trust Reporting Regulations ...............................        116
    Tax Characterization of the
      Issuing Entity as a Partnership ...............................        116
    Tax Consequences to Holders of
      the Notes .....................................................        117
    Tax Consequences to Holders of
      the Certificates118
    Tax Return Disclosure and
      Investor List Requirements ....................................        122
State Tax Considerations ............................................        123
ERISA Considerations ................................................        123
    Exemptions Available to Debt
      Instruments ...................................................        123
    Underwriter Exemption ...........................................        124
Legal Investment ....................................................        127
Method of Distribution ..............................................        127
Legal Matters .......................................................        129
Financial Information ...............................................        129
Rating ..............................................................        129
INDEX OF PRINCIPAL TERMS ............................................        130

         Important Notice About Information in this Prospectus and Each
                       Accompanying Prospectus Supplement

      Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                    ----------------------------------------

         If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Issuing Entity--Available Information" and "--Incorporation of Certain Documents by Reference; Reports Filed with the SEC" on page 33.

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                                  Risk Factors

      You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

Limited Source of         The applicable prospectus supplement may provide that
Payments -- No Recourse   securities will be payable from other issuing entities
to Sellers, Depositor     in addition to their associated issuing entity, but if
or Servicer               it does not, they will be payable solely from their
                          associated issuing entity. If the issuing entity does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired. The return of your principal may be impaired, and you will not have recourse to any other entity. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the issuing entity may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the issuing entity. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                          You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Unless otherwise specified in the applicable prospectus supplement, you also will not have recourse against the assets of the issuing entity of any other series of securities.


                          The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the issuing entity. The only obligation of the depositor to an issuing entity comes from certain representations and warranties made by it about assets transferred to the issuing entity. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase or substitute for some of the transferred assets. IndyMac MBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:


                          o funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

                          o funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

                          The only obligations of the servicer to an issuing entity (other than its servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the servicer may be required to repurchase some of the loans. However, the servicer may not have the financial ability to make the required repurchase.

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                          The only obligations to an issuing entity of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

Credit Enhancement May    Credit enhancement is intended to reduce the effect of
Not Be Sufficient         loan losses. Credit enhancements, however, may benefit
to Protect You from       only some classes of a series of securities and the
Losses                    amount of any credit enhancement will be limited as
                          described in the applicable prospectus supplement.
                          Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of a credit enhancement may be reduced, substituted for, or even eliminated, so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to adversely change their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Losses on Balloon         Some of the underlying loans may not be fully
Payment Mortgages Are     amortizing over their terms to maturity and, thus,
Borne by You              will require substantial principal payments (that is,
                          balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws.
                          Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Multifamily Lending       Multifamily lending may expose the lender to a greater
                          risk of loss than single family residential lending.
                          Owners of multifamily residential properties rely on monthly rent payments from tenants to:


                          o pay for maintenance and other operating expenses of those properties,

                          o    fund capital improvements, and

                          o service any loan or other debt that may be secured by those properties.

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                          Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

                          Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We cannot determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                          The location and construction quality of a particular property may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Junior Liens              The mortgages and deeds of trust securing the
                          closed-end second-lien loans will be, the home equity line of credit loans and home improvement contracts will primarily be, and other loans may be junior liens subordinate to the rights of the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance policy or condemnation proceeding will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, the junior mortgagee will have to foreclose subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                          o pay the senior mortgage in full at or prior to the foreclosure sale, or

                          o assume the payments on the senior mortgage if the mortgagor is in default under that mortgage.

                          Unless the servicer is obligated under the applicable agreement to advance such funds, the issuing entity may effectively be

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                          prevented from foreclosing on the related property because it will not have sufficient funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                          Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                          o the aggregate amount owed under both the senior and junior loans, over

                          o the proceeds of any sale under a deed of trust or other foreclosure proceedings.

                          See "Certain Legal Aspects of the
                          Loans-Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens."

Partially Unsecured       The issuing entity for any series may include
Loans                     closed-end second-lien loans, home equity line of
                          credit loans and home improvement contracts that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related property.

                          Under these circumstances, the issuing entity for the related series could be treated as a general unsecured creditor as to any unsecured portion of any related loan. If a borrower defaults under a loan that is unsecured in part, the related issuing entity generally will have recourse only against the borrower's assets for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on a partially unsecured loan, the borrower's unsecured obligation on that loan will be treated as an unsecured loan and may be discharged by the bankruptcy court. Losses on any partially unsecured loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities of the related series.

Home Equity Lines         Generally, a home equity line of credit has a draw
of Credit                 period that lasts for the first ten years (during
                          which no principal or minimal amount of principal is
                          due) and, unless otherwise specified in the related prospectus supplement, a repayment term following the draw period of zero, ten, fifteen or twenty years. As a result, there may be limited collections available to make payments to related

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                          securityholders or payments of principal may be received more slowly than anticipated, which will affect the yield on one or more classes of securities of the related series.

                          Home equity lines of credit that do not have a repayment term following the draw period are effectively balloon loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more classes of securities of the related series may suffer a loss if the related credit enhancement is not sufficient to cover such shortfall.

Nature of Mortgages       The value of the properties underlying the loans held
  Declines In Property    in the issuing entity may decline over time. Among the
  Values May Adversely    factors that could adversely affect the value of the
  Affect You              properties are:

                          o an overall decline in the residential real estate market in the areas in which they are located,

                          o a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                          o natural disasters that are not covered by insurance, such as earthquakes and floods.

                          If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Cooperative Loans May     Cooperative loans are evidenced by promissory notes
Experience Relatively     secured by security interests in shares issued by
Higher Losses             private corporations that are entitled to be treated
                          as housing cooperatives under the Internal Revenue
                          Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings.

                          If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

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                          If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                          In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                          The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Delays in Liquidation     Even if the properties underlying the loans held in
May Adversely Affect      the issuing entity provide adequate security for the
You                       loans, substantial delays could occur before defaulted
                          loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses, as well as fees payable to it for providing default management services.

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                          In the event that:

                          o the mortgaged properties fail to provide adequate security for the related loans,

                          o if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

                          o if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

                          o with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

Disproportionate Effect   Liquidation expenses of defaulted loans generally do
of Liquidation Expenses   not vary directly with the outstanding principal
May Adversely Affect      balance of the loan at the time of default. Therefore,
You                       if a servicer takes the same steps for a defaulted
                          loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection       Federal, state and local laws extensively regulate
Laws May Adversely        various aspects of brokering, originating, servicing
Affect You                and collecting mortgage loans secured by consumers'
                          dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans secured by consumers' dwellings.

                          Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage

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                          originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

                          The federal laws that may apply to loans held in the trust include the following:

                          o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

                          o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

                          o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on this type of loans;

                          o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                          o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

                          o    the Federal Trade Commission's Rule on
                               Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

                          o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

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                          The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                          Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the seller, will be borne by the holders of one or more classes of securities.

Your Risk of Loss May     The issuing entity may also include home equity loans
Be Higher Than You        that were originated with loan-to-value ratios or
Expect If Your            combined loan-to-value ratios in excess of the value
Securities Are Backed     of the related mortgaged property. Under these
by Partially Unsecured    circumstances, the issuing entity could be treated as
 Home Equity Loans        a general unsecured creditor as to any unsecured
                          portion of any related loan. In the event of a default under a loan that is unsecured in part, the issuing entity will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.



Impact of World Events    The economic impact of the United States' military
                          operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by issuing entity. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.



                          United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally

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                          that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

                          In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

You Could Be Adversely    Federal, state, and local laws and regulations impose
Affected by Violations    a wide range of requirements on activities that may
of Environmental Laws     affect the environment, health, and safety. In certain
                          circumstances, these laws and regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the issuing entity. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an "owner" or "operator" of the related property. A property "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                          In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, under certain circumstances, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the issuing entity were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of the            Any class of securities offered under this prospectus
Securities Do Not         and the accompanying prospectus supplement will be
Assure Their Payment      rated in one of the four highest rating categories of
                          at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and, in the case of surety bonds, insurance policies, letters of credit or guarantees, primarily on the claims paying ability of any related surety provider, insurer, letter of credit provider or guarantor, and

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                          reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                          A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating in the future. For example, the rating agency could lower or withdraw its rating due to:

                          o a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                          o an adverse change in the financial or other condition of a credit enhancement provider, or

                          o a change in the rating of the credit enhancement provider's long-term debt.

                          The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular issuing entity and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans regardless of whether the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any issuing entity. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

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Book-Entry                Securities issued in book-entry form may have only
Registration              limited liquidity in the resale market, since
   Limit on               investors may be unwilling to purchase securities for
   Liquidity              which they cannot obtain physical instruments.

  Limit on Ability        Transactions in book-entry securities can be effected
  to Transfer or          only through The Depository Trust Company, its
  Pledge                  participating organizations, its indirect
                          participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in                 You may experience some delay in the receipt of
Distributions             distributions on book-entry securities since the
                          distributions will be forwarded by the trustee to The
                          Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Pre-Funding Accounts      The prospectus supplement for a series of securities
Will Not Be Used to       may provide that on the closing date for that series,
Cover Losses on the       the depositor will deposit cash into a pre-funding
Loans                     account. The amount deposited into the pre-funding
                          account will never exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series. The pre-funding account will only be used to purchase additional loans from the depositor during the period beginning with the related closing date and ending not more than one year after the closing date. The depositor will acquire these additional loans from the seller or sellers specified in the related prospectus supplement. The trustee for the related series will maintain the pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect of the related loans.

Unused Amounts on         Any amounts remaining in a pre-funding account at the
Deposit in Any            end of the period specified in the applicable
Pre-Funding Account       prospectus supplement will be distributed as a
Will Be Paid as           prepayment of principal to the related securityholders
Principal to              on the first distribution date after the end of that
Securityholders           period. Any such distribution will be made in the
                          amounts and according to the priorities specified in the related prospectus supplement. The holders of one or more classes of the related series of securities will bear the entire reinvestment risk resulting from that prepayment.

Secondary Market for      The related prospectus supplement for each series will
the Securities May Not    specify the classes in which the underwriter intends
Exist                     to make a secondary market, but no underwriter will
                          have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue.
                          Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. If only a portion of a class of offered certificates has been sold to the public, the market for the offered certificates could be illiquid because of the small amount of these certificates held by the public. In addition, the market overhang created by the existence of offered certificates

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                          that the market is aware may be sold to the public in the near future could adversely affect your ability to sell your certificates. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                          The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy or             Each seller and the depositor will take steps to
Insolvency May Affect     structure the transfer of the loans held in the
the Timing and Amount     issuing entity by the seller to the depositor as a
of Distributions on       sale. The depositor and the issuing entity will take
the Securities            steps to structure the transfer of the loans from the
                          depositor to the issuing entity as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                          Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. If the servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the servicer becomes bankrupt and cash collections have been commingled with the servicer's own funds, the issuing entity will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled but still in an account of the servicer might also be

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                          included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the securities. Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

Holders of Original       Debt securities that are compound interest securities
Issue Discount            will be, and certain other debt may be, securities
Securities Are Required   issued with original issue income discount for federal
to Include Original       tax purposes. A holder of debt securities issued with
Issue Discount in         original issue discount is required to include
Ordinary Gross Income     original issue discount in ordinary gross income for
as It Accrues             federal income tax purposes as it accrues, before
                          receiving the cash attributable to that income.
                          Accrued but unpaid interest on the debt securities that are compound interest securities generally will be treated as original issue discount for this purpose.

                          See "Federal Income Tax Consequences-Taxation of Debt Securities-Interest and Acquisition Discount" and "-Market Discount."

The Principal Amount of   The market value of the assets relating to a series of
Securities May Exceed     securities at any time may be less than the principal
the Market Value of the   amount of the securities of that series then
Issuing Entity Assets     outstanding, plus accrued interest. In the case of a
                          series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                          Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Terms" on page 130.

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                              The Issuing Entity(1)

      This prospectus relates to either Mortgage Pass-Through Certificates or Mortgage Pass-Through Notes, or a combination of those, which may be sold from time to time in one or more series by the depositor, IndyMac MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate agreement to be entered into with respect to each series. The securities of each series will represent interests in the assets of the related issuing entity, and the notes of each series will be secured by the pledge of the assets of the related issuing entity. The issuing entity for each series will be held by the trustee for the benefit of the related securityholders. Each issuing entity will initially consist of the issuing entity assets (the "Issuing Entity Assets') consisting of:

      o a pool of mortgage loans of the type or types specified in the related prospectus supplement, together with payments relating to those loans,

      o mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or


      o other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

      The Issuing Entity Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related issuing entity. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Mortgage Loan Program--Underwriting Standards" in this prospectus.

      The depositor will cause the Issuing Entity Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Issuing Entity Assets pursuant to:

      o a pooling and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of certificates,

      o a servicing agreement between the trustee and the servicer, in the case of a series consisting of certificates and notes, or

      o a sale and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of notes.

      The servicer will receive a fee for its services. See "Loan Program" and "The Agreements" in this prospectus. With respect to loans serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer alone were servicing those loans.

      In the case of a series consisting of certificates, the term "agreement" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "agreement" means the related trust agreement, indenture and servicing agreement, as the context requires. In the case of a series consisting of notes, the term "agreement" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

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(1) Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single issuing entity consisting primarily of the Issuing Entity Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term issuing entity will refer to one specific issuing entity.

      If specified in the related prospectus supplement, an issuing entity for a series may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

      Before the initial offering of a series of securities, the issuing entity for that series will have no assets or liabilities. The issuing entity for a series is not expected to engage in any activities other than:

      o acquiring, holding and managing the related Issuing Entity Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

      o     issuing securities and making distributions on them, and

      o     certain other related activities.

      The issuing entity for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

      The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Issuing Entity Assets." The servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sellers, as described in this prospectus under "Loan Program-Representations by Sellers; Repurchases" and "-Assignment of the Issuing Entity Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

      The securities will be entitled to payment from the assets of the related issuing entity or other assets pledged for the benefit of the holders of the securities as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor. The applicable prospectus supplement may specify the Issuing Entity Assets that an issuing entity will consist of, but if it does not, the Issuing Entity Assets of any issuing entity will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

      The following is a brief description of the Issuing Entity Assets expected to be included in the issuing entities. If specific information about the Issuing Entity Assets is not known at the time the related series of securities initially is offered, the related prospectus supplement will contain more general information of the nature described below, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the related series of securities. A maximum of 5% of the Issuing Entity Assets (relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of Issuing Entity Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Issuing Entity Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans--General

      The mortgage loans will be secured by first and, if so specified in the related prospectus supplement, subordinate mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

      The mortgage loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

      The real property that secures repayment of the mortgage loans is referred to collectively as "mortgaged properties." The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The mortgaged properties will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination.

      The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "Loan Rate") for a period of time or for the life of the loan; the amount of the difference may be contributed by the seller of the property or another source.

      o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment (referred to as a "balloon payment") of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

      o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest only. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      An issuing entity may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate and on the length of the buydown period.

      The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "Properties" and are individually referred to as a "Property." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

      The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

      Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

      Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

      Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

      Closed-End Second-Lien Loans. The mortgaged properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Home Equity Line of Credit Loans. The mortgaged properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Issuing Entity Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such a parcel and construction loans which convert into permanent loans upon the completion of construction.

      Home Improvement Contracts. The Issuing Entity Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

      Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

      o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of securities or another date referred to in the related prospectus supplement as a cut-off date,

      o the type of property securing the mortgage loans (e.g., single family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes, small multi-family properties or other real property or home improvements),

      o     the original terms to maturity of the mortgage loans,

      o     the ranges of the principal balances of the mortgage loans,

      o the earliest origination date and latest maturity date of any of the mortgage loans,

      o the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans at origination,

      o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

      o     the maximum and minimum per annum mortgage rates and

      o     the geographical distribution of the mortgage loans.

      If the depositor does not know specific information about the mortgage loans at the time the related securities are initially offered, the related prospectus supplement will contain more general information of the type described above.

      Unless otherwise specified in the related prospectus supplement, the "Loan-to-Value Ratio" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

      Unless otherwise specified in the related prospectus supplement, the "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of

      (x) the sum of

      o the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

      o the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

      (y) the collateral value of the related Property.

      The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

      o     the sales price for the property, and

      o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

      We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market were to experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any primary or secondary financing on the Properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

      The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the securityholders of the related series. Each servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and will receive a fee for its services. See "Mortgage Loan Program" and "The Agreements."

Agency Securities

      Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

      Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in an issuing entity will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

      If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

      Regular monthly installment payments on each Ginnie Mae certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in an issuing entity or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of securities may be held in book-entry form.

      The Ginnie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

      Mortgage loans underlying the Freddie Mac certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, regardless of whether received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of securities, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

      Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, regardless of whether received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of whether the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

      The Fannie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

      Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in an issuing entity.

Private Mortgage-Backed Securities

      Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

      The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related issuing entity. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

      The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

      The prospectus supplement for a series for which the issuing entity includes Private Mortgage-Backed Securities will specify

      o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the issuing entity;

      o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

      o     the payment features of the mortgage loans,

      o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

      o the servicing fee or range of servicing fees with respect to the mortgage loans and

      o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

      o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

      o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

      o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

      o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

      o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

      o as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a "significant obligor" is either incorporated by referenced, provided directly by the issuer or provided by reference to the Exchange Act filing of another entity.

      Private Mortgage-Backed Securities included in the issuing entity for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act") or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If all of the conditions in paragraph (a) of Rule 190 under the Securities Act are not met, the offering of the Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities, conducted in accordance with conditions set forth in Rule 190.

Substitution of Issuing Entity Assets

      Substitution of Issuing Entity Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage Asset is incomplete. See "Loan Program--Representations by Sellers; Repurchases." The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Issuing Entity Assets may be substituted for Issuing Entity Assets initially included in the issuing entity.

Available Information

      The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-140726.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

      All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the issuing entity referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or servicer on behalf of the issuing entity of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These reports include (but are not limited to):

      o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related issuing entity, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Issuing Entity Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

      o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o Reports on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each issuing entity formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under issuing entity's specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

      The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on the person's written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

      The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. All other reports filed with the SEC concerning the issuing entity will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any issuing entity, but will not be made available through a website of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under "--Available Information."

      The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the series of securities, among other things:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

      o     the amount of the distribution allocable to interest;

      o     the amount of any advance;

      o the aggregate amount otherwise allocable to the subordinated securityholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the securityholders;

      o the Class Security Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

      o the percentage of principal payments on the Issuing Entity Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

      o the percentage of principal prepayments with respect to the Issuing Entity Assets, if any, which each class will be entitled to receive on the following distribution date;

      o the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

      o the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

      o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

      o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

      o the pass-through rate as of the day before the preceding distribution date; and

      o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

                                 Use of Proceeds

      The depositor will apply the net proceeds from the sale of the securities to the purchase of Issuing Entity Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Issuing Entity Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  The Depositor

      IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Issuing Entity Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B., a federal savings bank organized under the laws of the United States. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

      The depositor's obligations after issuance of the securities include delivery of the Issuing Entity Assets and certain related documents and instruments, repurchasing Issuing Entity Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first and/or subordinate priority perfected security interest in the Issuing Entity Assets.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                              Mortgage Loan Program

      The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under "Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

Underwriting Standards

      The applicable prospectus supplement may provide for the seller's representations and warranties relating to the mortgage loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting police of the FHA or the VA, as the case may be.

Underwriting Process

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the Property as collateral. The most comprehensive of the programs emphasize both.

      In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the Property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

      Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

      In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

      Certain of the types of mortgage loans that may be included in an issuing entity may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

      Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

Representations by Sellers; Repurchases

      Each seller or, in some cases originator, will have made representations and warranties in respect of the mortgage loans sold by the seller or originator and evidenced by a series of securities. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

      o that a lender's policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

      o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

      o that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement or sale and servicing agreement, as applicable) and that the Property was free of material damage;

      o that there were no delinquent tax or assessment liens against the Property; and

      o that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

      As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      As indicated in the related pooling and servicing agreement, the representations and warranties of a seller or originator in respect of a mortgage loan will be made as of the date of initial issuance of the series of securities, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of securities evidencing an interest in the mortgage loan. Because the representations and warranties of a seller or originator do not address events that may occur following the sale of a mortgage loan by the seller or originator or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, the representations concerning fraud in the origination of the mortgage loan will be limited to the extent the seller or originator has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the issuing entity for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of securities. If the servicer is also a seller or originator of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

      The trustee, if the servicer is the seller or originator, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to either

      o repurchase the mortgage loan from the issuing entity at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller or originator is the servicer with respect to the mortgage loan or

      o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

      If an election is to be made to treat an issuing entity or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related issuing entity or from any holder of the related residual certificate. See "Description of the Securities-- General" and in the related prospectus supplement. Except in those cases in which the servicer is the seller or originator, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a seller or originator.

      Neither the depositor nor the servicer (unless the servicer is the seller) will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Issuing Entity Assets."

                                Static Pool Data

      If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

      Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

      o with respect to information regarding prior securitized pools of IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

      o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

      Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                          Description of the Securities

      The prospectus supplement relating to the securities of each series to be offered under this prospectus will, among other things, set forth for the securities, as appropriate:

      o a description of the class or classes of securities and the rate at which interest will be passed through to holders of each class of securities entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

      o the initial aggregate principal balance of each class of securities included in the series, the dates on which distributions on the securities will be made and, if applicable, the initial and final scheduled distribution dates for each class;

      o information as to the assets comprising the issuing entity, including the general characteristics of the Issuing Entity Assets included in the issuing entity and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the issuing entity, and the amount and source of any reserve fund;

      o the circumstances, if any, under which the issuing entity may be subject to early termination;

      o the method used to calculate the amount of principal to be distributed with respect to each class of securities;

      o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

      o     the distribution dates with respect to the series;

      o additional information with respect to the plan of distribution of the securities;

      o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

      o the aggregate original percentage ownership interest in the issuing entity to be evidenced by each class of securities;

      o information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class; and

      o     information as to the seller, the servicer and the trustee.

      Each series of certificates will be issued pursuant to a separate Pooling and Servicing Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related issuing entity and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Issuing Entity Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

      A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related issuing entity. The following are descriptions of the material provisions which may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Transaction Management. The following summaries describe material provisions that may appear in each agreement.

General

      The securities of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related issuing entity. In the case of notes, the securities will be secured by the assets of the related issuing entity. In both cases, the securities will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Issuing Entity Assets will not be insured or guaranteed by any governmental entity or other person. Each issuing entity will consist of, to the extent provided in the related agreement,

      o the Issuing Entity Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

      o the assets required to be deposited in the related Security Account from time to time;

      o property that secured a mortgage loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

      o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

      If specified in the related prospectus supplement, an issuing entity may also include one or more of the following: reinvestment income on payments received on the Issuing Entity Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

      Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Issuing Entity Assets in the related issuing entity. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Issuing Entity Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under"--Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Issuing Entity Assets in the related issuing entity, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

      The trustee will make distributions of either or both of principal and interest on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

      The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code of certain classes of securities may result in "prohibited transactions" within the meaning of ERISA and Section 4975 of the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the applicable agreement.

      As to each series, an election may be made to treat the related issuing entity or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series for which a REMIC election is to be made, the servicer or a holder of the related residual interest or ownership will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer's reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the issuing entity or from any holder of the related residual certificate or ownership interest. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual securities are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classers of securities of the series.

Distributions on Securities

      General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

      The trustee will make distributions allocable to principal of and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

      Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held in the Security Account for distribution on future distribution dates.

      Distributions of Interest. Interest will accrue on the aggregate original balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

      With respect to any class of accrual securities, any interest that has accrued but is not paid on a given distribution date will be added to the Class Security Balance of the class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual securities in the issuing entity, as reflected in the Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

      Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The Class Security Balance of any class of securities entitled to distributions of principal will be the original Class Security Balance of the class of securities specified in the prospectus supplement,

      o reduced by all distributions reported to the holders of the securities as allocable to principal

      o in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities,

      o in the case of adjustable rate securities, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization, and

      o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

      A series of securities may include one or more classes of senior securities and one or more classes of subordinate securities. If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" and "Credit Enhancement--Subordination of the Subordinated Securities" in the related prospectus supplement.

      Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Issuing Entity Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

      To the extent provided in the related prospectus supplement, each servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer's determination that the advances will be recoverable out of late payments by obligors on the Issuing Entity Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, each servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses.

      If the servicer makes advances from funds being held for future distribution to securityholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Security Account on the distribution date would be less than the amount required to be available for distributions to securityholders on the distribution date. Any advances will be reimbursable to the servicer out of recoveries on the specific Issuing Entity Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement or sale and servicing agreement, as applicable). In addition, advances by the servicer also will be reimbursable to the servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

      In the event that the servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

Mandatory Auction

      The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

Categories of Classes of Securities

      In general, classes of pass-through securities fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.



                                            Definition
Categories of Classes                    Principal Types

Accretion Directed
  Class ................. A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Issuing Entity Assets or other assets of the issuing entity for the related series.

Companion Class ......... A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Class ......... A class consisting of "components." The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

                                            Definition
Categories of Classes                    Principal Types

Non-Accelerated Senior
  or NAS ................ A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out) (1) principal prepayments on the underlying Issuing Entity Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the issuing entity and/or (2) scheduled principal payments on the underlying Issuing Entity Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Issuing Entity Assets of which the NAS Class is locked out will be distributed to the other classes of senior securities.

Notional Amount
  Class ................. A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal
  Class or PACs ......... A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled Principal
  Class ................. A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay Class .... Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip Class ............. A class that receives a constant proportion, or
                          "strip," of the principal payments on the underlying Issuing Entity Assets or other assets of the issuing entity.

Super Senior Class ...... A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class (the "Support Class") until the Class Security Balance of the Support Class is reduced to zero.


Support Class ........... A class that absorbs realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated securities are no longer outstanding.

                                            Definition
Categories of Classes                    Principal Types

Targeted Principal
  Class or TACs ......... A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Issuing Entity Assets.

                                         Interest Types

Fixed Rate .............. A class with an interest rate that is fixed throughout the life of the class.

Floating Rate ........... A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate ... A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate ........... A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only ........... A class that receives some or all of the interest payments made on the underlying Issuing Entity Assets or other assets of the issuing entity and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.



Principal Only .......... A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual ......... A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.



Accrual ................. A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.


      Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

      If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Page LIBOR01, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Page LIBOR01, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

      Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

            (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

            (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o LIBOR as determined on the previous LIBOR determination date or

            o     the reserve interest rate.

      The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

            o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

            o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

            (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The

Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the LIBOR method described under "LIBO Method."

      The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the rate of interest for the applicable classes for the related interest accrual period will (in the absence of manifest error) be final and binding.

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600 or via the internet at http://www.fhlbsf.com/cofi/monthly/monthly.asp.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The calculations agent's determination of COFI and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the particular series of securities. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

      The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the applicable agreement relating to the particular series of securities. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

      The Indices described above that are applicable to the Issuing Entity Assets for an issuing entity will be disclosed in the related prospectus supplement.

Book-Entry Securities

      If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

      o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

      o indirectly through organizations that are participants in these systems.

      Each class of book-entry securities will be issued in one or more securities that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

      The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

      Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

      Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

      Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical transfer of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

      Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related issuing entity will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

      Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

      The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

      o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

      o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

      Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Clearance, Settlement and Tax Documentation Procedures

      Except in certain limited circumstances, the securities offered by a prospectus supplement, other than any residual securities, will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, upon request, through

Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as Participants.

      Investors electing to hold their Global Securities through DTC or through Clearstream or Euroclear accounts will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on each class of Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global

Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear Participant's particular cost of funds.

      Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            2. borrowing the Global Securities in the United States from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear Participant.

      Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

o Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Exchangeable Securities

      General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

      If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each exchangeable security will represent a beneficial ownership interest in the class or classes of securities deposited with the trustee in connection with the exchange (these classes of certificates will be referred to in the related prospectus supplement as the "depositable securities"). The classes of depositable securities will be deposited in a separate trust fund, referred to in this prospectus as the "exchangeable securities trust fund," which will also be established pursuant to the pooling and servicing agreement or trust agreement establishing the trust fund that issues the depositable securities. The trustee for the issuing entity that issues the depositable securities will also serve as trustee of the exchangeable securities trust fund. The exchangeable securities will be issued by the exchangeable securities trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, the class or classes of depositable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of depositable securities may be exchanged for one or more classes of related exchangeable securities. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination or for the related depositable securities. This process may be repeated again and again.

      The descriptions in the related prospectus supplement of the securities of a series that includes depositable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

      Exchanges. If a holder elects to exchange its depositable securities for related exchangeable securities, the following three conditions must be satisfied:

      o the aggregate security balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate security balance, immediately prior to the exchange, of the depositable securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

      o the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the depositable securities; and

      o the class or classes of depositable securities must be exchanged in the proportions, if any, described in the related prospectus supplement.

      There are different types of combinations of depositable securities and of exchangeable securities that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

      o a class of depositable securities with a floating interest rate and a class of depositable securities with an inverse floating interest rate may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes of depositable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate. In addition, the aggregate security balance of the two depositable classes with interest rates that vary with an index would equal the security balance of the exchangeable class with the fixed interest rate.

      o an interest-only class and a principal only class of depositable securities may be exchangeable, together, for a class of exchangeable securities that is entitled to both principal and interest payments. The security balance of the principal and interest class of exchangeable securities would be equal to the principal balance of the depositable principal only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the security balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

      o two classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two depositable classes, and a fixed interest rate that, when applied to the security balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two depositable classes.

      In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

      o a class of depositable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

      o a class of depositable securities that is a Planned Principal Class or Targeted Principal Class, and a class of depositable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding security balance or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, security balance or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

                               Credit Enhancement

General

      Credit enhancement may be provided for one or more classes of a series of securities or with respect to the Issuing Entity Assets in the related issuing entity. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

      If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more other classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Issuing Entity Assets and losses with respect to the Issuing Entity Assets will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Issuing Entity Assets over the lives of the securities or at any time, the aggregate losses on Issuing Entity Assets which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Issuing Entity Assets or aggregate losses on the Issuing Entity Assets were to exceed the amount specified in the related prospectus supplement, senior securityholders would experience losses on the securities.

      In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

      If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

      As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to senior securityholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

         With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

Letter of Credit

      Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

      o     the mortgage loans on the related cut-off date, or

      o     one or more classes of securities.

      If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a mortgage loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Mortgage Pool Insurance Policies

      If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

            In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

      o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

      o hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

      o if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

      o the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances.

      Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the Property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any Property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

      The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a Property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

Special Hazard Insurance Policies

      If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Agreements--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

      The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

      If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Reserve Fund

      If so specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by one or more reserve funds held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether a reserve fund will be included in the issuing entity for a series.

      The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same issuing entity. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related issuing entities. If applicable, the related prospectus supplement will identify the issuing entities to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified issuing entities.

Insurance Policies, Surety Bonds and Guaranties

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, an issuing entity may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the issuing entity, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the issuing entity may include a guaranteed investment contract pursuant to which the issuing entity is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

      If provided in the prospectus supplement for a series, a portion of the interest payment on each mortgage loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Issuing

Entity Assets in the related issuing entity. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

      If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

Financial Instruments

      If specified in the related prospectus supplement, the issuing entity may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the issuing entity and whose primary purpose is not to provide credit enhancement related to the assets in the issuing entity or the securities issued by the issuing entity. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the issuing entity from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series

      If an issuing entity includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Deposit Agreements

      If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

                       Yield and Prepayment Considerations

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Issuing Entity Assets included in the related issuing entity. The original terms to maturity of the underlying mortgage loans of the Issuing Entity Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges or limit prepayments thereof, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Issuing Entity Assets will affect the weighted average lives of the related securities.

      The rate of prepayment on the mortgage loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first-lien mortgage loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first-lien mortgage loans.

      A number of factors may affect the prepayment experience of the mortgage loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans, home equity line of credit loans or any other type of mortgage loan for federal income tax purposes may further increase the rate of prepayments of the mortgage loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

      Collections on home equity line of credit loans may vary because, among other things, borrowers may:

      o     make payments as low as the minimum monthly payment for any month,

      o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

      o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that mortgage loan.

      In addition, borrowers may fail to make the required periodic payments. Collections on the mortgage loans also may vary due to seasonal purchasing and borrowers' payment habits.

      The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying Property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

      The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

      When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

      Even if the Properties underlying the mortgage loans held in the issuing entity or securing Mortgage-Backed Securities provide adequate security for the mortgage loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

      Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

      State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the issuing entity or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

      If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying mortgage loans.

      Under specified circumstances, the servicer or the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of an issuing entity thereby effecting earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

      Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Issuing Entity Assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

Prepayment Standards or Models

      Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

      The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 The Agreements

      The following is a discussion of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

Assignment of Issuing Entity Assets

      Assignment of the Mortgage Loans. At the time of issuance of the securities of a series, the depositor will cause the mortgage loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

         In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

      o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

      o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

      o     an assignment of the mortgage to the trustee in recordable form and

      o any other security documents specified in the related prospectus supplement or the related agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, for administrative convenience and facilitation of servicing and to reduce closing costs, the assignments of mortgage shall not be required to be submitted for recording (except with respect to any mortgage loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrade by any rating agency of the rating on any class of securities (without regard to any financial guaranty policy); provided, however, that each assignment of mortgage shall be submitted for recording by the applicable seller (at the direction of the servicer) in the manner described above, at no expense to the Issuing Entity or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of the Certificates entitled to at least 25% of the voting rights of the securities issued by an issuing entity or by the NIM Insurer, if any, (ii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the applicable seller, (iii) the occurrence of a servicing transfer and (iv) if the applicable seller is not the servicer and with respect to any one assignment of mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the mortgagor under the related mortgage. Notwithstanding the foregoing, if the servicer is unable to pay the cost of recording the assignments of mortgage, such expense shall be paid by the Trustee and shall be reimbursable out of the applicable Securities Account.

      If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Requirement Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS(R) for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS(R).

      With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

      o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, so provides, a lost note affidavit),

      o     the original security agreement,

      o     the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o     an executed financing agreement and

      o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

      The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

      For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."

      The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

      o purchase the related mortgage loan from the issuing entity at the Purchase Price or,

      o if specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements.

      There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce the seller's obligation, the servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to an issuing entity for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

      Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from an issuing entity for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

      Although the depositor has expressed in the agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

      Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Issuing Entity--Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

Payments on Issuing Entity Assets; Deposits to Security Account

      The servicer or servicers will establish and maintain or cause to be established and maintained for the related issuing entity a separate account or accounts for the collection of payments on the related Issuing Entity Assets in the issuing entity (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be one of the following:

      o an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of either such holding company or the depository institution or trust company, whichever are rated higher) have (x) if Moody's is a rating agency at the time amounts are held on deposit therein, the highest short-term ratings of Moody's (which shall be Prime-1), (y) if Fitch is a rating agency at the time any amounts are held on deposit therein, the highest short-term rating of Fitch (which shall be F1 for funds held for less than 30 days, and F1+ for funds held for longer than 30 days and less than 365 days) and (z) if S&P is a rating agency at the time any amounts are held on deposit therein, a short-term rating of at least A-2, for funds held no longer than 30 days, and, if funds will be held longer than 30 days and less than 365 days, a short-term rating of at least A-1+,

      o if either of Moody's or Fitch is a Rating Agency, an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained,

      o a trust account or accounts maintained with (a) the trust department of a federal or a state chartered depository institution or (b) a trust company, acting in a fiduciary capacity or

      o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities at the request of the depositor.

      The collateral eligible to secure amounts in the Security Account is limited to defined permitted investments. A Security Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

      Unless otherwise indicated in the applicable prospectus supplement, the servicer will deposit or cause to be deposited in the Security Account for each issuing entity on a daily basis, to the extent applicable and unless the related prospectus supplement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

      o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

      o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by any servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o all proceeds of any mortgage loan or property in respect thereof purchased by any servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "The Agreements--Assignment of Issuing Entity Assets" above and all proceeds of any mortgage loan repurchased as described under "The Agreements--Termination; Optional Termination";

      o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

      o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

      o all other amounts required to be deposited in the Security Account pursuant to the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, any servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

      o to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

      o to reimburse the servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

      o to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

      o to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

      o to reimburse the servicer for (a) unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made and (b) unreimbursed out-of-costs and expenses incurred for which such advances are not recoverable from the borrower under applicable law;

      o to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

      o to reimburse the servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the related agreement;

      o     to pay any lender-paid primary mortgage insurance premium;

      o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and

      o to clear and terminate the Security Account upon termination of the related agreement.

      In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

      Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. Each servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."

Pre-Funding Account

      If specified in the related prospectus supplement, the servicer or servicers will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the offering proceeds of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

      In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "Capitalized Interest Account") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

Collection Procedures

      Each servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

      Consistent with the above and pursuant to the authority granted to each servicer in the related agreement, a servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

      The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

      Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity's ability to sell and realize the value of shares securing a cooperative loan.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

The Surety Provider

      The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).

Hazard Insurance

      The related prospectus supplement may provide otherwise, but the servicer will generally require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. The coverage will be in an amount that is at least equal to the lesser of

      o the maximum insurable value of the improvements securing the mortgage loan or

      o     the greater of

            o     the outstanding principal balance of the mortgage loan and

            o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. If a servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of an issuing entity, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited therein but for the clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the Property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" and "Credit Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

      Each servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

      Primary Mortgage Insurance Policies. Each servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. Each servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

      Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; and physical damage to the Property.

      Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

            o     advance or discharge

                  o     all hazard insurance policy premiums and

                  o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

            o upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

            o tender to the primary insurer good and merchantable title to and possession of the Property.

      The servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

      If the Property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged Property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the Property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the issuing entity will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

      If a servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the issuing entity may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

      FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

      The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

      The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Property.

      The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      Application of Liquidation Proceeds. Unless the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

            first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;

            second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

            third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

            fourth, as a recovery of principal of the mortgage loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a mortgage loan will be retained by the servicer as additional servicing compensation.

      If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the Class Security Balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the Class Security Balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the Class Security Balance of each such class of securities. Holders of securities whose Class Security Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the Class Security Balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

      The principal servicing compensation to be paid to each servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related issuing entity. As compensation for its servicing duties, each servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally each servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

      Each servicer will, to the extent provided in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of each servicer and each seller. In addition, as indicated in the preceding section, each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

      Each agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, throughout the preceding year.

      Each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Issuing Entity Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

            o     general servicing considerations;

            o     cash collection and administration;

            o     investor remittances and reporting; and

            o     pool asset administration.

      Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

      Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

List of Securityholders

      Each agreement will provide that three or more holders of securities of any series may, by written request to the trustee, obtain access to the list of all securityholders maintained by the trustee for the purpose of communicating with other securityholders with respect to their rights under the applicable agreement and the securities.

Certain Matters Regarding the Servicer and the Depositor

      Each servicer under each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will be named in the related prospectus supplement. Any entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

      Each agreement will provide that each servicer may not resign from its obligations and duties under the agreement except

      o upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the securities of the related series, or

      o upon a determination that the performance by it of its duties under the agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

      Each agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the applicable agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, or for reckless disregard of obligations and duties under the applicable agreement. Each agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific Mortgage Asset or Issuing Entity Assets (except any loss, liability or expense otherwise reimbursable pursuant to the related agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or for reckless disregard of obligations and duties under the related agreement. In addition, each agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under that agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to that agreement and the rights and duties of the parties to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the issuing entity, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

      Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

Events of Default

      Pooling and Servicing Agreement; Sale and Servicing Agreement; Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of

      o any failure by the servicer to deposit in the Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities having not less than 25% of the voting rights evidenced by the securities;

      o any failure by the servicer to make an advance as required under the agreement, unless cured as specified therein;

      o any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the securities; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the servicer under the agreement relating to the issuing entity and in and to the related Issuing Entity Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

      If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $15,000,000 to act as successor to the servicer under the agreement. Pending any appointment, the trustee is obligated to act as servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the agreement.

      Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

      If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Issuing Entity Assets and the other assets of the issuing entity described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

      o a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

      o failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

            o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

            o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

      If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

            o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

            o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

            o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

      If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related securityholders.

      If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

      Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following and event of default.

Amendment

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the securityholders,

            (a) to cure any ambiguity or mistake;

            (b) to correct any defective provision in the agreement or to supplement any provision in the agreement that may be inconsistent with any other provision in it;

            (c) to conform the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

            (d) to add to the duties of the depositor, any seller or any servicer;

            (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to comply with any rules or regulations promulgated by the SEC from time to time;

            (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable; or

            (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

      In addition, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the issuing entity, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful ensure the proper operation of the master REMIC, to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicers and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on Issuing Entity Assets that are required to be distributed on any security without the consent of the holder of the security,

            (b) amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the issuing entity from engaging in any activity that would disqualify the issuing entity from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66?% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

            (c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the issuing entity to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

      Pooling and Servicing Agreement, Sale and Servicing Agreement or Servicing Agreement. Generally, the obligations created by each agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the servicer and required to be paid to them pursuant to the agreement following the later of

      o the final payment or other liquidation of the last of the Issuing Entity Assets subject to it or the disposition of all property acquired upon foreclosure of the Issuing Entity Assets remaining in the issuing entity and

      o the purchase by any servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related issuing entity of all of the remaining Issuing Entity Assets and all property acquired in respect of the Issuing Entity Assets.

      Any purchase of Issuing Entity Assets and property acquired in respect of Issuing Entity Assets evidenced by a series of securities will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Issuing Entity Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Issuing Entity Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to an issuing entity, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

      Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

      In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

      The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

The Trustee

      The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, any servicer and any of their respective affiliates.

                  Certain Legal Aspects of the Mortgage Loans

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the issuing entity for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

General

      The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

      In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

      Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

      In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien against the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "potentially responsible parties," including "owners" or "operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

      If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

      CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

Due-on-sale Clauses

      Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan may be accelerated by the mortgagee. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

Prepayment Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws

      Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular issuing entity, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the readjustment of its payment schedule beyond the completion of military service. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

                    Material Federal Income Tax Consequences

      The following discussion is the opinion of Sidley Austin LLP, Heller Ehrman LLP, Orrick, Herrington & Sutcliffe LLP or Thacher Proffitt & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of securities. The opinion of the applicable law firm is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold securities as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of securities.

      General

      The federal income tax consequences to Holders will vary depending on whether

o     the securities of a series are classified as indebtedness;

o an election is made to treat the issuing entity relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

o the securities represent an ownership interest in some or all of the assets included in the issuing entity for a series; or

o an election is made to treat the issuing entity relating to a particular series of certificates as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related issuing entity containing an opinion of tax counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

      Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing REMIC regular interests ("Regular Interest Securities") will be referred to hereinafter collectively as "Debt Securities."

Taxation of Debt Securities

      Original Issue Discount and Premium. The Debt Securities may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Debt Security and its "issue price." Holders of any class of securities issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Debt Securities (the "Debt Securityholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the original yield to maturity of the Debt Securities calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Debt Securities (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Debt Securities and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Debt Securities. The prospectus supplement for each series of Debt Securities will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Debt Securities will prepay at the Prepayment Assumption or at any other rate.

      Regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

      In general, each Debt Security will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial securityholder for accrued interest that relates to a period before the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the security exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Debt Security that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the securities' stated redemption price at maturity. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Debt Securities is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Debt Securities to accrue income on the securities under the OID Regulations.

      Under the de minimis rule, OID on a Debt Security will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Security will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to an issuing entity may provide for certain Debt Securities to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Securities"). The income tax treatment of Super-Premium Securities is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of Super-Premium Securities is the sum of all payments to be made on these Debt Securities determined under the Prepayment Assumption, with the result that these Debt Securities would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. However, if the Super-Premium Securities were treated as contingent payment obligations, it is unclear how holders of those securities would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Securities should be limited to their principal amount (subject to the discussion under "--Accrued Interest Securities"), so that the Debt Securities would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Debt Securities --Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Security. It is possible that a holder of a Super-Premium Security may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Security. Absent further guidance, the trustee intends to treat the Super-Premium Securities as described in this prospectus.

      Under the REMIC Regulations, if the issue price of a Regular Interest Security (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such a Debt Security generally should not be treated as a Super-Premium Security and the rules described under "--Debt Securities--Premium" should apply. However, it is possible that Regular Interest Securities issued at a premium, even if the premium is less than 25% of the security's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize the premium.

      Generally, a Debt Securityholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Debt Security for each day a securityholder holds the Debt Security, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Debt Securities, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

      o     adding

            o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Debt Securities as calculated under the Prepayment Assumption) of all remaining payments to be received on the Debt Securities under the Prepayment Assumption and

            o any payments included in the stated redemption price at maturity received during the same accrual period, and

o subtracting from that total the adjusted issue price of the Debt Securities at the beginning of the same accrual period.

The adjusted issue price of a Debt Security at the beginning of the first accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Debt Security. In computing the daily portions of OID for a subsequent purchaser of a Debt Security (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Debt Security exceeds the following amount:

      o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Debt Securityholder (who purchased the Debt Security at its issue price), less

      o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Debt Security for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate Debt Securities. Debt Securities may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

      The amount of OID with respect to a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the security. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the depositor intends to treat Debt Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate securities. In such case, the weighted average rate used to compute the initial pass-through rate on the Debt Securities will be deemed to be the index in effect through the life of the Debt Securities. It is possible, however, that the IRS may treat some or all of the interest on Debt Securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Debt Securities. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Debt Securities may be subject to accrual using a constant yield method notwithstanding the fact that these securities may not have been issued with "true" non-de minimis original issue discount.

      Election to Treat All Interest as OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities. If such an election were to be made with respect to a Debt Security with market discount, a securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Debt Securities --Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

      Market Discount. A purchaser of a Debt Security may also be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Debt Security's stated principal amount or, in the case of a Debt Security with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Debt Security from an original holder) over the price for the Debt Security paid by the purchaser. A securityholder that purchases a Debt Security at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing securityholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a Debt Security will be considered to be zero if the amount allocable to the Debt Security is less than 0.25% of the Debt Security's stated redemption price at maturity multiplied by the number of complete years to maturity remaining after the date of purchase. In interpreting the de minimis threshold with respect to original issue discount on obligations payable in installments, however, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. See "-- Original Issue Discount and Premium" above. If market discount on a Debt Security is considered to be zero under this de minimis rule, the actual amount of market discount must be allocated to the remaining principal payments on the Debt Security, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued. Therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Debt Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder of a Debt Security that acquires the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to p(ur)chase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Debt Security. For these purposes, the de minimis rule referred to above applies. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the holder held the Debt Security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Debt Securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Debt Securityholder in that taxable year or thereafter.

      Premium. A purchaser of a Debt Security that purchases the Debt Security at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Debt Security at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Debt Security for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Debt Securities without regard to whether the securities have OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Debt Securities and will be applied as an offset against the interest payment. Prospective purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Deferred Interest. Certain classes of Debt Securities will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Debt Securities will constitute income to the holders of the securities before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the securities will constitute qualified stated interest or whether all or a portion of the interest payable on the securities must be included in the stated redemption price at maturity of the securities and accounted for as OID (which could accelerate the inclusion). Interest on Debt Securities must in any event be accounted for under an accrual method by the holders of the securities and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Debt Securities.

      Effects of Defaults and Delinquencies. Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions on the subordinated securities attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated securityholders are urged to consult their own tax advisors on this point.

      Sale, Exchange or Redemption. If a Debt Security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Debt Security. The adjusted basis generally will equal the cost of the Debt Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Debt Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Debt Security will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Debt Security. A Debt Securityholder who receives a final payment that is less than the holder's adjusted basis in the Debt Security will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Debt Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code. Gain from the sale or other disposition of a Debt Security that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes market discount and (b) in the case of Regular Interest Securities, to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Debt Security had income accrued on it at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of the Regular Interest Security, over the amount actually includible in the holder's income. In addition, the Debt Securities will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Debt Security by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      A portion of any gain from the sale of a Debt Security that might otherwise be capital gain may be treated as ordinary income to the extent that the Debt Security is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      The Debt Security information reports will include a statement of the adjusted issue price of the Debt Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Debt Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Securities. Certain of the Debt Securities ("Payment Lag Securities") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Securities and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Securities for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Debt Securities accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Debt Security is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Debt Security provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Debt Security. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Securities. Therefore, in the case of a Payment Lag Security, the issuing entity intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the securityholder has held the Payment Lag Security during the first accrual period.

      Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Securities.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of securities may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the securities of the related series have been otherwise retired. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their securities, including any loss resulting from the failure to recover previously accrued interest or discount income.

      Subsequent Recoveries. The Class Security Balance of securities that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Agreements--Realization Upon Defaulted Mortgage Loans--Application of Liquidation Proceeds." An increase in a principal balance caused by a Subsequent Recovery should be treated by the securityholder as ordinary (or capital) income to the extent that the securityholder claimed an ordinary (or capital) deduction for any decrease in the principal balance caused by Realized Losses. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their securities as a result of Subsequent Recoveries. "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

      Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf other than in connection with a United States trade or business carried on by such non-U.S. Person will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Debt Security, unless such non-U.S. Person holds, directly or indirectly, 10% or more of the capital or profits interest of the issuing entity, in the case of a Debt Security other than a Regular Interest Security, or unless such non-U.S. Person is a controlled foreign corporation related to the issuing entity in a particular transaction or a bank receiving interest described in section 881(c)(3)(A) of the Code. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a Regular Interest Security held by a holder of a Residual Certificate that owns directly or indirectly a 10% or greater interest in the Residual Certificates. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons." If the holder does not qualify for exemption, distributions of interest, including distributions of accrued OID, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable treaty.

      Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

      In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

      Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Treasury Regulations under Code Sections 1441 and 1442.

                  REMIC Securities

      The issuing entity relating to a series of securities may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates" and "--Prohibited Transactions"), if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that an issuing entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related securities (the "REMIC Securities") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of an issuing entity as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, as applicable, each issuing entity that elects REMIC status will qualify as a REMIC, and the related securities will be considered to be regular interests ("Regular Securities") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make one or more REMIC elections and whether a class of securities will be treated as a regular or residual interest in the REMIC. With respect to each issuing entity for which a REMIC election is to be made, tax counsel will issue an opinion confirming the conclusions expressed above concerning the status of the issuing entity as a REMIC and the status of the securities as representing regular or residual interests in a REMIC.

      In general, with respect to each series of securities for which a REMIC election is made, securities held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on securities held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the securities will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Securities will be considered to be real estate assets for purposes of Code Section 856(c).

      In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Tax Status as a Grantor Trust--Single Class of Securities." REMIC Securities held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Securities held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Securities held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

      Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as separate REMICs (respectively, the "Subsidiary REMIC" or "REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of securities, assuming compliance with all provisions of the related agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Securities issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Securities or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each issuing entity for which more than one REMIC election is to be made, tax counsel will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the securities as regular or residual interests in a REMIC.

      To the extent more than one REMIC election is made with respect to portions of an issuing entity, only the REMIC Securities issued by the Master REMIC will be offered under this prospectus. Solely for purposes of determining whether the REMIC Securities issued by an issuing entity will be "real estate assets" within the meaning of Code Section 856(c)(4)(A); whether the REMIC Securities will be "loans secured by an interest in real property" under Code
Section 7701(a)(19)(C); and whether the income on the securities is interest described in Code Section 856(c)(3)(B), all related Subsidiary REMICs and the Master REMIC will be treated as one REMIC.

   a. Regular Securities

      General. Except as otherwise stated in this discussion, Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Interest Securities under an accrual method. For a general discussion of the tax consequences of investing in Regular Interest Securities, see the discussion above under "Taxation of Debt Securities."

      Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Securityholders that are "pass-through interest holders." Securityholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Securities. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

      The IRS issued proposed regulations on August 24, 2004, concerning the accrual of interest income by the holders of Regular Securities. The proposed regulations would create a special rule for accruing OID on Regular Securities that provide for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payments accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, holders of such Regular Securities would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Security issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a Regular Security to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect Regular Securities issued before the date the final regulations are published in the Federal Register.

      On August 24, 2004, the IRS issued a notice of proposed rulemaking regarding the timing of income and deductions attributable to interest-only Regular Securities. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing Regular Securities that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield Regular Securities, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

   b. Residual Certificates

      Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the securities or as debt instruments issued by the REMIC.

      A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. Consequently, holders of Residual Certificates should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Securities and, except as described under "--Regular Securities--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Securities due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Securities. The REMIC's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Securities and the Residual Certificates (or, if a class of securities is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Securities. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the Regular Securities. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Securities except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Securities will be added to the issue price of the Regular Securities in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption "Subsequent Recoveries."

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Securityholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each securityholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Securities, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Securities.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Security or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. Unless they are amended, these provisions of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to this statute.

      Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

      Furthermore, for purposes of the alternative minimum tax: (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of clause (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The issue price of a Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the IRS has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as an excess inclusion if the Residual Certificates are considered not to have significant value.

      In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common issuing entities and certain cooperatives are subject to similar rules. Code Section 860E(d) provides that the foregoing rules will be prescribed under Treasury Regulations that have yet to be issued.

      Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

      Holders of Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the Residual Certificates will initially equal the amount paid for the Residual Certificates and will be increased by the Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the Residual Certificateholders. To the extent the Residual Certificateholders' initial bases are less than the distributions to the Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the Residual Certificateholders on these distributions and will be treated as gain from the sale of their Residual Certificates.

      Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

      Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Securities -- b. Residual Certificates." Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "-- b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "-- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors."

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Securities -- a. Regular Securities -- Treatment of Realized Losses" in the prospectus.

   c. Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the securities. It is not anticipated that the issuing entity for any series of securities will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to an issuing entity as to which an election has been made to treat the issuing entity as a REMIC made after the day on which the issuing entity issues all of its interest could result in the imposition of a tax on the issuing entity equal to 100% of the value of the contributed property (the "Contributions Tax"). No issuing entity for any series of securities will accept contributions that would subject it to a Contributions Tax.

      In addition, an issuing entity as to which an election has been made to treat the issuing entity as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of securities results from a breach of the related servicer's, trustee's or seller's obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, for the series, the tax will be borne by the servicer, trustee or seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller. If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the issuing entity for the series and will result in a reduction in amounts available to be distributed to the securityholders of the series.

   d. Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificates. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

      Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

   e. Tax-Exempt Investors

      Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess Inclusions."

   f. Tax-Related Restrictions on Transfers of Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common issuing entity; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

      Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Tax Status as a Grantor Trust--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "offshore location"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

      Under the first alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and
(c) the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if: (a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate,
(b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

      The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the

REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Status as a Grantor Trust

      If a REMIC election is not made, the issuing entity will not be classified as an association taxable as a corporation and, unless a partnership election is made, the issuing entity will be classified as a grantor trust under subpart E,
Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of securities will be treated for federal income tax purposes as owners of a portion of the issuing entity's assets as described below. Tax counsel will issue an opinion confirming the above-stated conclusions for each issuing entity for which no REMIC or partnership election is made.

   a. Single Class of Securities

      Characterization. The issuing entity may be created with one class of securities. In this case, each securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by the securities and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the issuing entity. Any amounts received by a securityholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each securityholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans held by the issuing entity, including interest, original issue discount ("OID"), if any, prepayment charges, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuing entity. Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the issuing entity plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income and to the extent permitted under Section 68 of the Code. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. A securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A securityholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of securities:

      o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of Code
            Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

      o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

      o a certificate owned by a REMIC will represent an "obligation ... which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Buydown Loans. Certain issuing entities may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a securityholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of securities that includes buydown loans will specify whether apportionment would be required.

      Premium. The price paid for a security by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A securityholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans were originated after September 27, 1985. Amortizable bond premium will be treated as an offset to interest income on the security. The basis for the security will be reduced to the extent that amortizable premium is applied to offset interest payments. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

      It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      Regulations dealing with amortizable bond premium (the "Amortizable Bond Premium Regulations") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a securityholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Securities--Securities Representing Interests in Loans Other Than ARM Loans."

      Market Discount. A securityholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a market discount. The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a security will be considered to be zero if the amount allocable to the security is less than 0.25% of the security's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a security is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a security at a market discount also may be required to defer, until the maturity date of the security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the holder held the security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the securityholder in that taxable year or thereafter.

      Election to Treat All Interest As OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a security with market discount, the securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Single Class of Securities--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

   b. Multiple Classes of Securities

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If an issuing entity is created with two classes of securities, one class of securities may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Securities"), while the second class of securities may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Securities").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the securities are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

      Although current authority is not entirely clear, a Stripped Bond Security should be treated as an interest in mortgage loans issued on the day the security is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the security will be required to accrue the discount under the OID rules of the Code. See "--Securities Representing Interests in Loans other than ARM Loans." However, a purchaser of a Stripped Bond Security will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the security was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the issuing entity's mortgage loans.

      The precise tax treatment of Stripped Coupon Securities is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Security should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Security under the OID rules of the Code.

      Based on current authority under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Security purchased at a premium or a Stripped Coupon Security is unclear. If the security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the security, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a security is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any security so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the security that is allocable to the mortgage loan.

      Holders of Stripped Bond Securities and Stripped Coupon Securities are encouraged to consult with their own tax advisors regarding the proper treatment of these securities for federal income tax purposes.

      Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Stripped Coupon Securities would cease if the mortgage loans were prepaid in full, the Stripped Coupon Securities could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated in 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations," but it appears that Stripped Coupon Securities, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as Regular Securities and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Stripped Coupon Securities, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Stripped Coupon Security would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Stripped Coupon Security determines a projected payment schedule on which interest will accrue. Holders of Stripped Coupon Securities are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Stripped Coupon Security.

      The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Stripped Coupon Security. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate, that as of the issue date reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Stripped Coupon Security would be required to include as interest income in each month the adjusted issue price of the Stripped Coupon Security at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

      Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Stripped Coupon Securities, the amount of income reported with respect thereto would be substantially similar to that described under "--Stripped Bonds and Stripped Coupons." Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Stripped Coupon Securities.

      2. Securities Representing Interests in Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

      OID on each security must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a security representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21,

1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Securities or Stripped Coupon Securities, the date the securities are acquired. The holder of a security should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans underlying the securities will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, use the Prepayment Assumption and will take into account events that occur during the calculation period. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the security. No representation is made that any security will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

      Accrual of Original Issue Discount. Generally, the owner of a security must include in gross income the sum of the "daily portions," as defined below, of the OID on any security for each day on which it owns the security, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the securities (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a security at the beginning of the first accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      3. Securities Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the securities, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on securities attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "--Securities Representing Interests in Loans Other Than

ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the securityholder when it accrues. Furthermore, the addition of Deferred Interest to the security's principal balance will result in additional income (including possibly OID income) to the securityholder over the remaining life of the securities.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the securities.

   c. Sale or Exchange of a Security

      Sale or exchange of a security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the security. The adjusted basis of a security generally will equal the seller's purchase price for the security, increased by the OID included in the seller's gross income with respect to the security, and reduced by principal payments on the security previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a security is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the security has been owned for the long-term capital gain holding period (currently more than one year).

      The securities will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank or a thrift institution to which that section applies will be ordinary income or loss.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a conversion transaction within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   d. Non-U.S. Persons

      Generally, to the extent that a security evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by a Withholding Agent to an owner that is not a U.S. Person or a securityholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a security also will be subject to federal income tax at the same rate. Generally, interest or OID paid by a Withholding Agent to an owner that is not a U.S. Person or a securityholder holding on behalf of an owner that is not a U.S. Person would not be subject to withholding to the extent that a security evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the securityholder complies with certain identification requirements (including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a U.S. Person and providing the name and address of the securityholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the issuing entity could be treated as a U.S. real property interest owned by securityholders.

      As used in this prospectus, a "U.S. Person" means

      o     a citizen or resident of the United States,

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

      o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

      In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

      A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Person (which itself is not a Withholding Agent). Generally, the statement required to be delivered by a Non-U.S. Person is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf may have substantially increased reporting requirements. In particular, in the case of securities held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

      Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

      Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

      The securities will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of the borrower of an underlying mortgage loan or, at the time of such individual's death, payments in respect of the securities would have been effectively connected with the conduct by such individual of a trade or business in the United States.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Treasury Regulations under Code Sections 1441 and 1442.

   e. Backup Withholding

      Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

      In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

      Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Treasury Regulations under Code Sections 1441 and 1442

Final Trust Reporting Regulations

      On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of "widely-held mortgage trusts" (that is, any grantor trust in which any interests are held by "middlemen", and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

      Under the final regulations, the trustee will be required to report to the IRS with respect to each beneficial owner of a grantor trust interest who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and does not hold such securities through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust interests.

      The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust interests who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

Tax Characterization of the Issuing Entity as a Partnership

      Tax counsel will deliver its opinion that an issuing entity that is intended to be treated as a partnership will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation.

      If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the issuing entity.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of tax counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v). Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or Stripped Bond Securities or Stripped Coupon Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      The tax consequences of the sale or other disposition of the notes are set forth in the section identified as "Material Federal Income Tax
Consequences--Taxation of Debt Securities--Sale, Exchange or Redemption."

      Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf other than in connection with a United States trade or business carried on by such non-U.S. Person will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on the notes, unless such non-U.S. Person holds, directly or indirectly, 10% or more of the capital or profits interest of the issuing entity or unless such non-U.S. Person is a controlled foreign corporation related to the issuing entity in a particular transaction or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons." If the holder does not qualify for exemption, distributions of interest, including distributions of accrued OID, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable treaty.

      Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

      In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either
(a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

      Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Treasury Regulations under Code Sections 1441 and 1442.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity's expenses.

Tax Consequences to Holders of the Certificates

      Treatment of the Issuing Entity as a Partnership. The issuing entity and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.


      Characterization of Investments in Certificates. For federal income tax purposes,

            (1) Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

            (2) Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(5)(B) and interest on certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the issuing entity based on capital accounts; and

            (3) Certificates held by a regulated investment company will not constitute government securities within the meaning of Code Section 851(b)(3)(A)(i).

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities, Stripped Bond Securities or Stripped Coupon Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity's income will consist primarily of interest and finance charges earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of mortgage loans. The issuing entity's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any issuing entity income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium, if any, payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the issuing entity of premium on mortgage loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the issuing entity will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

      Some or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

      An individual taxpayer's share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

      The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each mortgage loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the mortgage loans were not issued with OID, and, therefore, the issuing entity should not have OID income. However, the purchase price paid by the issuing entity for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the issuing entity acquires the mortgage loans at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the mortgage loans or to offset that premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the issuing entity were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder's basis in its certificates would remain the same.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuing entity income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Among Transferors and Transferees. In general, the issuing entity's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 731 Distributions. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the certificate does not exceed the adjusted basis of the certificateholder's interest in the partnership certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity's assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the issuing entity. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder's allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-l information to nominees that fail to provide the issuing entity with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuing entity.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for those purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder's withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Tax Return Disclosure and Investor List Requirements

      Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a reportable transaction. Material advisors with respect to the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a reportable transaction based upon any of several indicia common to financial transactions, one or more of which may be present with respect to an investment in securities offered under this prospectus and the related prospectus supplement. The Code imposes significant penalties for failure to comply with these disclosure requirements. Investors in securities are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

                            State Tax Considerations

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                              ERISA Considerations

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities deemed to hold "plan assets" of any of the foregoing under the Plan Assets Regulation (as defined below) (each such entity a "Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the issuer were deemed to be assets of the Plan. Under a regulation issued by the United State Department of Labor (the "Plan Assets Regulation"), the assets of the issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the issuer and none of the exceptions to plan asset treatment contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the securities constitute debt for local law purposes, the issuer believes that, at the time of their issuance, the security should not be treated an equity interest in the issuer for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the securities, including the reasonable expectation of purchasers of securities that the securities will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the securities for ERISA purposes could change if the issuer incurred losses. This risk of recharacterization is enhanced for securities that are subordinated to other classes of securities.

      However, without regard to whether the securities are treated as equity interests for purposes of the Plan Assets Regulation, the acquisition or holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the servicer, the trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of securities by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such securities. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a security, each purchaser will be deemed to represent that either (i) it is not acquiring the securities with the assets of a Plan or (ii) the acquisition and holding of the securities will not give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law.

      Governmental plans, as defined in the Code and ERISA, are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective state pension codes with respect to investments in the securities, and the considerations discussed above, to the extent applicable.

      The issuing entity, the servicer, the trustee and the underwriter of the securities of any series may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the securities, the purchase of securities using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the servicer, the trustee or the underwriter of the notes, or any of their respective affiliates:

            o has investment or administrative discretion with respect to plan assets to be invested in the securities;

            o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice
                  (i) will serve as a primary basis for investment decision with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

            o     is an employer maintaining or contributing to the plan,

may not invest in the securities unless an appropriate administrative prohibited transaction exemption applies to the investment.

Underwriter Exemption

      The United States Department of Labor ("DOL") has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

      o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property (a "Designated Transaction");

      o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Ratings ("Fitch") or DBRS Limited or DBRS, Inc. ("DBRS"). However, the certificates must have been rated in one of the two highest generic rating categories by at least one of rating agency and may not be subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate;

      o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

      o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

      o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

      The Underwriter Exemptions will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the trust contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% (but does not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemptions.

      The issuer must also meet the following requirements:

      o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

      o securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's, Fitch or DBRS for at least one year before the Plan's acquisition of securities; and

      o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

      In addition, if the issuer is a legal entity of certain types, the legal document establishing the issuer must contain restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

      o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

      o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

      The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions, including, without limitation, (a) all additional loans must meet the same terms and conditions for determining eligibility as the initial loans;
(b) the additional loans may not result in a lower credit rating; and (c) the characteristics of the additional loans must be substantially similar to those of the loans described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional loans must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller.

      The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

      The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it.) A security that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of PTCE 95-60 are met. If the ratings decline below one of the four highest generic rating categories from S&P, Moody's, Fitch or DBRS, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the securities and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

      The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the securities (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             Method of Distribution

      Securities are being offered hereby in series from time to time (each series evidencing a separate issuing entity) through any of the following methods:

      o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

      In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

      (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

      (c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  Legal Matters

      The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin LLP, New York, New York; Heller Ehrman LLP, New York, New York; Orrick, Herrington & Sutcliffe LLP, Los Angeles, California; or Thacher Proffitt & Wood LLP, New York, New York.

                              Financial Information

      A new issuing entity will be formed for each series of securities and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the related prospectus supplement.

                                     Rating

      It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                INDEX OF PRINCIPAL TERMS

                                                                            Page
                                                                            ----

1986 Act    ......................................................          112
2001 Act..........................................................          103
Agency Securities.................................................           19
Amortizable Bond Premium Regulations..............................          109
Applicable Amount.................................................          102
APR...............................................................           24
ARM Loans.........................................................          112
Asset Conservation Act............................................           89
Capitalized Interest Account......................................           72
CERCLA............................................................           88
CI ...............................................................           50
Class Security Balance............................................           41
Clearstream, Luxembourg...........................................           50
Code..............................................................       37, 91
combination.......................................................           56
Contingent Regulations............................................           92
Contributions Tax........................................ . . . .           105
Cooperative.......................................................           51
cooperative loans.................................................           21
cooperatives......................................................           21
DBC...............................................................           50
Debt Securities...................................................           91
Deferred Interest.................................................          114
depositable securities............................................           56
Designated Transaction............................................          124
DOL...............................................................          124
DTC...............................................................           49
Eleventh District.................................................           47
ERISA.............................................................          123
Euroclear Operator................................................           51
excess inclusion..................................................          103
excess servicing..................................................          111
Exchange Act......................................................           32
exchangeable securities trust fund................................           56
FHA...............................................................           21
FHLBSF............................................................           47
Fitch.............................................................          124
Garn-St Germain Act...............................................           90
Global Securities.................................................           52
Indenture.........................................................           39
Insured Expenses..................................................           70
Issuing Entity Assets.............................................           19
Legislative History...............................................          113
Liquidated Mortgage...............................................           78
market discount...................................................           95
Master REMIC......................................................          100
Moody's...........................................................          124
National Cost of Funds Index......................................           48
New CI............................................................           50
new partnership...................................................          120
Non-U.S. Person...................................................          115
offshore location.................................................          107
OID...............................................................          108
OID Regulations...................................................          112
old partnership...................................................          120
OTS...............................................................           48
Payment Lag Securities............................................           97
phantom income....................................................          101
Plan..............................................................          123
Plan Assets Regulation............................................          123
pre-issuance accrued interest.....................................           97
Prepayment Assumption.............................................           92
Private Mortgage-Backed Securities................................           19
Prohibited Transactions Tax.......................................          105
PTCE..............................................................          123
RCRA..............................................................           89
Regular Interest Securities.......................................           91
Regular Securities................................................           99
Regular Securityholders...........................................           91
Relevant Implementation Date......................................          128
Relevant Member State.............................................          128
Relief Act........................................................       13, 90
REMIC.............................................................           91
REMIC Securities..................................................           99
REMICs............................................................          100
Residual Certificates.............................................           99
Restricted Group..................................................          126
S&P...............................................................          124
SEC...............................................................           20
secured creditor exemption........................................           89
Securities Act....................................................           31
Security Account..................................................           69
Short-Term Note...................................................          117
Single Family Properties..........................................           23
SMMEA.............................................................          127
Stripped ARM Obligations..........................................          113
Stripped Bond Securities..........................................          111
Stripped Coupon Securities........................................          111
Subsequent Recoveries.............................................           98
Subsidiary REMIC..................................................          100
Super-Premium Securities..........................................           93
Temporary regulations.............................................          104
Terms and Conditions..............................................           51
Title V...........................................................           90
U.S. Person....................................................... 55, 107, 115
Underwriter Exemptions............................................          124
VA................................................................           21
W-8BEN............................................................          115

                    IndyMac INDA Mortgage Loan Trust 2007-AR8
                                 Issuing Entity

                                IndyMac MBS, Inc.
                                    Depositor

                              [INDYMAC BANK LOGO]
                          Sponsor, Seller and Servicer

                                  $705,092,100
                                  (Approximate)

               Mortgage Pass-Through Certificates, Series 2007-AR8

                               -------------------
                              PROSPECTUS SUPPLEMENT
                               -------------------

                            Deutsche Bank Securities


      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Mortgage Pass-Through Certificates Series 2007-AR8 in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates Series 2007-AR8 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates Series 2007-AR8 will be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                                November 29, 2007